Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution version

AMENDED AND RESTATED DEVELOPMENT AND COMMERCIALIZATION AGREEMENT
THIS AMENDED AND RESTATED DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (“Agreement”) dated as of December 2, 2015 (“Amended and Restated Date”), is entered into between Array BioPharma Inc., a company organized under the laws of Delaware and having its principal place of business at 3200 Walnut Street, Boulder, CO 80301 USA, (“Array”) and Pierre Fabre Medicament SAS, a company duly organized and existing under the laws of France, having offices and principal place of business at 45, Place Abel Gance 92100 Boulogne Billancourt, France (“PFM”).
BACKGROUND
A.    Array now owns or controls certain patents, know-how and other intellectual property relating to the Products (as defined below);
B.    PFM has experience in developing, marketing and distributing pharmaceutical products;
C.    Array and PFM wish to collaborate on the further development, manufacture and commercialization of the Products, with PFM taking the lead role in such efforts in the PFM Territory (as defined below);
D.    Array is willing to grant to PFM, and PFM desires to obtain, certain exclusive rights and licenses with respect to the development, manufacture, registration and commercialization of the Products in the PFM Territory. Array will retain the right to develop and commercialize the Products for the Array Territory, all on the terms and conditions set forth herein;
E.    Array and PFM entered into the Development and Commercialization Agreement dated as of November 10, 2015 (“Signing Date”), with respect to the development and commercialization of Products (the “Original Agreement”); and
F.    Array and PFM desire to enter into this Amended and Restated Development and Commercialization Agreement in order to amend and restate the Original Agreement, on the terms and the conditions set forth below. This Agreement supersedes the Original Agreement as of the Amended and Restated Date, without retroactive effect.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

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ARTICLE I
DEFINITIONS
1.1    “Affiliate” of a Party shall mean any person, corporation or other entity that, directly or indirectly, controls, is controlled by, or is under common control with such Party, as the case may be. As used in this Section 1.1, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) shall mean the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of more than fifty percent (50%) of the voting share capital in such person, corporation, or other entity, or by contract or otherwise.
1.2    “Annual Royalty Bearing Net Sales” shall mean the Royalty Bearing Net Sales generated over any given calendar year, or the period comprised between the First Commercial Sale of a Product and December 31 of the year of the First Commercial Sale.
1.3    “Array Cost of Goods” shall mean with respect to Material sourced by Array from a Third Party and supplied to PFM, the amount equal to (i) the price paid by Array for such Material to the Third Party, plus any other documented out-of-pocket costs incurred by Array directly in procuring such Materials, and (ii) any reasonable internal costs of Array pertaining to the procurement of such materials not to exceed (on an annual basis) [*].
1.4     “Array Know-How” shall mean, subject to Section 4.4(e), all scientific, medical, technical, manufacturing, marketing, regulatory, market access and other information relating to a Product and any Companion Diagnostic useful with respect to the Development, registration or Commercialization of a Product (including the Data), to the extent Controlled by Array or its Affiliates as of the Effective Date or during the term of this Agreement, and needed by or reasonably useful to PFM in order for PFM to exercise its rights or perform its obligations under this Agreement. Notwithstanding the foregoing or Section 1.19 (Data) above, but subject to Section 2.4 (Future Marketing Partners), Array Know-How shall in any case include all such items that are generated by or under authority of Array, or any of its Affiliates, in connection with Development and/or commercialization of the Product during the term of this Agreement.
1.5    “Array Patents” shall mean the Patents Controlled by Array or its Affiliates as of the Effective Date or during the term of this Agreement that:

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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(a)    are listed on Exhibit 1.5; or
(b)    but for the license granted under this Agreement, would be infringed by the Development, manufacturing, registration, packaging, or Commercialization of a Product in the PFM Territory (including the identification of patients who would benefit from the Product based on the presence or absence of selected biomarkers); and
(c)    all additions, divisions, continuations, substitutions, re-issues, re-examinations, registrations, patent term extensions, supplemental protection certificates, and renewals of any the Patents listed on Exhibit 1.5 or to the extent the same would satisfy the requirements of subsection (b) above.
1.1    “Array Territory” shall mean the United States and its territories and protectorates (including Puerto Rico), Canada, Israel, Korea and Japan.
1.2    “Background Agreements” means the agreements entered into between Array and any Third Party prior to the Effective Date pursuant to which Array has been granted or received ownership or Control of the Array Patents or the Array Know-How, as they have been disclosed to PFM in redacted form.
1.3     “Binimetinib” means the compound known as MEK162, the chemical structure of which is depicted in Exhibit 1.8 as well as all salts, isomers, mixtures of isomers and non-covalent complexes thereof.
1.4    “Business Days” shall mean any day other than Saturday, Sunday or any other day on which commercial banks in USA or France are authorized or required by law to remain closed.
1.5    “Calendar Year” means any period of time commencing on January 1 and ending on the next December 31 unless otherwise noted.
1.6    “Clinical Studies” shall mean any human clinical study of a Product, including without limitation Global Registration Studies and Post-Approval Marketing Clinical Studies.
1.7    “Combination Product” means any pharmaceutical preparations, in any dosage strengths, formulations and methods of administration, that combine Binimetinib or

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Encorafenib and one or more other active ingredients (other than Binimetinib or Encorafenib) in fixed dose combination, whether co-formulated or co-packaged.
1.8    “Commercialization” shall mean all processes and activities conducted to establish and maintain sales for the Products, including offering for sale, distribution, detailing, selling (including launch), Market Access activities, all marketing activities (including education and advertising activities), branding, developing promotional materials, organizing speakers programs. “Commercialize” and “Commercializing” shall have the correlative meanings.
1.9    “Committed Resource Level” shall mean the aggregate resources required to be applied to Commercialize the Products, as well as the resources dedicated to Medical Affairs activities to support the Products with respect to the EEA Market, as reflected in Exhibit 5.1 Part B hereto, as such resources may be adjusted from time to time by approval of the JSC.
1.10    “Companion Diagnostic” shall mean an in vitro diagnostic medical device as defined in the European directive 98/79/EC; for the avoidance of doubt the term Companion Diagnostic includes companion diagnostics for a pharmaceutical product as defined in FDA’s “Draft Guidance for Industry and Food and Drug Administration Staff – In Vitro Companion Diagnostic Devices”.
1.11    “Control” (including any variations such as “Controlled” and “Controlling”), in the context of intellectual property rights, data and/or other information, shall mean that such Party or its Affiliate owns or possesses rights to such intellectual property, data and/or information, as applicable, sufficient to grant the applicable license or sublicense under this Agreement, without violating the terms of an agreement with a Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such (sub)license, right to use or access.
1.12    “CTA” shall mean a clinical trial application (including any amendments thereto) as provided for in European Community Directive 2001/20/EC and the regulations promulgated thereunder, filed with a Regulatory Authority in the European Union before the commencement of Clinical Studies for a Product, or any comparable filing with any Regulatory Authority in any other jurisdiction within or outside the PFM Territory (including any Investigational New Drug Application filed with a Regulatory Authority in the United States pursuant to 21 C.F.R. §321).

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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1.13    “CTD” shall mean the common technical document for the registration of pharmaceuticals for human use, intended for submission to the FDA and the EMA.
1.14    “Data” shall mean, subject to Section 1.66 (PFM Know-How) and Section 4.4(e), any and all research data, pharmacology data, preclinical data, clinical data and/or all Regulatory Filings and/or other regulatory documentation, information and submissions pertaining to, or made in association with a CTA, Marketing Approval Application, Marketing Approval or Pricing and Reimbursement Approvals, or any Post-Approval Marketing Clinical Study for each Product, in each case to the extent Controlled by a Party or its Affiliates as of the Effective Date or during the term of this Agreement.
1.15     “Development” or “Develop” shall mean non-clinical and clinical research and drug development activities, including toxicology, pharmacology, statistical analysis, Clinical Studies (including pre- and post-approval studies and Investigator Sponsored Clinical Studies), stability testing, formulation, process development , quality assurance/control development, regulatory affairs, and regulatory activities pertaining to designing and carrying out Clinical Studies and obtaining and maintaining Marketing Approvals (including pre-marketing activities but excluding regulatory activities directed to obtaining Pricing and Reimbursement Approvals).
1.16    “Development Budget” shall mean the budget for conducting Development pursuant to the GDP during a given Calendar Year and the succeeding Calendar Years. The initial Development Budget has been finalized prior to the Signing Date, is included in the Initial GDP and shall be updated and amended concurrently with the GDP in accordance with Section 4.2(f).
1.17    “Development Costs” shall mean FTE Costs and Out-of-Pocket Costs incurred by the Parties (including their Affiliates for such purpose) in carrying out their obligations under the GDP, in each case to the extent incurred in accordance with this Agreement, the GDP and the Development Budget.
1.18    “Diligent Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective, reasonable, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances for such Party’s benefit. Without limiting the foregoing, with respect to efforts relating to the Development of, obtaining Marketing Approval or Pricing and Reimbursement Approval for, or Commercialization of the Product, generally or with respect

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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to any particular country, “Diligent Efforts” means a sustained, continued and active commitment of efforts and resources by a Party consistent with those normally applied in the pharmaceutical industry by companies of similar size as such Party with respect to a compound or product with similar market at a similar stage in the product life cycle that such Party is actively developing or commercializing (as applicable), taking into account the stage and risk of development or commercialization of the Product, issues of safety or efficacy, the cost effectiveness of efforts or resources while optimizing profitability, the competitiveness of alternative Third Party compounds, products or generics that are or are expected to be in the marketplace, the scope and duration of Patents or other intellectual property rights related to the compound or product (including any Regulatory Exclusivity), the profitability of the Product (including pricing and reimbursement status achieved or likely to be achieved) or other relevant commercial factors, but not taking into account (a) any other pharmaceutical product such Party is then researching, developing or commercializing, alone or with one or more collaborators, or (b) any payments required to be made to the other Party hereunder.
1.19    “DMF” shall mean a drug master file and all equivalents in any country or jurisdiction for a Product, and any components of such Product, submitted by a Party and/or its applicable Subcontractor(s) to Regulatory Authorities. For the avoidance of doubt, DMF shall include any active substance master files (ASMF).
1.20    “EEA Market” shall mean the European Economic Area as of the Signing Date. The member states of the European Economic Area as of the Signing Date are listed on Exhibit 1.25 attached to this Agreement.
1.21    “EC” shall mean the European Commission, or any successor entity thereto performing similar functions.
1.22    “Effective Date” shall mean the date on which PFM receives notice that the decision by the European Commission approving this Agreement as well as PFM’s capabilities as a “Suitable Partner” as defined in the EC Decision.
1.23    “EMA” shall mean the European Medicines Agency, or any successor entity thereto performing similar functions.
1.24    “Encorafenib” means the compound known as LGX818, the chemical structure of which is depicted in Exhibit 1.29, as well as all salts, isomers, mixtures of isomers and non-covalent complexes thereof.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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1.25    “Exclusivity Period” shall mean, on a Compound by Compound basis, the period commencing on the Effective Date and continuing until [*]. As used herein, “Compound” refers to the compounds Binimetinib or Encorafenib singly, and “Compounds” refers to the pair.
1.26    “Field” shall mean the diagnosis, treatment and/or prevention of diseases and conditions in humans and animals.
1.27    “First Commercial Sale” shall mean, with respect to a Product the first bona fide, arm’s length sale of such Product in the PFM Territory following receipt of the first Marketing Approval of such Product in the PFM Territory.
1.28    “Fiscal Year” shall mean a Calendar Year. Notwithstanding the foregoing, it is understood that the first Fiscal Year shall commence on the Effective Date and end on December 31, 2015.
1.29    “Form” shall mean a Product in finished dosage form in accordance to the specification as defined more specifically in the Supply Agreement and in the Quality Agreement.
1.30    “FTE” shall mean a full-time [*] equivalent person (i.e., one fully committed person or multiple partially committed persons aggregating to one full time person) employed by a Party or its Affiliates to directly perform Development activities under the GDP.
1.31    “FTE Costs” means the product of: (a) that number of FTEs (proportionately, on a per-FTE basis) used by a Party or its Affiliates in directly performing activities assigned to such Party under and in accordance with the GDP, multiplied by (b) the applicable FTE Rate.
1.32     “FTE Rate” means, unless otherwise agreed between the Parties, a rate per FTE of $ 250,000, which may be prorated on a daily or hourly basis as necessary and as may be adjusted from time to time by mutual agreement of the Parties. The FTE Rate is “fully burdened” and will cover employee salaries, benefits, travel (airfare, mobile allowance, meal expenses, hotel expenses etc.) and other incidental expenses incurred by such personnel in the ordinary course of employment, and such facilities and equipment and other materials and services including ordinary laboratory and manufacturing consumables procured from distributors of relevant products as they may use.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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1.33    “Global Development Plan” or “GDP” shall mean the Initial GDP, including the Development Budget, as amended from time to time in accordance with the terms Section 4.2(f) of this Agreement. The Parties agree that the GDP shall consist of such Global Registration Studies and other studies as may be mutually agreed between the Parties.
1.34    “Global Registration Study” shall mean a study of a Product conducted by or under authority of a Party that is intended to support the filing of an MAA for such Product with the FDA and the EMA, and that more generally satisfies the requirements of these Regulatory Authorities. Global Registration Studies shall include human clinical studies designed as a pivotal study to confirm with statistical significance the efficacy and safety of the Product with respect to a given Indication, which study is performed for purposes of filing an MAA or similar application to obtain Marketing Approval for a Product for such Indication from the FDA and the EC (regardless of whether such Clinical Study is identified as a Phase III clinical study on ClinicalTrials.gov), including a clinical study as described under 21 C.F.R. §312.21(c) with respect to the United States (or, with respect to a jurisdiction other than the United States, a similar clinical study).
1.35     “Good Clinical Practice or “GCP” shall mean the current standards for clinical studies for pharmaceuticals, as set forth in the ICH guidelines and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good clinical practice as are required by the European Union and other organizations and governmental agencies in countries in which a Product is intended to be sold to the extent such standards are not less stringent than United States Good Clinical Practice.
1.36    “Good Laboratory Practice or “GLP” shall mean the current standards for laboratory activities for pharmaceuticals, as set forth in the FDA’s Good Laboratory Practice regulations or the Good Laboratory Practice principles of the Organization for Economic Co-Operation and Development, as amended from time to time, and such standards of good laboratory practice as are required by the European Union and other organizations and governmental agencies in countries in which a Product is intended to be sold, to the extent such standards are not less stringent than United States Good Laboratory Practice.
1.37     “Good Manufacturing Practices or “GMP” shall mean current good manufacturing practices and standards as provided for (and as amended from time to time) in European Community Directive 91/356/EEC (Principles and Guidelines of Good Manufacturing Practice for Medicinal Products), subject to any arrangements, additions, or clarifications agreed in writing from time to time between the Parties.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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1.38    “Governmental Authority” means any domestic or foreign entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission, court, tribunal, judicial body or instrumentality of any union of nations, federation, nation, state, municipality, county, locality or other political subdivision thereof.
1.39    “Indication” shall mean an initial, expanded or additional patient population for which use of a Product is indicated, as reflected or to be reflected in the approved label for such Product.
1.40    “Initial GDP” shall mean the plan for the Parties’ joint Development of the Product in the Field attached hereto as Exhibit 4.2.
1.41    “Investigator Sponsored Clinical Study” shall mean a clinical study of a Product that is sponsored and conducted by a physician, physician group or other Third Party not acting on behalf of a Party or an Affiliate and who does not have a license from a Party or its Affiliate to commercialize such Product, pursuant to an CTA owned by such Third Party, and with respect to which a Party or its Affiliate provides clinical supplies of the Product, funding or other support for such clinical study.
1.42    “Initial Royalty Term” shall mean, on a Product-by-Product and country-by-country basis within the PFM Territory, the period beginning on the date of the First Commercial Sale of such Product in a country until the last of: (i) [*] thereafter; (ii) the expiration of all Valid Claims within the Array Patents Covering such Product in such country or (iii) the expiration of all Regulatory Exclusivity for such Product in such country.
1.43    “IST Guidelines” shall mean the guidelines governing the conduct of Investigator Sponsored Clinical Studies of the Product, Appendix 1 of which is attached hereto as Exhibit 1.48.
1.44     “Joint Invention” means all inventions arising during the term of the Agreement that are jointly created or reduced to practice by employees, consultants, or contractors of Array or its Affiliates and by employees, consultants, or contractors of PFM or its Affiliates.
1.45    “Joint Know-How” mean all know-how arising during the term of the Agreement that is jointly generated by employees, consultants, or contractors of Array or its Affiliates and by employees, consultants, or contractors of PFM or its Affiliates.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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1.46    “Joint Patent” means a Patent that claims a Joint Invention and/or any Joint Know-How.
1.47    “Key Countries” shall mean the Major Markets, Australia, Brazil, China, Mexico and Russia.
1.48    “Law” shall mean any applicable national, supranational, federal, state, local or foreign law, statute, ordinance, principle of common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority, including any rules, regulations, guidelines, directives or other requirements of Regulatory Authorities, including all GMP, GLP and GCP, and including all laws pertaining to the pharmaceutical industry or the healthcare industry and all anti-bribery or anti-corruption laws, as applicable.
1.49    “Major Market” shall mean, individually, each of, [*]; and collectively, such countries the “Major Markets”.
1.50    “Manufacturing Standards” shall mean all applicable GMP and any requirements of any Regulatory Authority.
1.51    “Marketing Approval” (or “MA”) shall mean such approvals, licenses, registrations or authorizations of the Regulatory Authorities in a country, that are necessary to Commercialize a Product in such country. Marketing Approval shall not be deemed to include Pricing and Reimbursement Approval.
1.52    “Marketing Approval Application” (or “MAA”) shall mean an application requesting Marketing Approval for the Commercialization of a Product for a particular Indication in a particular jurisdiction filed with the relevant Regulatory Authorities in such jurisdiction.
1.53    “Market Access” shall mean any and all processes and activities conducted to establish and maintain national country reimbursement, as well as at country level, regional and local payor processes and activities to obtain and maintain local and regional patient access for the Products, including price setting, national mandatory rebate negotiations with Governmental Authorities and preparing reimbursement and economic dossiers.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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1.54    “Medical Affairs” shall mean all medical affairs activities to support the Products, including handling all requests for medical information, fielding and maintaining a team of medical science liaisons, publication planning and execution, medical conference activities and forming and utilizing advisory boards, in each case involving the Products.
1.55    “Net Sales” shall mean the gross amounts invoiced for sales of a Product by PFM, its Affiliates and/or Sublicensees, as the case may be, less reasonable and customary deductions for the following costs incurred on the sale to a customer:
(a)    trade, quantity and cash discounts actually granted to the customer;
(b)    credits, rebates and allowances to the customer on account of rejection or returns of such Product (including wholesaler and retailer returns) or on account of retroactive price reductions affecting the Product;
(c)    freight, postage, insurance, packing costs and duties, paid for and separately identified on the invoice or other documentation maintained in the ordinary course of business; and
(d)    sales and excise taxes, other consumption taxes, customs duties, any taxes (excluding income taxes) levied on the turnover of the Products and compulsory payments to Governmental Authorities and any other governmental, health insurance or other payers’ charges, rebates, or discounts, retroactive or otherwise, imposed by or negotiated with Governmental Authorities with respect to the sale of such Product to the customer actually paid and separately identified on the invoice or other documentation maintained in the ordinary course of business .
The parties agree that the deductions from gross sales in (a) to (d) above may be revised in the future (i.e., through the addition of new deductions or the elimination of existing deductions) to reflect changes in the calculation of net sales that may become customary in the pharmaceutical industry based on changes in IFRS, but only to the extent such changes are consistently applied by PFM across all of its pharmaceutical product lines. For clarity PFM certifies that as of the Signing Date, there are no deductions other than those stated in (a) through (d) applied by PFM in its pharmaceutical business.
PFM shall ensure that all sales of Products are accurately invoiced and that Net Sales are calculated and accounted for in accordance with IFRS as consistently applied. Sales

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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between PFM and its Affiliates or Sublicensees for resale shall be excluded from the computation of Net Sales, but the subsequent resale of such Product shall be included within the computation of Net Sales.
For the purposes hereof, “Net Sales” shall not include any consideration received with respect to a sale, use or other disposition of any Product in a country for Development purposes or as samples or for charitable purposes, provided such consideration is no greater than the cost of goods of the Product units so sold, used or distributed.
For the avoidance of doubt, in the countries where the Products are sold through wholesalers or distributors, Net Sales will be calculated on the basis of the gross amount invoiced by PFM, its Affiliates or Sub-licensees to such wholesalers or distributors.
In the event that the Product is sold as a Combination Product, the Net Sales will be calculated by multiplying the Net Sales of the Combination Product by the fraction, A/(A+B) where A is the weighted (by sales volume) average sale price in the relevant country of the Product containing Binimetinib or Encorafenib as the sole active ingredient in finished form, and B is the weighted average sale price (by sales volume) in that country of the product(s) containing the other component(s) as the sole active ingredient(s) in finished form. Regarding prices comprised in the weighted average price when sold separately referred to above, if these are available for different dosages from the dosages of Binimetinib or Encorafenib and other active ingredient components that are included in the Combination Product, then the applicable Party shall be entitled to make a proportional adjustment to such prices in calculating the Royalty-Bearing Net Sales of the Combination Product. If the weighted average sale price cannot be determined for the Product or other product(s) containing the single licensed compound or component(s), the calculation of Net Sales for Combination Products will be agreed by the Parties based on the relative value contributed by each component (each Party’s agreement not to be unreasonably withheld or delayed).
1.56    “Novartis Agreements” means the agreements entered into between Array and Novartis in connection with Novartis’ divestiture of the Products, as they have been disclosed to PFM in a redacted form.
1.57    “[*]” shall mean any [*] compounds referred to as [*] which have demonstrated utility in combination with MEK162 and any Novartis compounds referred to as [*], in each case which have demonstrated utility in combination with LGX818.
1.58    “Out-of-Pocket Costs” means amounts paid to Third Party vendors, consultants, suppliers or contractors, for services or materials provided by them directly in the performance of activities under the GDP, to the extent such services or materials apply directly to a Product. For clarity, Out-of-Pocket Costs do not include payments for internal:

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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salaries or benefits; facilities (including leased facilities); utilities; general office or facility supplies; insurance; information technology, capital expenditures or the like; or items included in the determination of the FTE Rate.
1.59    “Party” shall mean Array or PFM, individually; and “Parties” shall mean Array and PFM, collectively.
1.60    “Patent(s)” shall mean any patents and patent applications, together with all additions, divisions, continuations, continuations-in-part, substitutions, reissues, re-examinations, registrations, patent term extensions, supplemental protection certificates, and renewals of any of the foregoing.
1.61    “PFM Know-How” shall mean all scientific, medical, technical, marketing, regulatory and other information relating to a Product (including the Data), that (a) exists as of the Effective Date or is developed, acquired or otherwise comes within the Control of PFM during the term of this Agreement and (b) in each case is actually used by PFM in the Development or Commercialization of a Product, and is needed by or reasonably useful to Array in order for Array to exercise its rights (including the conduct of activities directed towards Developing the Product for commercialization outside the PFM Territory and/or the commercialization of the Product outside the PFM Territory) or perform its obligations under this Agreement. Notwithstanding the foregoing or Section 1.19 (Data) above, PFM Know-How shall in any case include all such items that are generated by or under authority of PFM, or any of its Affiliates or Sublicensees, in connection with Development and/or commercialization of the Product during the term of this Agreement.
1.62    “PFM Territory” shall mean worldwide, excluding the Array Territory.
1.63    “Post-Approval Marketing Clinical Study” means a Clinical Study that is a marketing study, epidemiological study, pharmacoeconomic study, or post-marketing surveillance study of a Product, in each case that is conducted after Marketing Approval has been obtained in the applicable territory and that is not intended for use as a basis for obtaining Marketing Approval (e.g., for a further Indication, label expansion or otherwise) with respect to the Product and that is not being conducted as a commitment made to a Regulatory Authority as a condition of, or in connection with obtaining or maintaining, a Marketing Approval).
1.64    “Pricing and Reimbursement Approval” shall mean, with respect to any country or jurisdiction in the PFM Territory in which Governmental Authorities determine

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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the pricing at which the Product will be reimbursed, the approval, agreement, determination or decision by the applicable Governmental Authorities establishing the pricing and reimbursement status for the Product.
1.65    “Product” shall mean shall mean any pharmaceutical product containing, as an active ingredient, one or more of Binimetinib or Encorafenib, including, without limitation, any Combination Product.
1.66    “Product Trademarks” shall mean: (a) the product-specific trademarks owned or Controlled by Array and designated by Array for use with Products containing Binimetinib, as reflected on Exhibit 1.71; and (b) any other product-specific trademark(s) and service mark(s) as may be proposed by either Party and reviewed by the JCC for use in connection with the distribution, marketing, promotion and sale of a Product in the PFM Territory, or accompanying logos, trade dress or indicia of origin.
1.67     “Region” shall mean any cluster of countries set forth in Exhibit 1.72.
1.68     “Regulatory Authority” shall mean the EMA, the EC, or a regulatory body with similar regulatory authority in any country/jurisdiction within the PFM Territory or in any jurisdiction outside the PFM Territory (e.g., the United States Food and Drug Administration (“FDA”) and the Pharmaceutical and Medical Devices Agency (“PMDA”).
1.69     “Regulatory Exclusivity” shall mean any exclusive marketing rights or data exclusivity rights conferred by any applicable Regulatory Authority, other than an issued and unexpired Patent, including any regulatory data protection exclusivity (including, where applicable, pediatric exclusivity and/or orphan drug exclusivity) and/or any other exclusivity afforded by restrictions which prevent the granting by a Regulatory Authority of regulatory approval to market a Generic Version.
1.70    “Regulatory Filing” shall mean all approvals, licenses, registrations, submissions and authorizations made to or received from a Regulatory Authority in a jurisdiction necessary for or in connection with the development, manufacture and/or commercialization of a pharmaceutical product, including any CTAs, Marketing Approval Applications, Marketing Approvals, and Pricing and Reimbursement Approvals.
1.71    “Royalty Bearing Net Sales” shall mean the Net Sales generated in the PFM Territory during the term of this Agreement.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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1.72    “Secondary Royalty Term” shall mean on a Product-by-Product and country by country basis within the PFM Territory, the period commencing on the expiration of the Initial Royalty Term for such Product in such country.
1.73    “Senior Executives” shall mean the Chief Executive Officers of each of PFM and Array.
1.74    “Subcontractor” shall mean any Third Party to which a Party or its Affiliate may subcontract the performance of any activities undertaken in accordance with this Agreement, provided that for clarity any entity which is involved in the selling of Products and is responsible for booking sales of Products shall not be included within this definition.
1.75    “Sublicensee” shall mean a Third Party that has been granted a right to sell, market, distribute and/or promote a Product in the PFM Territory pursuant to Section 2.2; and “Sublicense” shall mean an agreement or arrangement granting such rights. As used in this Agreement, “Sublicensee” shall not include a wholesaler, distributor or reseller of such Product, to the extent that PFM sells to such person the Product at supply prices, and the arrangement does not include royalty payments or other payments tied to the revenue such wholesaler, distributor or reseller receives upon resale of the Product, whether paid in arrears or as transfer price unless such payment structure is consistent to that applied by PFM for its other oncology products in the relevant country, and /or significant lump sum payments.
1.76    “Third Party” shall mean any person, corporation, joint venture or other entity, other than Array, PFM and their respective Affiliates.
1.77    “Third Party Partner” shall mean any Third Party to which Array may license or sublicense, as applicable, any Array Patent or Array Know How in connection with the Development, manufacture or Commercialization of the Products.
1.78    “Valid Claim” shall mean a claim of an issued and unexpired Patent (including the term of any patent term extension, supplemental protection certificate, renewal or other extension) which has not been held unpatentable, invalid or unenforceable in a final decision of a court or other government agency of competent jurisdiction from which no appeal may be or has been taken, and which has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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1.79     Additional Definitions. Each of the following terms shall have the meaning described in the corresponding section of this Agreement indicated below:

Term	Section Defined	Term	Section Defined
Acquirer	18.10(a)	Liabilities	16.1
Additional Development Activities Additional Development Opt-in Date Additional Development Opt-In Notice	4.2 (g) 4.2(g)(v) 4.2(g)(v)	Non Electing Party Marketing Materials	8.2 (c) 5.1(c)
Additional Development Party Additional Development Proposal	4.2 (g) (iii) 4.2(g)(i)	Material	9.1
Agreement	Introduction	Medical Journals	10.4
Alliance Manager Arbitration Tribunal	3.9 17.2(a)	Oversight/Quality Working Group	4.3(f)
Audited Site Array Indemnitees	4.4(f) 16.1	Product Materials	14.2(e)
Blocking Patent	6.6	Patient Samples	4.5(d)
CAPA	4.4(f)	Overall Budget Quality Agreement PFM Indemnitees	4.2.f (iii) Exhibit 9.2 16.2
Commercialization Plan	5.1(b)(i)
Commercializing Party	2.3(a)	Royalty Report(s)	6.3(d)
Competing Product	8.2 (a)	Rules	17.2(a)
Competing Product Affiliation Transaction	8.2(c)	Safety Reasons Scientific Paper	13.5(b) 10.4
Compound Confidential Information	1.30 10.1	Scientific Meeting	10.5
Development Reconciliation Procedures Drug Substance Drug Product Educational Materials	4.5 (b) 9.1 (b) 9.1 (b) 5.1(c)
Electing Party Existing Clinical Study(ies)	8.2 (c) 4.1(b)	Specific Remedies Signing Date Subcontract Sublicensing Party	8.2 (b) Introduction 2.3(a)
		Supply Agreement	9.3

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Term	Section Defined	Term	Section Defined
Finished Product Generic Version Generic Market Share	9.1 (b) 6.5 (c) (i) 6.5 (c) (ii)	Third Party Technology Third Party Claim	2.3 (a) 16.1
Government Official	15.1(e)	Wind-down Period	14.2(a)(ii)
Improvements	11.1(e)	Working Group(s)	3.8(a)
Indemnitee Indemnitor	16.3 16.3
Joint Commercialization Committee / JCC	3.4(a)
Joint Development Committee / JDC	3.2(a)
Joint Manufacturing Committee/ JMC	3.3(a)
Joint Steering Committee/ JSC	3.1(a)

ARTICLE II
GRANT OF LICENSE
2.1    Licenses.
(a)    Development License. Subject to the terms and conditions of this Agreement, Array hereby grants to PFM: (i) a worldwide co-exclusive (with Array subject to the provisions of Section 4.2 below) license under the Array Patents and Array Know-How, to carry out the Development assigned to it under the GDP, (ii) an exclusive license in the PFM Territory under the Array Patents and Array Know-How, with the right to grant sublicenses as provided in Section 2.2, to carry out any Additional Development Activities or support or authorize any Investigator Sponsored Clinical Studies of a Product in the Field, subject to Section 2.1(c) below; and (iii) a non-exclusive license in the Array Territory under the Array Patents and Array Know-How, to carry out Additional Development Activities to the extent permitted under Sections 4.2(g)(iii)(A) below or support or authorize Investigator Sponsored Clinical Studies to the extent approved in Section 4.2 (g)(vi).
(b)    Commercialization License. Subject to the terms and conditions of this Agreement, Array hereby grants to PFM an exclusive license, with the right to grant

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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sublicenses as provided in Section 2.2, under the Array Patents and Array Know-How to make, have made, use, offer for sale, sell, import, export, market, promote and distribute Products; in each case, solely for use in the Field in the PFM Territory.
(c)    Certain Clarifications. The rights and licenses granted to PFM in Section 2.1(a)(ii) and 2.1(b) shall be exclusive even as to Array, except that Array retains the right to (i) manufacture Products in the PFM Territory, (ii) perform Development activities for Existing Clinical Studies or under the GDP; and (iii) to perform Additional Development Activities in countries of the PFM Territory to the extent permitted in accordance with Section 4.2(g)(iii)(A) below or support or authorize Investigator Sponsored Clinical Studies in the PFM Territory to the extent approved in Section 4.2 (g)(vi).
2.2    Sublicensees.
(a)        PFM shall have the right, in accordance with this Section 2.2, to engage: (i) its Affiliates as sublicensees of the Product; or (ii) if neither PFM nor any of its Affiliates that together with PFM, collectively comprise PFM’s oncology business, have direct sales operations in a particular country within the PFM Territory, to engage a Third Party as a Sublicensee of the Product for such country with Array’s express prior written consent, which shall not be unreasonably withheld or delayed. For clarity, it is understood and acknowledged that Array’s decision to select PFM to commercialize Products in the PFM Territory was based in part on the understanding that PFM currently markets pharmaceutical products in the countries identified in Exhibit 2.2(a) and that PFM intends to market Products in the same manner. In countries other than the countries identified in Exhibit 2.2(a), PFM shall be entitled to use distributors consistent with how PFM then Commercializes its other oncology products in such countries, provided that in such countries where PFM does not book the sales of a Product and elects to use distributors, PFM uses as the basis to calculating the Royalty Payments due to Array under Article 6 the greater of (A) the Net Sales received by PFM from such distributor with respect to such Product in such country, or (B) [*] of the Net Sales of such Product by such distributor (Net Sales being calculated mutatis mutandis) in such country as reported by the distributor to PFM. Additionally, in the event that PFM elects in the future to transition to a direct sales force for one or more of its other oncology products in any country in which it is then relying on a Sublicensee or distributor to market Product, PFM shall transition the sales of such Product to its direct sales force in such country as soon as reasonably practicable, taking into account existing contractual obligations to which it may be subject vis-à-vis its Sublicensee(s)

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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and/or distributor(s) in such country. PFM may grant sublicenses under Section 2.1 to such Affiliates and Third Parties solely on the terms set forth in this Section 2.2(a) and Section 2.2(b) below and, in the case of an Affiliate, solely for so long as such entity remains an Affiliate.
(b)     In any event, PFM shall ensure that each of its Sublicensees is bound by a written agreement between PFM and such Sublicensee that does not conflict with, and contains provisions as protective of the Products and Array, as this Agreement. Without limiting any of PFM’s obligations under this Agreement, PFM shall also ensure that each Sublicensee expressly agrees in writing to be bound by all of PFM’s obligations under this Agreement to the extent applicable to such Sublicensee, including without limitation, the following provisions of this Agreement (as if such Sublicensee were expressly named in each such provision, to the extent PFM’s Sublicensees are not so named therein): Sections 2.3(a), 4.3(c)(ii)(exchange of Data and Know-How); 4.4(e) (right of reference to Regulatory Filings); 7.4(a)(Records), 8.2(a) (Exclusivity of Efforts), 11.1 (rights to Improvements), 11.5 (Patent Marking) and 14.2 (transition obligations on termination).
(c)        PFM shall not grant sublicenses or appoint sublicensees other than in accordance with this Section 2.2 and shall in all cases remain responsible for any actions of its Affiliates and Sublicensees exercising rights under a sublicense of the rights granted by Array to PFM under this Agreement to the same extent as if such actions had been taken by PFM itself, provided that in the event of an action or omission by a Sublicensee that would constitute a breach of Section 8.2(a), PFM shall not be deemed in breach of Section 8.2 so long as PFM immediately terminates its sublicense agreement with the Sublicensee (or if immediate termination is not possible because of applicable Law, then provided such termination is effected as soon as such agreement can be terminated under applicable Law).
(d)         Promptly following the execution of each Sublicense to a Sublicensee, PFM shall provide Array with an executed copy of such Sublicense which may be redacted as described below (together with an English translation thereof, if such Sublicense was originally executed in a language other than English); and PFM shall also provide to Array an executed copy (which may be redacted as described below) of any amendment to a Sublicense that relates to a Product (together with an English translation thereof, if such amendment was originally executed in a language other than English), promptly following the execution of each such amendment. PFM may redact from copies of executed Sublicenses and Sublicense amendments to be

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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provided hereunder any confidential terms that are not necessary to enable Array determine PFM’s compliance with its obligations under this Agreement.
2.3    Third Party Technology Acquired after Signing Date.
(a)    Generally. If after the Signing Date, Array or PFM (the “Sublicensing Party”) acquire rights from a Third Party that are to be licensed to the other Party under this Agreement, respectively (“Third Party Technology”), but that is subject to royalty or other payment obligations to the Third Party, then the following shall apply: The licenses granted to the other Party (the “Commercializing Party”) hereunder with respect to such Third Party Technology shall be subject to the Commercializing Party's agreeing to promptly reimburse and promptly reimbursing the Sublicensing Party for any milestone payments, royalties or other amounts that become owing to such Third Party by reason of the Commercializing Party's exercise of such license or sublicense to the Third Party Technology. To the extent that any such payments made by a Sublicensing Party under an agreement to acquire Third Party Technology are not attributable to either the Array Territory or PFM Territory, but are attributable to the acquisition of rights to a Third Party Technology used for the Product, such costs shall be allocated between Array and PFM prorata based on the respective value of the Product in the Array Territory or PFM Territory. At the inception of the inclusion of any Third Party Technology in such license under this Agreement and thereafter upon request by the Commercializing Party, the Sublicensing Party shall disclose to the Commercializing Party a true, complete and correct written description of such payment obligations, and the Commercializing Party's obligation to reimburse such amounts following such request shall be limited to those payment obligations as so disclosed by the Commercializing Party. In the event that the Commercializing Party does not agree to reimburse or does not promptly reimburse the Sublicensing Party for such amounts upon request (such amounts as determined by the JSC in accordance with this Agreement, to the extent so provided above), then such Third Party Technology shall thereafter be deemed excluded from the licenses or other subject matter licensed hereunder. Notwithstanding the foregoing, Array and PFM each agree that prior to acquiring rights from a Third Party with respect to any Blocking Party, the Party intending to acquire such rights shall consult with and give reasonable consideration to the comments of the other Party regarding the proposed terms of such acquisition of rights.
(b)    Right to Offset. With respect to payments that PFM has agreed to reimburse to Array pursuant to subsection 2.3(a) above, PFM shall be entitled to treat

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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such payments as payments made to Third Parties with respect to Blocking Patents for purposes of Section 6.6 below.
2.4    Future Marketing Partners. If after the Signing Date, Array grants commercial rights to the Product or otherwise retains a marketing partner for the Product in one or more countries in the Array Territory (other than Israel, Canada and the United States), Array shall use good faith efforts to gain such marketing partner’s consent to allow Array to (a) share with PFM under Section 4.3(c)(ii)(exchange of Data and Know-How) the clinical data and know-how generated by such marketing partner, (b) extend to PFM under Section 4.4(e) (right of reference to Regulatory Filings) a right to reference the Regulatory Filings of such marketing partner with respect to Products, and (c) extend to PFM a license under improvements made by such marketing partner, in each case:, (i) to the extent that such data, know-how, rights of reference and improvements are necessary or reasonably useful for PFM’s Development, preparation of MAAs and filing of MAAs with respect to Products in the PFM Territory or Commercialization of the Product in the PFM Territory and (ii) without charge, however it is understood that a failure of Array to obtain such rights shall not be deemed a breach of this Section 2.4. Notwithstanding any other provisions of this Agreement, Array agrees that it shall not provide such future marketing partner with access to data, know-how and improvements generated by PFM or a right of reference with respect to PFM’s Regulatory Filings except to the extent such marketing partner agrees to PFM with reciprocal access to such data, know-how, rights of reference and improvements generated by such marketing partner. It is further agreed that to the extent that such future marketing partner conditions PFM’s access to such data, know-how, rights of reference and improvements on payment from PFM, PFM may require that Array condition such future marketing partner’s access to PFM’s data, know-how, rights of reference and improvements on receipt of similar payment. For the avoidance of doubt, if Array retains a marketing partner in Israel, Canada or the United States, Array shall cause such marketing partner to agree to (a) share with PFM under Section 4.3(c)(ii)(exchange of Data and Know-How) the clinical data and know-how generated by such marketing partner, (b) extend to PFM under Section 4.4(e) (right of reference to Regulatory Filings) a right to reference the Regulatory Filings of such marketing partner with respect to Products, and (c) extend to PFM a license under improvements made by such marketing partner, in each case:(i) to the extent that such data, know-how, rights of reference and improvements are necessary or reasonably useful for PFM’s Development, preparation of MAAs and filing of MAAs with respect to Products or Commercialization of the Product in the PFM Territory and (ii) without charge (but without prejudice to the terms of Section 4.2(g)(iv)).

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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2.5    Activities Outside the Respective Territory.
(a)    To the extent permitted under applicable Law, PFM agrees that neither it, nor any of its Affiliates, will sell or provide the Product to any Third Party, if PFM or its relevant Affiliate knows, or has reason to know, that Products sold or provided to such Third Party may be sold or transferred, directly or indirectly, for use in the Array Territory.
(b)    To the extent permitted under applicable Law, Array agrees that neither it, nor any of its Affiliates, will sell or provide the Product to any Third Party, if Array or its relevant Affiliate knows, or has reason to know, that Products sold or provided to such Third Party may be sold or transferred, directly or indirectly, for use in the PFM Territory.
2.6    No Other Rights. Except for the rights and licenses expressly granted in this Agreement, each Party retains all rights under its intellectual property, and no additional rights shall be deemed granted to the other Party by implication, estoppel or otherwise. For clarity, the licenses and rights granted in this Agreement shall not be construed to convey any licenses or rights under the Array Patents or PFM Improvements with respect to any drug substances other than Binimetinib or Encorafenib or to any products other than Products.
ARTICLE III
GOVERNANCE
3.1    Joint Steering Committee.
(a)    Establishment. Within thirty (30) days following the Effective Date, Array and PFM shall establish a joint steering committee (“Joint Steering Committee” or “JSC”) to oversee, review and coordinate the activities of the Parties under this Agreement in and for their respective territories ( i.e., when used in this Agreement, the Array Territory and the PFM Territory respectively), including, the Development of the Product for registration, the Market Access, the Manufacture and the Commercialization of the Product, in the Field, as well as the Development of the Product under the GDP, subject to the provisions of this Article 3, and to otherwise serve as a forum for communication between the Parties regarding the Parties’ activities with respect to the Products in and for their respective territories.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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(b)    Duties. The JSC shall:
(i)    Review and approve substantive amendments and updates to the GDP proposed by the JDC, including the Development Budget;
(ii)    Review the regulatory and Market Access strategies for the Product across the Parties’ respective territories;
(iii)    Review the Commercialization Plan (including any substantive amendments and updates thereto) and well as the commercialization plans in Array Territory;
(iv)    Review and approve any change to the Committed Resource Level;
(v)    Review strategies for obtaining and maintaining Patent protection for the Products;
(vi)    Provide a forum for the Parties: (A) to discuss material issues pertaining to the Development, Manufacture, and Commercialization of the Product globally (i.e., across their respective territories) and other material issues affecting or that may affect the performance of the Parties’ obligations under this Agreement; and (B) to coordinate their respective activities with respect to the foregoing matters;
(vii)    Provide a forum for resolving matters to be decided by the JDC or JCC under this Agreement, pursuant to the procedures set out in Section 3.7 below; and

(viii)    Perform such other duties as are specifically assigned to the JSC in this Agreement.
3.2    Joint Development Committee.
(c)    Establishment. Within thirty (30) days following the Effective Date, PFM and Array shall establish a joint development committee (“Joint Development Committee” or “JDC”) to plan, oversee and coordinate the conduct of the Development activities necessary to obtain Marketing Approvals for the Product, as well as the Development of the Product under the GDP (including in the United States), as set forth in and subject to the provisions of this Article 3.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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(d)    Duties. The JDC shall:
(i)    Oversee the implementation of the GDP within the JSC-approved Development Budget for the Development of the Product once they have been approved by the JSC and review each Party’s execution of its responsibilities under the GDP;
(ii)    review and approve Clinical Study design and protocols for Clinical Studies included in the GDP, including Clinical Study endpoints, the countries and the number of patients to be included in the Clinical Study, clinical methodology and monitoring requirements for such Clinical Studies;
(iii)    review and approve Clinical Study design for Clinical Studies within the Additional Development Activities;
(i)    review and approve Additional Development Activities directed to (a) development of new formulations, dosages or dosage forms of the Products, and (b) the development of Combination Products.
(ii)    Review and approve plans for any proposed Investigator Sponsored Clinical Studies that are not expressly authorized in the IST Guidelines;
(iii)    Review, propose and update the GDP, including the Development Budget set forth therein and the allocation of Development responsibilities between the Parties, as needed, but no less frequently than once each calendar half-year, and, from time to time, present to the JSC for review and approval proposed substantive amendments to the GDP, including the Development Budget, in accordance with Section 4.2(f);
(i)    Review the regulatory strategies for the Product across the Parties’ respective territories;
(ii)    With respect to PFM Territory, review technology transfer from Novartis to Almac and Catalent, including validation batches and Data required for MA submission to Regulatory Authorities, and monitor technology transfer of the analytical methods to PFM or a Third Party appointed by PFM for Product to be controlled and released in Europe or in countries where local testing and release is mandatory (e.g; Mexico and Brazil).
(iii)    Perform such other duties as are specifically assigned to the JDC in this Agreement or delegated to the JDC by the JSC.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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3.3    Joint Manufacturing Committee.
(a)    Establishment. Within thirty (30) days following the Effective Date, PFM and Array shall establish a joint manufacturing committee (“Joint Manufacturing Committee” or “JMC”) to oversee manufacturing activities for the Product.
(b)    Duties. The JMC shall:
(i)    Review the transition of the manufacturing activities from Novartis to Almac and Catalent;
(ii)    Until such time as the transfer of Array Know-How necessary or useful for the manufacture of Materials to a Third Party manufacturer engaged by PFM pursuant to Section 9.5 is complete:
(A) Review any changes to Array’s supply chain for the PFM Territory;
(B) Approve any changes to Array’s supply chain that would potentially materially adversely impact supply for the PFM Territory;
(C) Review and approve the selection of any contract manufacturing organizations to be substituted for Novartis, Almac, Novasep or Catalent or any new suppliers of Materials (to the extent such substitution would alter the source of supply for the PFM Territory or would require the approval of the Regulatory Authorities in the PFM Territory);
(iii)     Coordinate the audit of any contract manufacturing organizations or other suppliers involved in the Product supply chain; and
(iv)     Perform such other duties as are specifically assigned to the JMC in this Agreement or delegated to the JMC by the JSC.
3.4    Joint Commercialization Committee.
(a)    Establishment. Within thirty (30) days following the Effective Date, PFM and Array shall establish a joint commercialization committee (“Joint Commercialization Committee” or “JCC”) to oversee commercialization, marketing and promotion activities for the Product.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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(b)    Duties. The JCC shall:
(v)    Review Market Access activities for the Products across the Parties’ respective territories;
(vi)    Review the Commercialization Plan developed in accordance with Section 5.1(b) (including any subsequent substantive amendments and updates thereto) and, with respect to the Committed Resource Level, propose for approval by the JSC;
(vii)    Oversee the implementation of the Commercialization Plan;
(viii)    Review commercialization, marketing and promotion activities for the Product (A) by PFM in those countries of the PFM Territory not covered by the Commercialization Plan, and (B) in the Array Territory; and
(ix)    Perform such other duties as are specifically assigned to the JCC in this Agreement or delegated to the JCC by the JSC.
3.5    Committee Membership. The JSC, JDC, JMC and JCC (each, a “Committee”) shall each be composed of an equal number of representatives from each of PFM and Array (or an Array Affiliate), selected by such Party. Unless the Parties otherwise agree, the exact number of representatives for each of PFM and Array shall be: (a) with respect to the JSC, two (2) representatives, each of whom shall be at a level which allows him/her to make decisions on behalf of the Party he/she represent with respect to the relevant matters; and (b) with respect to the JDC, JMC and JCC, three (3) representatives, at least one (1) of whom shall be at a level which allows him/her to make decisions on behalf of the Party they represent with respect to the relevant matters. Either Party may replace its respective Committee representatives at any time with prior written notice to the other Party; provided that the criteria for composition of each Committee set forth in the preceding sentence continues to be satisfied following any such replacement of a Party’s representative on any such Committee.
3.6    Committee Meetings. The JSC shall meet at least twice each Calendar Year, or more or less often as otherwise agreed to by the Parties. The JDC, JMC and JCC shall meet at least once each calendar quarter, or as more or less often as otherwise agreed to by the Parties. All Committee meetings may be conducted by telephone, video-conference or in person as determined by the applicable Committee; provided that the JSC shall meet in person at least once each Calendar Year. Unless otherwise agreed by the Parties, all in-person meetings for each Committee shall be held on an alternating basis between Array’s

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facilities and PFM’s facilities. Each Party shall bear its own personnel and travel costs and expenses relating to Committee meetings. With the consent of the Parties (not to be withheld unreasonably), other employee representatives of the Parties may attend any Committee meeting as non-voting observers.
3.7    Decision-Making. Decisions of each Committee shall be made by unanimous vote, with at least one (1) representative from each Party participating in any vote. In the event the JDC, JMC or JCC fails to reach unanimous agreement with respect to a particular matter which is subject to approval of the applicable committee, then upon request by either Party, such matter shall be referred to the JSC for resolution. Decisions of the JSC shall be made by unanimous vote, with at least one (1) representative from each Party participating in any vote. In the event that the JSC fails to reach unanimous agreement with respect to a particular matter which is subject to approval of the JSC, then either Party may, by written notice to the other Party, have such matter referred to the Senior Executives, who shall meet promptly and negotiate in good faith. If despite such good faith efforts, the Senior Executives are unable to resolve such dispute, then:
(a) if such dispute relates to the GDP or any amendment or update thereto pursuant to Sections 3.1(b)(i), (including allocation of responsibilities under the GDP), all changes to the previously approved version shall require mutual consent of the Parties;
(b) if such dispute relates to any reduction to the Committed Resource Level under the Commercialization Plan, all changes to the previously approved version shall require mutual consent of the Parties, provided that Array’s consent shall not be unreasonably withheld or delayed if PFM can justify that such changes are commercially reasonable in light of a change in market or regulatory conditions beyond its reasonable control and not the result of any failure of PFM to use Diligent Efforts, including with respect to the launch of Generic Versions of any Product; or
(c) if such dispute involves modifications to an ongoing Clinical Trial, then the sponsor of such Clinical Trial will have the right to make the decision to the extent such decision is reasonably required to ensure that such Clinical Trial achieves its intended objective, provided that in the case of Clinical Trials within the GDP, the implementation of such modifications shall not exceed ten percent (10%) of the amount budgeted in the GDP for such Clinical Trial without the consent of the other Party.

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(d) if such dispute related to other matters than those set forth in subclauses (a) – (c), then:
(i)     PFM shall be entitled to make the final determination with respect to all matters in PFM Territory provided that such determination is not likely to have a material adverse impact on the Development, registration or Commercialization of the Product in Array Territory;
(ii)    Array shall be entitled to make the final determination with respect to all matters in Array Territory provided that such determination is not likely to have a material adverse impact on the Development, registration or Commercialization of the Product in PFM Territory.
For clarity, neither Party shall have the right to cast a deciding vote: (i) to excuse itself from any of its obligations specifically enumerated under this Agreement; or (ii) to approve or adopt any amendment, modification or update to the Global Development Plan or Development Budget (including any Study Budget and the Overall Budget), or to modify or deviate from any terms of this Agreement.
3.8    Working Groups.
(a)    Establishment. From time to time, the JSC, JDC, JMC and JCC may establish and delegate duties to sub-committees or teams (each, a “Working Group”) to oversee particular projects or activities within their respective authority. Each Working Group and its activities shall be subject to the oversight, review and approval of, and shall report to, the Committee that established such Working Group. Any Working Group established by a Committee shall be composed of an equal number of representatives from each of Array and PFM, selected by such Party, and the total number of members of each Working Group will be determined by the Committee which establishes such Working Group. Each Working Group shall meet at such times and in such places as directed by the Committee which establishes such Working Group. In no event shall the authority of any Working Group exceed that specified for the Committee under which such Working Group is established, as set forth in this Article 3.
(b)    Specific Working Groups. Without limiting Section 3.7(a) above, the Parties agree that: (i) the JDC may establish a Working Group to assist in the communication and resolution of issues with respect to each Party’s responsibilities under Section 4.6 below, and any pharmacovigilance agreement executed by the Parties

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in accordance with Section 4.6(b) below, relating to the exchange of safety data pertaining to the Product and the reporting of such data to applicable Regulatory Authorities; (ii) the JSC shall establish a Working Group in order to transition regulatory responsibilities from Array to PFM, and (iii) the JSC shall establish a Working Group in order to coordinate Market Access activities to prepare the launch of the Products. Each such Working Group shall meet as necessary to perform its responsibilities or as otherwise directed by the Committee that established such Working Group, and shall continue to exist only for so long as the Committee that established such Working Group determines it is reasonably necessary.
3.9    Alliance Managers. Within thirty (30) days following the Effective Date, each Party shall appoint a representative (“Alliance Manager”) to facilitate communications between the Parties (including, coordinating the exchange of Data and know-how of each Party as required under this Agreement) and to act as a liaison between the Parties with respect to such other matters as the Parties may mutually agree in order to maximize the efficiency of the collaboration. Each Party may replace its Alliance Manager with an alternative representative at any time with prior written notice to the other Party. Each Party’s Alliance Managers shall be entitled to attend all Committee meetings, except if the other Party specifically requests the exclusion of Alliance Managers (including its own Alliance Managers) from a particular meeting. Each Alliance Manager may bring any matter to the attention of the Committees where such Alliance Manager reasonably believes that such matter requires attention of the Committees. Each Alliance Manager shall be responsible with creating and maintaining a collaborative work environment within and among the Committees.
3.10    Scope of Governance. Notwithstanding the creation of the JSC, JDC, JMC, JCC and/or any Working Group, each Party shall retain the rights, powers and discretion granted to it hereunder, and no Committee shall be delegated or vested with rights, powers or discretion unless such delegation or vesting is expressly provided herein, or the Parties expressly so agree in writing. No Committee shall have the power to amend or modify this Agreement, and no decision of any Committee shall be in contravention of any terms and conditions of this Agreement. The Alliance Managers shall not have any rights, powers or discretion except as expressly granted to the Alliance Managers hereunder and in no event shall the Alliance Managers have any power to modify or amend this Agreement. It is understood and agreed that issues to be formally decided by the JSC, JDC and JCC, as applicable, are only those specific issues that are expressly provided in this Agreement to be decided by the JSC, JDC and JCC, as applicable. It is also understood that no Committee

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shall have any authority to take any decision over activities related to the registration and/or commercialization of the Product for use in the Array Territory.
3.11    Cost of Governance. The Parties agree that the costs incurred by each Party in connection with its participation at any meetings under this Section 3 shall be borne solely by such Party.

ARTICLE IV
DEVELOPMENT AND REGULATORY ACTIVITIES
4.1    General.
(a) Objective. The global Development of the Products, including Global Registration Studies and other studies that may be agreed between the Parties, shall be governed by the GDP, and the Parties agree to conduct, using Diligent Efforts, all their (and their Affiliates’) Development activities relating to the Products in accordance with the GDP, and to share the related Development efforts and costs within its allocated portion of the Overall Budget (as defined below), except to the extent otherwise set forth in Section 4.1(b) or as permitted pursuant to Section 4.2(g).
(b)     Current Development Status. Prior to the Effective Date, Novartis and/or Array have independently initiated the following Clinical Studies of the Products: (i) a Phase III clinical trial in NRAS Melanoma (NEMO study), (ii) a Phase III clinical trial in BRAF Melanoma (COLUMBUS study), (iii) a Phase III clinical trial in low grade serous ovarian cancer (MILO study), (iv) the development of pediatric formulation of Binimetinib as required by EMA and (v) those additional Phase 1 and Phase 2 Clinical Studies and Investigator Sponsored Clinical Studies set forth in Exhibit 4.1 (collectively, the “Existing Clinical Studies”). Array shall use Diligent Efforts to complete, at its expense, the Existing Clinical Studies (including all pharmacovigilance aspects), including contracting and managing any contract research organization(s) that may be involved in such Existing Clinical Studies, and Array shall keep the JDC informed of the status thereof. As between the Parties: (and subject to applicable agreements and consent requirements):
(x)    PFM shall have the right to require Array to implement modifications to an Existing Clinical Study(ies) that are reasonably requested by the EMA, provided that

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such modifications do not prejudice Array as regards safety or reputational issues or material delay in such Existing Clinical Study(ies), and provided further that PFM agrees to reimburse Array for the reasonable costs and expenses incurred by Array in connection with such modification; and
(xi)    Array shall have the right to implement modifications to any Existing Clinical Study(ies), provided that Array shall not implement any modification to any Existing Clinical Study(ies) that would prejudice PFM as regards safety or reputational issues, or the intended objectives for such Clinical Studies, or material delay in such Existing Clinical Study(ies).
(c) JDC Oversight. The JDC will, subject to the JSC’s oversight, direct the clinical and regulatory program for the Product reflected in the GDP as of the Effective Date and as updated from time to time thereafter.
4.2    GDP; Amendments; Development Responsibilities.
(a) Global Development Plan. The Initial GDP is attached hereto as Exhibit 4.2 (which also includes overall total budget figures through the end of the period anticipated as of the Signing Date to be covered by the GDP as described in Section 4.2(d)). The GDP shall allocate responsibility for each Development activity set forth in the GDP to a Party. The GDP shall include general study design parameters, specific staffing requirements and the budget for Development Costs for each Indication and the related activities included in the GDP, and shall be consistent with the terms of this Agreement. The terms of and activities set forth in the GDP shall at all times be designed to be in compliance with all applicable Laws and to be conducted in accordance with professional and ethical standards customary in the pharmaceutical industry, taking into account where applicable and to the extent appropriate each Party’s health care compliance policies and applicable SOPs.
(b) Development Principles. It is the intent of the Parties that Development of Products in the Field under the GDP will be conducted in accordance with the following principles except to the extent (if any) otherwise expressly provided in the then-current GDP established in accordance with Section 4.2 and the JDC (or the JSC, or the Senior Executives, as applicable) and shall take into account and attempt to implement the following principles in its decision-making, including preparation, review and approval of any updates to and amendments of the GDP:

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(i) Regardless of the specific division of responsibility between the Parties under the GDP for particular activities at any particular time, the JDC shall serve as a conduit for sharing information, knowledge and expertise relating to the Development of the Products.
(ii) Clinical Development of the Products under the GDP should be performed according to a closely coordinated global program designed to be of benefit to both Parties (with, for the avoidance of doubt, allowance of Additional Development Activities as provided in Section 4.2(g)).
(iii) The GDP should at all times include a meaningful role for both Parties, and in general will seek to allocate the Clinical Studies and the various other Development activities addressed in the GDP between the Parties in such a manner as will ensure that each Party will have sponsorship responsibility for roughly equal numbers of Clinical Studies (on a total patient basis). In allocating responsibilities between the Parties, the JDC (or the JSC, or the Senior Executives, if applicable) shall take into consideration each Party’s expertise, capabilities, staffing and available resources to take on such activities.
(c) Mutual Benefit. The GDP shall at all times only include Development activities that are intended to be of mutual benefit for both Parties.
(d) Development Budget. The Development Budget included in the GDP shall include the budgeted amounts through the completion of all studies then included in the GDP. The GDP shall set forth the Development Costs with respect to activities allocated to the Parties under the GDP during the then-current Calendar Year and each successive Calendar Year thereafter, and shall include for each Party a budget for Development Costs for the Development activities allocated to such Party, broken down by Clinical Study (each, a “Study Budget”) and by calendar quarter with respect to the then-current Calendar Year. The Development Budget shall also include a breakout of costs by functional area or category as determined by the JDC. The budget amounts indicated in Exhibit 4.2 will constitute the initial budget amounts for the Development Budget through the end of the period anticipated (as of the Signing Date) to be required to complete all Clinical Studies included in the GDP. Promptly following the Effective Date, the Parties will prepare a detailed budget for Development activities allocated to each Party, broken down by calendar quarter, through the end of Calendar Year 2016 and consistent with the overall total amounts allocated for 2016 under the Development Budget indicated in Exhibit 4.2. Concurrently with the annual update of the GDP in accordance with Section 4.2(f), the JDC shall also prepare, and the JSC shall review

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and approve, an updated Development Budget covering the next Calendar Year and the succeeding Calendar Years through the completion of all studies then included in the GDP.
(e) Allocation of Development Activities.
(i)    The GDP shall allocate responsibility between the Parties for the conduct of Clinical Studies and the various other Development activities addressed in the GDP. The Parties shall discuss in good faith so as to determine which one of the Parties is best qualified to be the sponsor of each Clinical Study.
(ii)    Neither Party nor its Affiliates shall conduct, or authorize any Third Party to conduct, any Development activities with respect to the Product in the Field, except as expressly permitted in this Article 4.
(f)     Updating and Amending the GDP.
(i)    As soon as reasonably practicable, the Parties shall submit the Global Registration Studies included in the Initial GDP to the FDA and EMA. The Parties agree that in the event that a Global Registration Study does not obtain a positive opinion of the EMA or the FDA (or both) pursuant to the preceding sentence, the GDP shall be amended, as determined by the JDC to adjust the clinical study design and protocols of such Global Registration Study such that it does obtain a positive opinion of both the EMA and the FDA, or, if no agreement cannot be reached between the Parties through the JDC, such Global Registration Study shall be excluded from the GDP. Notwithstanding the foregoing, either Party may decide to exclude [*] from the GDP within [*] following the receipt of the opinions of the EMA and the FDA, in which case either Party may carry out such Clinical Study as an Additional Development Activity pursuant to section 4.2(g)(iii)(A). The Parties shall use Diligent Efforts to redeploy the budget allocated to any excluded or modified Clinical Study under the Development Budget to support the addition of new Clinical Studies to the GDP and/or the expansion of Clinical Studies included within the Initial GDP, in a manner consistent with Section 4.2(f)(iii) below, over a period of [*] following the decision to exclude such Clinical Study from the GDP. It is also understood that if the EMA, or FDA, respectively, require a study design that would not be appropriate for use in obtaining approval in, respectively, the United States, or in the European Union (as determined by the JDC), unless otherwise agreed, such study will not be included in the GDP. For purposes of the foregoing, it is understood that if the FDA or EMA does not expressly provide a

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positive opinion as to a Clinical Study, the absence of express objections will be considered to be a positive opinion.
(ii)    The JDC shall review the GDP not less frequently than annually and shall develop detailed and specific GDP updates, which shall include the Development Budget for the subsequent Calendar Year and the succeeding Calendar Years through the end of the period covered by the GDP. The JDC shall submit all such updates to the JSC for review and approval, such that JSC preliminary approval would occur no later than September 1 of each Calendar Year. Upon the JSC’s preliminary approval, such updates shall be submitted to each Party for its internal budgeting process with a target for final approval by the JSC no later than December 1 of each Calendar Year, at which time any updates shall be appended to the GDP. The JDC may also develop and submit to the JSC from time to time other proposed substantive amendments to the GDP. The JDC shall also review each Party’s (and its Affiliates’) performance under the then-current GDP (including the Development Budget) on a quarterly basis, and shall develop detailed and specific updates and substantive amendments to the Development Budget that reflect such performance. The JSC shall review proposed amendments presented by the JDC and may approve such proposed amendments or any other proposed amendments that may be proposed to the JSC from time to time and, upon such approval by the JSC, the GDP shall be amended accordingly. Amendments and updates to the GDP, including the Development Budget, shall not be effective without the approval of the JSC (or the Senior Executives pursuant to Section 17.1, if applicable). In the event that the JSC does not approve an updated GDP, including the Development Budget, prior to the start of the next Calendar Year, either Party may initiate procedures to resolve the issue pursuant to Section 17, and the then-current GDP, together with the budgeted amounts set forth in the Development Budget, shall continue to apply until the GDP is agreed by the JSC or the Senior Executives pursuant to Section 17.1.
(iii)    Exhibit 4.2 includes the anticipated budget amounts and associated timelines for Development of the Product through the completion of all studies included in the GDP as of the Effective Date. In reviewing and approving annual updates or amendments to the Development Budget, the JSC (or the Senior Executives pursuant to Section 17.1, if applicable) shall consider the budget amounts and timelines reflected in Exhibit 4.2 (the “Overall Budget”). To the extent that (i) the price of clinical materials (other than a Product) to be used with a Product in Clinical Studies included in the GDP vary from the prices budgeted for such clinical materials in the then current Development Budget, or (ii) the quantities of clinical materials (a Product or other clinical materials to be used with a Product) actually used in carrying out Clinical Studies included in the GDP vary from the quantities

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budgeted for such clinical materials in the then current Development Budget, the Development Budget will be adjusted to reflect such updated costs and the amount of the Overall Budget will be adjusted accordingly. Notwithstanding the foregoing, if as a result of changes required by the EMA or the FDA to the protocol of a Global Registration Study included in the GDP as of the Effective Date, the Parties through the JDC conclude that such Global Registration Study cannot reasonably be reconfigured in a manner that will satisfy the requirements of the EMA and the FDA and benefit the European Union and the United States then to the extent PFM pursues separate company sponsored territory-specific Additional Development Activities, the Overall Budget shall be reduced by the amount budgeted for such territory-specific Clinical Study, provided that such budgeted amount shall be reasonable and shall in no event exceed the amount of the Study Budget for the removed Global Registration Study, and provided further that PFM then uses Diligent Efforts to carry out such territory-specific Clinical Study. In such case, each Party’s commitment to its share of the Overall Budget will be reduced by the same relative proportion as set forth in Section 4.5 (a) of the budgeted amount for territory-specific Clinical Study. Similarly, if PFM exercises its right pursuant to Section 4.2 (g) (iv) to use the Data resulting from an Additional Development Study, at PFM’s written request the Overall Budget shall be reduced by an amount equal to [*].
(g) Additional Development Activities. Each Party shall be permitted to undertake Development activities in addition to those planned or in progress under the then-current GDP (collectively, “Additional Development Activities”), provided that such Party complies with the provisions of this Section 4.2(g).
(i) Additional Development Proposals. If a Party desires to undertake Additional Development Activities, such Party shall submit to the JDC a proposal for the addition of such Additional Development Activities to the GDP, including a proposed budget for such Activities (an “Additional Development Proposal”). The JDC shall review each such Additional Development Proposal and shall provide the JSC with a recommendation as to whether such Additional Development Proposal should be approved or rejected.
(ii) Inclusion of Additional Development Activities in the GDP.
(A)    The JSC shall review each Additional Development Proposal and the accompanying recommendation submitted by the JDC and may approve or reject such Additional Development Proposal in its discretion. If the JSC approves an Additional Development Proposal, the GDP shall be deemed to be amended to include the Additional Development Activities and associated budget upon approval of such Additional

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Development Proposal by the JSC. For the sake of clarity, all FTE Costs and Out-of-Pocket Costs incurred by the Parties and their Affiliates in performing such Additional Development Activities included in the GDP shall be treated as Development Costs and shared by the Parties in accordance with Section 4.5.
(B)    If the JSC is divided as to whether to approve an Additional Development Proposal, then such Additional Development Activities will not be included in the GDP, and the provisions of Sections 4.2(g)(iii) through (vi) below shall apply.
(iii)    Independent Performance of Additional Development Activities.
(A)    If the JSC votes not to approve an Additional Development Proposal, or does not approve an Additional Development Proposal within sixty (60) days of its submission to the JSC, then the Party that submitted the Additional Development Proposal (the “Additional Development Party”) may, upon notice to the other Party, conduct the relevant Additional Development Activities in accordance with the Additional Development Proposal at its own expense, subject to Section 2.1 above; provided, however, that:
(1)    the Additional Development Party shall keep the JDC informed as to the design of the studies within the Additional Development Activities to be conducted by or under authority of the Additional Development Party;
(2)    if the other Party (the “Non-Additional Development Party”) determines reasonably and in good faith that any of the proposed Additional Development Activities are reasonably likely to adversely affect the Development or commercialization of the Products in the Field, then the Additional Development Party shall not undertake such Additional Development Activities unless and until the JDC or JSC determines that such Additional Development Activities should be permitted; and
(3)    without limiting the Non-Additional Development Party’s rights under subsection (2) above, the Additional Development Party shall be entitled to conduct Additional Development Activities comprising Clinical Studies in countries of the other Party’s territory, provided that the Additional Development Party has informed and coordinated with the other Party prior to commencing such Additional Development Activities;
Except for Investigator Sponsored Clinical Studies included in the Existing Clinical Studies, no Party shall authorize or support an Investigator Sponsored Clinical Study or any Post-Approval Marketing Clinical Study in the other Party’s territory without obtaining prior written consent.

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(B) The Additional Development Party shall provide formal written reports of the results and costs of the Additional Development Activities to the JDC during meetings of the JDC, upon request of the other Party but not more than twice a year during the period in which any study within the Additional Development Activities is being performed. For clarity, Section 18.9 shall apply with respect to Additional Development Activities undertaken by either Party in accordance with this Section 4.2(g)(iii).
(iv)    Costs of Additional Development Activities and Use of related Data. The Additional Development Party shall bear all costs associated with the Additional Development Activities it undertakes and such costs shall not be taken into account as Development Costs for purposes of Section 4.5. If a Party uses Data generated by the other Party pursuant to a Clinical Study included in the Additional Development Activities in a substantive manner by filing the same with a Regulatory Authority (either directly or by reference under Section 4.4(e) below) as the basis for obtaining new or expanded Marketing Approval for the Product for the same Indication that was the subject of study in such Additional Development Activities, the non-Additional Development Party shall reimburse the Additional Development Party an amount equal [*] (to the extent not previously reimbursed pursuant to subsection 4.2(g)(v)). Such costs will be determined using the same manner of calculating Development Costs under the GDP. In the event either Party undertakes Additional Development Activities comprising material non-clinical studies of the Product, the Parties will agree upon an equitable reimbursement strategy should the non-Additional Development Party wish to use such Data. For the avoidance of doubt, if the non-Additional Development Party does not elect to use the Data of such Additional Development Activities, such election shall not in and of itself be deemed in breach of its Diligent Efforts obligations pursuant to this Agreement.
(v)    Opt-In for Additional Development Activities. In the event that the non-Additional Development Party elects, in its sole discretion and upon written notice to the Additional Development Party (an “Additional Development Opt-In Notice”), on a study-by-study basis, to opt in with respect to a given Clinical Study within the Additional Development Activities, then (A) such Clinical Study shall be deemed to be included in the GDP from and after the date on which such Opt-In Notice is received by the Additional Development Party (the “Additional Development Opt-In Date”); (B) the then-current plan and budget of the Additional Development Party with respect to such Clinical Study shall be deemed to be included within and form part of the GDP from the Additional Development Opt-In Date, and shall control with respect to such Clinical Study unless and until an amendment to GDP providing for a different or modified plan and budget is approved by the JSC; (C) the Out-of-Pocket Costs and FTE Costs associated with such Clinical Study

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incurred after the Additional Development Opt-In Date shall be treated as Development Costs and shared by the Parties in accordance with Section 4.5; and (D) the non-Additional Development Party shall reimburse the Additional Development Party [*] (to the extent not previously reimbursed pursuant to subsection 4.2(g)(v)) before the Additional Development Opt-In Date ). Such costs will be determined using the same manner of calculating Development Costs under the GDP. For the avoidance of doubt, if the non-Additional Development Party does not elect to use the Data of such Additional Development Activities, such election shall not in and of itself be deemed in breach of its Diligent Efforts obligations pursuant to this Agreement.
(vi)    Investigator Sponsored Clinical Studies. Notwithstanding Section 4.2(g)(iii) above, a Party wishing to authorize an Investigator Sponsored Clinical Study in its territory shall not be required to obtain JDC approval of the protocol for such Investigator Sponsored Clinical Study so long as such study does not fall within one of the categories listed in the IST Guidelines, however each Party agrees to inform the other Party of such Investigator Sponsored Clinical Study through the JDC on a period basis. In the event that a proposed Investigator Sponsored Clinical Study falls within one of the categories listed in the IST Guidelines, then authorization of such Investigator Sponsored Clinical Study shall require approval of the JDC. Notwithstanding Section 4.2(g)(iii), neither Party shall authorize or contribute to any Investigator Sponsored Clinical Study within the other Party’s territory without the prior written approval of the other Party to be given in its sole discretion.
4.3    Development Efforts; Manner of Performance; Reports.
(a) Development Efforts. Each of Array and PFM shall use Diligent Efforts to execute and to perform, or cause to be performed, the activities assigned to it in the GDP, and to cooperate with the other in carrying out the GDP, in accordance with the timetables therein. Each Party and its Affiliates shall conduct its Development activities in good scientific manner and in compliance with applicable Law, including Laws regarding environmental, safety and industrial hygiene, Good Manufacturing Practice, Good Laboratory Practice and Good Clinical Practice, current standards for pharmacovigilance practice, and all applicable requirements relating to the protection of human subjects. Before commencement of each Clinical Study pursuant to the GDP, the JDC shall define the common database format to be used, the owner of such database, the access of the other Party to the database, and the relevant clinical information to be contained within. This will be done in a manner designed to address both FDA and EMA requirements.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Day-to- Day Responsibility. Each Party shall be responsible for day-to-day implementation of the Development activities for which it (or its Affiliate) has or otherwise is assigned responsibility under this Agreement or the GDP and shall keep the other Party reasonably informed as to the progress of such activities, as determined by the JDC.
(c) Exchange of Data and Know-How.
(i)    By Array. Array or its Affiliates will make available to PFM, all additional Array Know-How relating to the Product (i.e., beyond that already made available to PFM as of the Effective Date) as PFM may reasonably request that exists as of the Effective Date, is reasonably available to Array and is necessary, or materially useful, for PFM to Develop, manufacture and/or commercialize the Product in accordance with this Agreement, including all Data and database from the Existing Clinical Studies and any other Clinical Studies and pre-Clinical Studies for the Product that have been conducted by or on behalf of Array prior to the Effective Date. Array shall make any such Data available in the original language in which such Data was generated. Without limiting the foregoing, Array shall provide to PFM within ten (10) Business Days of the Effective Date soft copies of all Data and other documents made available to PFM prior to the Effective Date in an electronic data room.
(ii)    By Either Party. During the term of this Agreement, Array shall provide to PFM all Array Know-How, and PFM shall provide to Array all PFM Know-How, that is generated during the term of this Agreement and that has not previously been provided hereunder, in each case promptly upon request by the other Party. The Party providing such Party’s know-how shall provide the same in electronic form to the extent the same exists in electronic form, and shall provide copies or an opportunity to inspect (and copy) for all other materials comprising such know-how (including, for example, original patient report forms and other original source data). Any Data provided by one Party to the other under this Subsection 4.3(c)(ii) shall be provided in the original language in which such Data was generated, provided that, with respect to Data relating to the Global Development Plan, if such original language is not English, then the Party supplying such Data shall also provide English translations thereof. The Parties will cooperate and reasonably agree upon formats and procedures to facilitate the orderly and efficient exchange of the Array Know-How and the PFM Know-How in accordance with the last sentence of Section 4.3 (a).

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii) Provision of Data to JDC. Upon request by the JDC, each Party shall promptly provide the JDC with summaries in reasonable detail of all Data generated or obtained in the course of such Party’s performance of its Development activities.
(d)    Development Reports. At each meeting of the JDC, each Party will report on the Development activities such Party and its Affiliates has performed or caused to be performed since the last meeting of the JDC, evaluate the work performed in relation to the goals of the GDP and provide such other information as may be reasonably requested by the JDC with respect to such Development activities.
(e)    Compliance Audits. With respect to any facility or site at which a Party, its Affiliates or its Subcontractor conducts Development activities pursuant to this Agreement or the GDP, the other Party shall have the right, at its expense, upon reasonable written notice to such Party (and if applicable, such Affiliate or as described below, Subcontractor), and during normal business hours, to inspect such site and facility and any records relating thereto once per year, or more often with cause, to verify the other Party’s compliance with the terms of this Agreement relating to all applicable Laws, including Good Manufacturing Practice, Good Laboratory Practices, Good Clinical Practices and current standards for pharmacovigilance practice. Such inspection shall be subject to the confidentiality provisions set forth in Article 10. Each Party agrees to use Diligent Efforts, to include in any contract or other written arrangement with its Subcontractors, a clause permitting the other Party to exercise its rights under this Section 4.3(e). In the event a Party is unable to secure such inspection rights from any of its Subcontractors, such Party agrees to secure such rights for itself and, if requested by the other Party, shall exercise such rights, at its own expense, on behalf of the other Party and fully report the results thereof to the other Party.
(f)        Quality Assurance Audits. PFM’s quality assurance department will be responsible for establishing audit plans for the Development activities assigned to PFM in the GDP according to PFM’s internal SOP. Array’s quality assurance department will be responsible for establishing audit plans for the Development activities assigned to Array in the GDP according to Array’s internal SOP. The JDC shall form a joint Oversight/Quality Working Group (the “Oversight/Quality Working Group”) and such Oversight/Quality Working Group may review and provide comments on the audit plans established by PFM’s and Array’s quality assurance personnel. PFM’s and Array’s quality assurance personnel will each consider in good faith all such comments submitted by the Oversight/Quality Working Group, but PFM’s

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and Array’s quality assurance personnel shall each have final decision-making authority with respect to the audit plans it develops.
4.4    Regulatory Submissions and Marketing Approvals.
(a)    Regulatory Responsibilities. PFM or its Affiliate shall be responsible in accordance with Section 8.1 for seeking and attempting to obtain all Marketing Approvals for the Product in the Field in the PFM Territory in accordance with the terms of this Agreement.
(b)    Ownership of Marketing Approvals. PFM, a PFM Affiliate or Sublicensee shall own all regulatory submissions, including all applications, for Marketing Approvals for the Products in the Field in the PFM Territory. As between the Parties, Array or an Array Affiliate shall own all regulatory submissions, including all applications, for Marketing Approvals for the Products in the Field in the Array Territory.
(c)    CTAs. Each Party shall own the CTAs of the Clinical Studies for which it is the sponsor. To the extent PFM or its Affiliate is performing Development activities in the Array Territory pursuant to the GDP, or Array or its Affiliate is performing Development activities in the PFM Territory under the GDP, in each case in accordance with this Agreement, the other Party or its Affiliate shall cooperate fully, including by making such Regulatory Filings and submissions and undertaking such regulatory interactions as the Party performing (or whose Affiliate is performing) such Development activities may reasonably request for such purposes.
(d)    Regulatory Cooperation.
(i)    The JDC shall review the overall global regulatory strategy and positioning for the Product in the Parties’ respective territories. In connection with such review, each Party shall provide to the JDC such information regarding a proposed filing as either Party may reasonably request.
(ii)    To the extent consistent with applicable Law, Array shall have the right to participate in all material meetings, conferences and discussions by PFM or its Affiliates with the EMA pertaining to the Development of the Product or the obtaining of Marketing Approval in the European Union, by having up to two (2) Array representatives attending as silent observers under PFM’s supervision. PFM shall provide Array with reasonable advance notice of all such meetings and other contact and advance copies of all

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

related documents and other relevant information relating to such meetings or other contact. PFM shall (A) provide the JDC with copies of all material submissions it makes to, and all material correspondence it receives from, a Regulatory Authority pertaining to Marketing Approvals in the Key Countries, and, (B) provide to Array copies of the proposed labeling for the Product in the local language to be filed in the Key Countries, and Array may provide comments regarding such documents, labeling and correspondence prior to their submission, which comments PFM shall consider in good faith. Additionally, PFM shall provide Array with (1) a copy of the MAA in electronic format provided that in cases where the MAA was not filed electronically, PFM will provide the electronic files used to generate such submission, and (2) copies of the final labeling for the Product in the local language in all countries in the PFM Territory in which PFM obtains Marketing Approvals. Array shall assist PFM in PFM’s interactions with the Regulatory Authorities in PFM Territory, including by providing responses to the questions raised by such Regulatory Authorities.
(iii)    To the extent practicable and consistent with applicable Law: (A) PFM shall have the right to have up to two PFM representatives attend, as silent observers and under Array’s supervision, all material meetings, conferences and discussions by Array or its Affiliates with the FDA pertaining to the Development and registration of the Product in the United States by having up to two (2) PFM representatives attending as silent observers under Array’s supervision, and (B) Array shall provide PFM with reasonable advance notice of all such meetings and other contact and advance copies of all documents and other relevant information for discussion at such meetings to the extent relating to such meetings or other contact. Array shall provide to the JDC, copies of all material submissions it makes to, and all material correspondence it receives from, a Regulatory Authority pertaining to Marketing Approvals in the U.S. and PFM may provide comments regarding such documents and correspondence prior to their submission, which comments Array shall consider in good faith.
(iv)    Notices, copies of submissions and correspondence, and other materials to be given in advance as provided in this Section 4.4(d) shall be provided at least five (5) Business Days in advance unless circumstances necessitate a shorter time period, and in any event not less than a reasonable time in advance under the circumstances.
(v)    The Parties shall establish a process through a working group formed by the JDC to determine which documents and correspondence will be exchanged by the Parties pursuant to Section 4.4(d)(ii) and 4.4(d)(iii).

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)    Each Party shall bear its own expenses in connection with its activities conducted in accordance with Sections 4.4(d)(ii) and (iii) above.
(e)    Rights of Reference and Access to Data. Each Party shall have the right to cross-reference the other Party’s Regulatory Filings related to the Products (including each other’s, and their Affiliate’s or Subcontractor’s, DMF), and to access such Regulatory Filings and any Data therein and use such Data in connection with the performance of its obligations and exercise of its rights under this Agreement, including inclusion of such Data in its own Regulatory Filings for Product; provided, however, that (i) with respect to Data obtained from Additional Development Activities conducted at the other Party’s expense in accordance with Section 4.2(g), the non-funding Party’s right to cross-reference, or to include such Data in its Regulatory Filings for Product, shall be subject to compliance with the corresponding reimbursement obligation set forth in Section 4.2(g), and (ii) the definition of “Data” shall not include the closed portions of any DMF, nor any information contained in any such portions of a DMF and, notwithstanding any other provision of this Agreement, neither Party shall have any obligation to disclose to the other Party, or any of its Affiliates or Sublicensees, the closed portions of such DMFs or any information contained therein, but shall provide to the other Party all necessary or useful Right of Reference to such close portion. Each Party hereby grants to the other Party, its Affiliates and Sublicensees (or in the case of Array, its other licensees) a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) in the United States, or an equivalent right of access/reference in any other country or region, to any Data, including such Party’s or its Affiliate’s clinical dossiers, Controlled by such Party or such Affiliate that relates to the Product for use by the other Party to Develop and Commercialize the Product in the Field pursuant to this Agreement, subject to Section 4.2(g) above. Each Party or such Affiliate shall provide a signed statement to this effect, if requested by the other Party, in accordance with 21 C.F.R. § 314.50(g)(3) or the equivalent as required in any country or region or otherwise provide appropriate notification of such right of the other Party to the applicable Regulatory Authority. Each Party will provide, and cause its Affiliates to provide, cooperation to the other Party to effect the foregoing.
(f)        Regulatory Audits. The Parties shall cooperate in good faith with respect to Regulatory Authority inspections of any site or facility where Clinical Studies, manufacturing or pharmacovigilance activities with respect to the Product are conducted by or on behalf a Party pursuant to this Agreement, whether such site or facility is such Party’s or its Affiliate’s or Subcontractor’s (each an “Audited Site”). Each Party shall be given a reasonable opportunity (taking into account the timing and

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

notice provided by the applicable Regulatory Authority) to assist in the preparation of the other Party’s Audited Sites for inspection, where appropriate, and to attend any inspection by any Regulatory Authority of the other Party’s Audited Sites, and the summary, or wrap-up, meeting with a Regulatory Authority at the conclusion of such inspection. If such attendance would result in the disclosure to the other Party of Confidential Information unrelated to the subject matter of this Agreement, the Parties shall enter into a confidentiality agreement covering such unrelated subject matter. In the event that any Audited Site is found to be non-compliant with one or more Good Laboratory Practice, Good Clinical Practice, Good Manufacturing Practice or current standards for pharmacovigilance practice, the non-compliant Party shall submit to the other Party a proposed recovery plan or Corrective and Preventative Actions (“CAPA”) within a reasonable period after such non-compliant Party, its Affiliate or its Subcontractor receives notification of such non-compliance from the relevant Regulatory Authority and such non-compliant Party shall use Diligent Efforts to implement such recovery plan or CAPA promptly after submission. Each Party shall use Diligent Efforts to secure for the other Party the rights set forth in this Section 4.4(f) from its Subcontractors. In the event a Party is unable to secure such inspection rights from any of its Subcontractors, such Party agrees to secure such rights for itself and, if requested by the other Party, shall exercise such rights, at its own expense, on behalf of the other Party and fully report the results thereof to the other Party.
(g)    Pricing and Reimbursement Approvals. As between the Parties, PFM shall be responsible for and have the exclusive right to seek and attempt in accordance with Section 8.1 to obtain Pricing and Reimbursement Approval for the Products in the Field in the PFM Territory, provided that PFM shall keep Array reasonably informed with regard to any Pricing and Reimbursement Approval proceedings for the Product in the Field in the PFM Territory. As between the Parties, Array shall be responsible for and have the exclusive right to seek and attempt to obtain Pricing and Reimbursement Approvals for the Product in the Field in the Array Territory, provided that Array shall keep PFM reasonably informed with regard to any Pricing and Reimbursement Approval proceedings for the Product in the Array Territory.
4.5    Costs of Joint Development.
(a)    Cost Sharing. Development Costs incurred during the Term by the Parties in performing the GDP shall be borne by the Parties as follows: 60% by Array and 40% by PFM, provided that PFM’s share of the Development Costs with respect to [*].

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)    Development Costs Reports. Development Costs shall initially be borne by the Party incurring the cost or expense, subject to reimbursement as provided in Section 4.5(c). Each Party shall calculate and maintain records of Development Costs incurred by it and its Affiliates in accordance with procedures to be established by the JDC, and the procedures for reporting of actual results, review and discussion of potential discrepancies, quarterly reconciliation, reasonable cost forecasting, and other finance and accounting matters related to Development Costs will be determined by the JDC (the “Development Reconciliation Procedures”). Such procedures will provide the ability to comply with financial reporting requirements of each Party. The Development Reconciliation Procedures shall provide that within [*] after the end of each calendar quarter, each Party shall submit to the other Party (through the JDC) a report, in such reasonable detail and format as is established by the JDC, of all Development Costs incurred by such Party during such calendar quarter. Within [*] following the receipt of such report, each Party shall have the right to request reasonable additional information related to the other Party’s and its Affiliates’ Development Costs during such calendar quarter in order to confirm that such other Party’s spending is in conformance with the approved Development Budget. The JDC shall establish reasonable procedures for the Parties to share estimated Development Costs for each calendar quarter prior to the end of such calendar quarter, to enable each Party to appropriately accrue its share of Development Costs for financial reporting purposes.
(c)    Reimbursement of Development Costs.
(i)    The Party (with its Affiliates) that incurs more than its share of the total actual Development Costs for the Products shall be paid by the other Party an amount of cash sufficient to reconcile to its agreed percentage of actual Development Costs in each calendar quarter. Notwithstanding the foregoing, on a Calendar Year-to-date basis, the Parties shall not share any Development Costs in excess of the amounts allocated for such calendar quarter-to-date period in the Development Budget; provided, however, that Development Costs in excess of the Development Budget shall be included in the calculation of Development Costs to be shared by the Parties if (i) the JSC approves such excess Development Costs (either before or after they are incurred), which approval shall not be unreasonably withheld to the extent the Development Costs in excess of the Development Budget were not within the reasonable control of the Party (or Affiliate) incurring such expense or (ii) to the extent such excess Development Costs do not exceed [*] the total Development Costs allocated to be incurred by such Party and its Affiliates in the applicable Calendar Year-to-date period in accordance with the applicable Development

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Budget for such Calendar Year. If any excess Development Costs are excluded from sharing by the Parties for a particular Calendar Year-to-date period pursuant to the foregoing sentence, such excess Development Costs shall be carried forward to the subsequent calendar quarters and, to the extent the total Development Costs incurred by such Party for the Calendar Year-to-date as of the end of such subsequent calendar quarter are less than [*] of the aggregate Development Costs allocated to such Party under the Development Budget for such Calendar Year-to-date period, such carried forward amounts shall be included in Development Costs to be shared by the Parties for such Calendar Year-to-date-period (i.e., so that the total Development Costs incurred by such Party and its Affiliates that are shared pursuant to this Section 4.5 during any Calendar Year do not exceed [*] of the Development Costs allocated to such Party under the Development Budget for such Calendar Year, unless otherwise approved by the JSC). Notwithstanding the foregoing, excess Development Costs shared by the Parties in accordance with this Section 4.5(c)(i) shall not be deemed to increase the Overall Budget for purposes of Section 4.2(f)(iii) above.
(ii)    The Development Reconciliation Procedures shall provide for the JDC to develop a written report setting forth in reasonable detail the calculation of any net amount owed by Array to PFM or by PFM to Array, as the case may be, as necessary to accomplish the sharing of Development Costs set forth in Section 4.5(a) and this Section 4.5(d). The initial draft report shall be prepared by the JDC for review and comment by the Parties promptly following delivery of the reports described in Section 4.5(c) and the finalized version of such report shall be issued within [*] following the end of the calendar quarter. The net amount payable to accomplish the sharing of Development Costs as provided under this Agreement shall be paid by PFM or Array, as the case may be, within [*] following issuance of the finalized report.
(d)    Patient Samples. To the extent permitted by applicable Laws, each Party shall own or control any patient samples (together with compilations of Data comprising annotations, or correlating outcomes, with respect to such samples, “Patient Samples”) collected and retained in connection with Clinical Studies of which it is the sponsor (i.e., whether performed under the GDP or as Additional Development Activities).
4.6    Reporting; Adverse Drug Reactions.
(a)    Array shall hold and maintain the global safety database with respect to the Products. Array shall be responsible for core safety management of the Product, as provided in a pharmacovigilance agreement executed by the parties pursuant

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to section 4.6(b), within and outside the PFM Territory; and PFM shall cooperate with and assist Array, as requested and/or as provided in the pharmacovigilance agreement executed by the Parties, to enable Array to meet its regulatory reporting requirements with respect to the core safety management for the Product within and outside the PFM Territory. PFM shall be responsible for all other pharmacovigilance activities associated with the Product in the PFM Territory or with respect to Clinical Studies sponsored by PFM in Array Territory, including filing all reports required to be filed in order to maintain any CTA for the Product filed by or under the authority of PFM as the sponsor, and/or any Marketing Approvals granted for the Product, in the PFM Territory (including reporting of adverse drug experiences, product quality complaints and safety data relating to the Product in the PFM Territory). Each Party shall promptly notify the other Party with respect to any material changes or material issues that may arise in connection with any CTA for the Product filed by or under the authority of such Party as the sponsor, and/or any Marketing Approvals for the Product, in any country within such Party’s territories.
(b)    Promptly following the Effective Date, and in any event prior to PFM commencing a Clinical Study, the Parties shall enter into a pharmacovigilance agreement on terms no less stringent than those required by applicable ICH Guidelines, including: (i) providing detailed procedures regarding the responsibilities for the creation and maintenance of core safety information (e.g.,: Core Data Sheet, Risk Management Plan, Local Product Safety Labeling, Development and Product Safety Updates); the exchange of safety data relating to the Product within and outside the PFM Territory within appropriate time frames and in an appropriate format to enable each Party to meet its expedited and periodic regulatory reporting requirements; and (iii) ensuring compliance with the reporting requirements of all applicable Regulatory Authorities and all applicable legal and regulatory requirements for the management of safety data.
ARTICLE V
COMMERCIALIZATION AND PROMOTION
5.1    PFM Commercialization.
(a)    PFM’s Responsibility. Except as provided below, PFM shall be responsible for, and shall control the conduct of, the Commercialization of the Products in the PFM Territory, at its expense, in accordance with Section 8.1.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)    Commercialization Plan.
(i)    The plan for the marketing, promotion and commercialization of the Product in the Key Countries is attached to this Agreement as Exhibit 5.1 Part A (“Commercialization Plan”). The portion of the Commercialization Plan addressing the EEA Markets shall be consistent with the Committed Resource Level.
(ii)    The JCC shall review the Commercialization Plan (and any updates or revisions thereto submitted by PFM) on an ongoing basis, and in any event, the JCC shall review the then-current Commercialization Plan in June and December of each year, which shall be substantially similar in format and level of detail as the Commercialization Plan attached as Exhibit 5.1 Part A. PFM shall submit revisions to the then-current Commercialization Plan to the JCC and the JSC for their review; provided, however, the Committed Resource Level in effect for any Fiscal Year shall not be materially modified except as approved by the JSC.
(iii)    PFM shall use Diligent Efforts to carry out, and to cause its Affiliates and Sublicensees to carry out, all marketing, promotion and commercialization of the Products in the PFM Territory in accordance with the then-current Commercialization Plan and the provisions of this Agreement.
(c)    Marketing Materials. Marketing, advertising and promotional materials (“Marketing Materials”) concerning the Products for use in the PFM Territory, as well as training manuals and education and communication materials (“Educational Materials”) for Sales Representatives in the PFM Territory shall be developed and prepared by PFM, at its own expense. For sake of clarification it is understood that these Educational Materials are different from the additional minimization tools that could be required in Europe by EMA. Array shall provide reasonable assistance to PFM in connection with the foregoing, including supplying to PFM representative forms of Marketing Materials, training manuals and Educational Materials for the Product used by Array in the Array Territory, which PFM, its Affiliates and Sublicensees may adapt for use in the PFM Territory. Any Marketing Materials, training manuals and/or Educational Materials developed and used by PFM, its Affiliates and Sublicensees for the Product in the PFM Territory shall be consistent with the Marketing Approval in the applicable country and with the reasonable trademark guidelines for use of the Binimetinib Product Trademark agreed upon by the JCC, and shall comply with all applicable Laws, rules and regulations. PFM shall keep Array reasonably informed with respect to Marketing Materials and Educational Materials used in the in the PFM

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Territory and shall provide to Array copies (in electronic form) of any Marketing Materials and/or Educational Materials to be used in the Major Markets for the Product developed by PFM (and/or any of its Affiliates or Sublicensees) and any material changes to any such Marketing Materials and/or Educational Materials.
ARTICLE VI
PAYMENTS
6.1    License Fee. PFM shall pay to Array a license fee equal to thirty million USD (US $30,000,000) within [*] following the Effective Date in accordance with the payment provisions of Article 7. This license fee shall not be refundable or creditable against any future milestone payments, royalties or other payments by PFM to Array under this Agreement.
6.2    Milestone Payments.
(a)    Milestone Payments. In addition, PFM shall pay to Array the milestone payments set out below following the first achievement by PFM, and/or any of its Affiliates or Sublicensees, of the corresponding milestone events set out below with respect to the Product, in accordance with this Section 6.2 and the payment provisions in Article 7:

Milestone Event	Milestone Payment
1. [*]:	US$[*]
2. [*]:	US$[*]
3. [*]:	US$[*]
4. [*]:	US$[*]
5. [*]:	US$[*]
6. [*]:	US$[*]
7. [*]:	US$[*]
8. [*]:	US$[*]
9. [*]:	US$[*]
10.[*]:	US$[*]
With respect to the milestones set forth in (1) through (3), the total amount of such milestones shall not exceed USD [*].
With respect to the milestones set forth in (4) through (10), each such milestone payment shall be payable only once, provided that if more than one milestones are payable during the same calendar year, only the [*] would be payable during such calendar year and

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the payment of the [*] would be deferred to the subsequent calendar year in which no other milestone is otherwise payable. The total amount of such milestones shall not exceed USD [*].
(i)    Reports and Payments. PFM shall notify Array in writing within [*] after the achievement of each milestone set out in Section 6.2(a) by PFM, or any of its Affiliates or Sublicensees. The corresponding milestone payment shall be due within [*] of receipt by PFM of an invoice from Array and issued no earlier than the notice of achievement of the corresponding milestone event.
6.3    Earned Royalties For Products. During the term of this Agreement, PFM shall pay to Array, on a quarterly basis, a royalty on the Royalty Bearing Net Sales of Products by PFM, its Affiliates or Sublicensees. Such royalty shall be paid quarterly, at the applicable rates set forth in Section 6.3 below, based on the Annual Royalty Bearing Net Sales of all Products, subject to the adjustments set forth in Sections 6.4 to 6.8 (the Royalty Payments”).
(a)    General.
(i)    Subject to the other provisions of Sections 6.4 to 6.8, the applicable royalty rate shall be as follows:

Annual Royalty Bearing Net Sales in a Given Calendar Year	Royalty Rate
With respect to the portion of Annual Royalty Bearing Net Sales lower than or equal to [*]	[*]
With respect to the portion of Annual Royalty Bearing Net Sales higher than [*] and lower than or equal to [*]	[*]
With respect to the portion of Annual Royalty Bearing Net Sales higher than [*] and lower than or equal to [*]	[*]
With respect to the portion of Annual Royalty Bearing Net Sales higher than [*]	[*]
(ii)    Notwithstanding Section 6.3(a)(i) and subject to the other provisions of Sections 6.4 to 6.8, the royalty rate applicable to an Annual Royalty Bearing Net Sale of a Product in a country during the Secondary Royalty Term shall be [*].
(b)    For purposes of determining the royalty rate(s) pursuant to Section 6.3 that is or are applicable hereunder on the Net Sales of Products and for determining

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Net Sales for the Commercial Milestones, all Annual Royalty Bearing Net Sales of all Products in all countries of the PFM Territory shall be aggregated on a calendar year basis and the applicable royalty rate shall be determined.
(c)    For purposes of determining the royalty rate applicable under Section 6.3(a)(i), the Annual Royalty Bearing Net Sales of Products for which the royalty rate is subject to adjustment under Sections 6.5 below (Reduction for Generic Competition) and of Products not subject to such adjustment shall be allocated [*]. Such allocation shall initially be made on a quarterly basis for each calendar quarter, but shall be reconciled in the royalty report under Section 6.3(c) above for the fourth quarter of each year, based on total Annual Royalty Bearing Net Sales for the full calendar year. If as a result of such reconciliation, PFM has underpaid Array for the full calendar year, the shortfall shall be due with such final royalty payment for such calendar year. If as a result of such reconciliation, PFM has overpaid Array for the full calendar year, PFM shall be entitled to credit such overpaid amounts against future royalties due hereunder.
(d)    Royalty Reports. Within [*] after the end of each calendar quarter, commencing with the calendar quarter in which the First Commercial Sale occurs, PFM shall deliver to Array a report (each, a “Royalty Report”) setting out all details necessary to calculate the payments due under this Section 6.3, including:
(i)    gross sales of the Product in the PFM Territory in the relevant calendar quarter on a country-by-country basis;
(ii)    Royalty Bearing Net Sales in the relevant calendar quarter on a country-by-country basis;
(iii)    all relevant exchange rate conversions in accordance with Section 7.2;
(iv)    all relevant deductions in accordance with Sections 1.60 and 6.6; and
(v)    the amount of any payment due from PFM to Array, calculated in accordance with this Article 6.
6.4    Discounting. In the event that PFM, its Affiliates or Sublicensees sell a Product to a Third Party who also purchases other products or services from PFM, its

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Affiliates or Sublicensees, and PFM, its Affiliates or Sublicensees discount (including rebates) the purchase price of such Product to a greater degree than PFM, its Affiliate or such Sublicensee, as applicable, generally discounts (including rebates) the price of their other products or services to such customer, or than PFM’s competitor(s) generally discount the price of Competing Products to similarly situated customers, then, the Net Sales for the sale of the Product to such Third Party shall be determined by the JSC to reflect a fair and reasonable arm’s length price for the Product under the circumstances (taking into account the average discount given to the customer for such other products and services).
6.5    Reduction for Generic Competition.
(a) Initial Royalty Term. During the Initial Royalty Term for a Product in a particular country of the PFM Territory, the royalty rate applicable to such Product in such country under Section 6.3(a) (i) above is subject to reduction in certain events, based on the level of competition from Generic Versions of such Product in such country as follows. During the Initial Royalty Term for a Product in a country:
(iv)    If Generic Versions of such Product capture a Generic Market Share with respect to such Product in such country of [*] but [*], then for so long as Generic Version(s) maintain a Generic Market Share within such percentage range in such country, the royalty rate under Section 6.3(a) (i) applicable to the Annual Royalty Bearing Net Sales of such Product in such country shall be reduced by [*].
(v)    If Generic Versions of such Product capture a Generic Market Share with respect to such Product in such country of [*] or more, then for so long as Generic Versions maintain a Generic Market Share at or above such level in such country, in lieu of the royalty rate specified in Section 6.3(a) (i) above, the royalty rate applicable to Annual Royalty Bearing Net Sales of such Product in such country shall be equal to [*] plus any royalty due to by Array to [*], up to a limit of [*] of Annual Royalty Bearing Net Sales.
(i)    It is understood that the adjustment in this Section 6.5(a) shall apply to a particular Product in a particular country only during the Initial Royalty Term for such Product in such country. After such Initial Royalty Term, any adjustment based on Generic Market Share of Generic Versions of such Product in such country will be governed by Section 6.5(b) below, if applicable.
(b)    Secondary Royalty Term. If during the Secondary Royalty Term for a Product in a particular country, Generic Versions of such Product capture a Generic Market Share with respect to such Product in such country of [*] or more, then

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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for so long as such Generic Versions maintain a Generic Market Share at or above such level in such country, in lieu of the royalty rate specified in Section 6.3(a)(ii) above, the royalty rate applicable to Annual Royalty Bearing Net Sales of such Product in such country shall be [*]. It is understood that the adjustment in this Section 6.5(b) shall apply to a particular Product in a particular country only during the Secondary Royalty Term for such Product in such country, and that no adjustment shall be made under this Section 6.5 to the royalty rate specified in Section 6.3(a)(ii) by reason of a Generic Market Share of [*] during the Secondary Royalty Term for a Product in a particular country.
(c) Certain Terms. For purposes of this Section 6.5:
(i)     “Generic Version” shall mean, with respect to a Product, a non-proprietary product that: (A) is a generic medicinal version of such Product as defined in article 10(2)(b) of Directive 2001/83/EC, as amended by article 1(8) of Directive 2004/27/EC of March 31, 2004 or the equivalent Law in the applicable country; (B) is approved by the Regulatory Authorities of the applicable country and (B) is marketed in such country by an entity other than PFM, its Affiliates or its Sublicensees.
(ii)    “Generic Market Share” means, with respect to a Product in a country, the total unit volume of Generic Version(s) of such Product sold in such country, as a percentage of the combined unit volume of such Product and such Generic Version(s), in the aggregate in such country, for the current calendar quarter (i.e., the calendar quarter for which royalties are being calculated under Section 6.3) and the preceding calendar quarter. Such unit volumes shall be determined by the number of unit sales given for such Product and such Generic Version(s) in aggregate, during such period (based on data provided by a reputable Third Party data source generally accepted in the pharmaceutical industry in the relevant country and mutually agreed by the Parties).
6.6    Third Party Licenses. If PFM or any of its Affiliates or Sublicensees (i) becomes obliged to pay any amount to a Third Party with respect to any Blocking Patent or otherwise determines in its good faith judgment with advice from independent legal counsel that it is necessary or advisable to obtain a license from any Third Party with respect to any Blocking Patent in order to make, have made, use, sell, offer for sale or import the Product for any given country of the PFM Territory, PFM may deduct up to [*] of any such Third Party payments from the Royalty Payment; provided that such deduction shall not exceed in any calendar quarter [*] of the aggregate Royalty Payment otherwise payable in such calendar quarter, with any amounts in excess of the permitted deduction be carried forward

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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to the subsequent calendar quarters until exhausted. As used herein, “Blocking Patent” shall mean a Patent owned or controlled by a Third Party that covers the Product in the applicable country.
6.1    Additional Studies. In the event that one or more of the Existing Clinical Studies (i.e., NEMO, COLUMBUS or MILO) proves insufficient to obtain the anticipated Marketing Approval for the Product for treatment of the applicable indication being pursued and additional studies are required (i) in order to obtain such Marketing Approval or (ii) as a post-approval condition for maintaining such Marketing Approval (including any study upon which the grant of a Marketing Approval is expressly conditioned, any specific study reflected in Annex II to the Marketing Approval, or any requirement to investigate a safety concern in the RMP or to evaluate the effectiveness of risk minimization activities), then, PFM shall be entitled to set off [*] of the cost of such additional studies against future Royalty Payments payable by PFM, subject to the following: (a) PFM shall be entitled to offset the cost of such additional studies only if the [*] has been paid to Array for the indication that is the subject of such additional study, (b) such offset shall not exceed in any calendar quarter [*] of the aggregate Royalty Payment otherwise payable in such calendar (provided that any amounts in excess of the permitted deduction may be carried forward to the subsequent calendar quarters until exhausted), and (c) in no event shall the total aggregate amount of the offset with respect to any indication exceed [*].
6.1    Third Party Payments. Array shall be solely responsible for all Third Party license payments, milestones and royalties owed with respect to the Product, on intellectual property that is owned or licensed by Array on or prior to the Signing Date, or any Blocking Patent of which Array was actually aware but did not disclose to PFM on or prior to the Signing Date.
6.2    Aggregate Floor for Royalty Reductions. Royalty Floor. Notwithstanding Sections 6.5, 6.6, and 6.7, the Royalty Payment to Array shall not be reduced in any calendar quarter (a) during the Initial Royalty Term to less than [*] of the amount due under Section 6.3(a)(i) unless 6.5(a)(ii) applies in which case royalty shall be equal [*] plus any royalty due by Array to [*] of Annual Royalty Bearing Net Sales, and (b) during the Secondary Royalty Term to less than [*] of the amount due under Section 6.3(a)(ii) (provided that any amounts in excess of the permitted deduction shall be carried forward to the subsequent calendar quarters until exhausted), unless 6.5(b) applies in which case royalty shall be [*].

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Execution version

ARTICLE VII
PAYMENTS; BOOKS AND RECORDS
7.1    Payment Method. All payments under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by the Party to which such payments are due. Any payments or portions thereof due under this Agreement that are not paid by the date such payments are due under this Agreement shall bear interest at a rate equal Libor US Dollars one month with respect to payments in US Dollars, or the one month equivalent interbank offered rate with respect to payments in other currencies, plus in each case two percent (2%) per year, calculated on the number of days such payment is delinquent, compounded monthly and computed on the basis of a three hundred sixty five (365) day year. This Section 7.1 shall in no way limit any other remedies available to the Parties.
7.2    Currency Conversion. Unless otherwise expressly stated in this Agreement, all amounts specified in this Agreement are in US Dollars, and all payments by one Party to the other Party under this Agreement shall be paid in US Dollars. If any currency conversion shall be required in connection with the payment of royalties or other amounts under this Agreement, such conversion shall be calculated using the average exchange rate for the conversion of foreign currency into US Dollars, quoted for current transactions for both buying and selling US Dollars, as reported on the fixing page (“ECBREF”) published by the European Central Bank on Thomson Reuters Eikon for each Business Day of the calendar quarter to which such payment pertains.
7.3    Taxes.
(a)    Withholding Taxes. If Laws or regulations require withholding by PFM of any taxes imposed upon Array on account of any royalties or other payments paid under this Agreement, such taxes shall be deducted by PFM as required by Law from such payment and shall be paid by PFM to the proper taxing authorities. PFM shall use Diligent Efforts to secure official receipts of payment of any withholding tax and shall send them to Array as evidence of such payment. The Parties shall exercise their reasonable efforts to ensure that any withholding taxes imposed are reduced as far as possible under the provisions of any applicable tax treaty, and shall cooperate in filing any forms required for such reduction. Each Party shall cooperate with the other and furnish the other Party with appropriate documents, including Tax Documentation, to secure application of the most favorable rate of withholding tax under Applicable Law (or exemption from such withholding tax payments, as applicable). “ Tax

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

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Documentation” means, to the extent required to alleviate withholding on payments made by PFM to Array under this Agreement, the applicable French tax forms number 5000 and 5003, as such forms may be amended from time to time in accordance with Applicable Law duly stamped and validated by the relevant governmental entity with responsibility for taxes in connection with any tax reduction or exemption under any applicable international tax treaty between France and USA.
(b)    Sales Taxes. Any sales taxes (including any consumption tax or value added tax), use tax, transfer taxes, duties or similar governmental charges required to be paid in connection with the transfer to a Party of a Product (including for clarity, Drug Substance, Drug Product or Finished Product) produced by or on behalf of the supplying Party pursuant to this Agreement shall be the sole responsibility of the receiving Party. In the event that the supplying Party is required to pay any such amounts, the receiving Party shall promptly remit payment to the supplying Party of such amounts.
7.4    Records; Inspection.
(a)    PFM. PFM shall keep, and require its Affiliates and Sublicensees to keep, complete, true and accurate books of accounts and records (including, with respect to PFM’s FTEs and PFM’s Development Costs) for the purpose of determining the amounts payable to Array pursuant to this Agreement. Such books and records shall be kept for at least three (3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection by an independent auditor chosen by Array and reasonably acceptable to PFM for the purpose of verifying the amounts payable by PFM hereunder. Such inspections may be made no more than once each Calendar Year, at reasonable times and on reasonable prior written notice. Such records for any particular calendar quarter shall be subject to no more than one inspection. The independent auditor shall be obligated to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section 7.4(a) shall be at the expense of Array, unless a variation or error producing an underpayment in amounts payable exceeding [*] of the amount paid for a period covered by the inspection is established, in which case all reasonable costs relating to the inspection for such period and any unpaid amounts that are discovered shall be paid by PFM, together with interest on such unpaid amounts at the rate set forth in Section 7.1 above. The Parties will endeavor in such inspection to minimize disruption of PFM’s normal business activities to the extent reasonably practicable.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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(b)    Array. Array shall keep complete, true and accurate books of accounts and records (including, with respect to Array’s FTEs and Array’s Development Costs) for the purpose of determining payments due from PFM pursuant to this Agreement. Such books and records shall be kept for at least three (3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such three (3) year period by an independent auditor chosen by PFM and reasonably acceptable to Array for the purpose of verifying the amounts payable by PFM hereunder. Such inspections may be made no more than once each Calendar Year, at reasonable times and on reasonable prior written notice. Such records for any particular calendar quarter shall be subject to no more than one inspection. PFM’s independent auditor shall be obligated to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section 7.4(b) shall be at the expense of PFM, unless a variation or error producing an overpayment in amounts payable exceeding [*] of the amount paid for a period covered by the inspection is established, in which case all reasonable costs relating to the inspection for such period and any overpaid amounts that are discovered shall be paid by Array, together with interest on such overpaid amounts at the rate set forth in Section 7.1 above. The Parties will endeavor in such inspection to minimize disruption of Array’s normal business activities to the extent reasonably practicable.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Execution version

ARTICLE VIII
CERTAIN COVENANTS
8.1    General Diligence Obligations of PFM.
(a)    EEA Market. PFM shall use Diligent Efforts (itself or through its Affiliates) to obtain Marketing Approvals and Pricing and Reimbursement Approvals in the countries of the EEA Market, taking into account for purposes of establishing the order in which to pursue Pricing and Reimbursement Approvals in the individual countries of the EEA Market, the sequence of approvals most likely to maximize value across the EEA Market as a whole, and thereafter shall use Diligent Efforts to Commercialize the Product in the EEA Market in a manner intended to maximize Net Sales in the EEA Market as a whole through a commitment of resources no less than that comprising the Committed Resource Level.
(b)    Key Countries other than the EEA Markets: With respect to the Key Countries, other than the countries of the EEA Market, PFM shall use Diligent Efforts (itself or through its Affiliates) to obtain Marketing Approvals and Pricing and Reimbursement Approvals for and launch the Product in the Field, as promptly as practicable, taking into account for purposes of establishing the order in which to pursue Marketing Approvals and Pricing and Reimbursement Approvals in such Key Countries, the sequence of approvals most likely to maximize value in such countries as a whole, and thereafter shall use Diligent Efforts to Commercialize and maximize Net Sales of the Product in such countries as a whole.
(c)    Other Countries; Certain Limitations. With respect to countries outside the Key Countries and EEA Markets, PFM shall use Diligent Efforts (itself or through its Affiliates or Sublicensees) to obtain Marketing Approvals and Pricing and Reimbursement Approvals for, and commercialize the Product in, the Field.
(d)    For clarity, it is understood Diligent Efforts under Section 8.1(c) above shall not require PFM to commercialize the Products in any country if it would be commercially unreasonable to do so.
8.2    Exclusivity of Efforts.
(a)    To the extent permitted by applicable Laws, prior to the lapse of the Exclusivity Period, PFM and its Affiliates shall not directly distribute, sell or promote a Competing Product or grant the right to a licensee or distributor to distribute, sell or

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

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promote a Competing Product and such licensee or distributor actually starts to distribute, sell or promote such Competing Product, in any country of the PFM Territory. Without limiting any other remedies available to Array, if PFM does so, Array shall have the right to terminate this Agreement if PFM does not cure the breach within [*] of Array’s written notice to PFM. As used herein, (i) “Competing Product” shall mean a product, other than any product containing Binimetinib or Encorafenib, that includes, as an active pharmaceutical ingredient, an agent that is a [*], (ii) “[*]” means a compound that [*], and (iii) “[*]” means a compound that [*]. For the avoidance of doubt, [*] and [*] shall not include a compound that is [*].
(b)    To the extent permitted by applicable Laws, prior to the lapse of the Exclusivity Period, Array or its Affiliates shall not, directly distribute, sell or promote a Competing Product or grant the right to a licensee or distributor to distribute, sell or promote a Competing Product in the PFM Territory. Without limiting any other remedies available to PFM, if Array does so and does not cure the breach within [*] of PFM’s written notice to Array, then (i) the JCC shall be dismantled, (ii) the scope of oversight, review and coordination of the JDC, including without limitation obligations of the Parties with respect to information exchange, shall be limited to that required to continue the joint management of any ongoing Clinical Studies within the GDP; (iii) Array shall take appropriate steps and actions necessary (including by following commercially reasonable policies and procedures that are no less stringent than those customarily followed in the pharmaceutical industry when establishing firewalls) to ensure that, as applicable, (x) representatives of Array participating in the JDC meetings are not involved in any activities relating to the Competing Product and (y) there is no, direct or indirect, as applicable, disclosure, sharing or other use of any information obtained or discussed at the JDC meetings with the Competing Product program; (iv) PFM shall be released from its exclusivity obligations pursuant to Section 8.2 (a) as well as from its obligations to use Diligent Efforts to Develop and Commercialize the Product and with respect to the Committed Resource Level commitment, and (v) all payments due by PFM to Array pursuant to Article 6 shall be waived, provided that notwithstanding the foregoing, for so long as royalty payments continue to be due to [*] based on the activities of PFM, its Affiliates or Sublicensees, PFM shall be obligated pay Array the amount of such royalty payments (the remedies in subclauses (i) through (v) being together referred to as, “Specific Remedies”).
(c)        Notwithstanding Section 8.2(a), if (i) PFM merges or consolidates with, is otherwise acquired by, or acquires, a Third Party, or (ii) if Array merges or consolidates with, or acquires a Third Party, and in each case if such Third Party (or

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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any of its Affiliates) is as of the effective date of such transaction engaged in the marketing, sale, promotion or filing of (or holds) a MAA with respect to, a Competing Product, (a “Competing Product Affiliation Transaction”), and such Party or its relevant Affiliate (the “Electing Party”) notifies the other Party (the “non-Electing Party”) in writing within ninety (90) days after the effective date (i.e., after any pre-clearance or similar regulatory approval periods have expired) of such Competing Product Affiliation Transaction that it has elected one of the two options set forth below, and thereafter complies with the provisions below relevant to such election, then if PFM is the Electing Party, Array’s right to terminate this Agreement pursuant to Section 8.2(a) by reason of such Competing Product shall be suspended, and if Array is the Electing Party, PFM’s rights to the remedies described in Section 8.2(b) shall be suspended.
(A)    divest itself of rights to such Competing Product or terminate any marketing, sale, promotion or filing of an MAA with respect to such Competing Product (subject to any regulatory requirements to complete ongoing Clinical Studies) and notify the non-Electing Party in writing of such divestiture or termination within [*] months after the effective date of such Competing Product Affiliation Transaction, provided that if the Electing Party demonstrates to the non-Electing Party that it is diligently engaged in negotiations relating to any such divestiture, and such Competing Product is not affecting the Product or PFM’s activities with respect to the Product, such [*] month period may be extended with respect to the completion of such divestiture by mutual agreement for a period not to exceed [*] months from the closing date of such Competing Product Affiliation Transaction (it being understood that a divestiture may include an out-license of the rights to such Competing Product so long as the Electing Party does not retain any rights to itself or through Affiliates to Develop or commercialize the Competing Product); or
(B)    offer to contribute such Competing Product to the collaboration contemplated hereunder, and, if the non-Electing Party agrees to include such Competing Product in the collaboration, the Parties shall negotiate in good faith the terms attaching to such Competing Product, provided that, unless otherwise agreed by the Parties, an agreement shall be reached within [*] months after the date of such Competing Product Affiliation Transaction is signed by the Electing Party. If the non-Electing Party declines the Electing Party’s offer to include such Competing Product within the collaboration, or if having accepted such offer, the Parties are unable to agree upon terms for including such Competing Product in the collaboration, then if PFM is the Electing Party, Array shall have the right to terminate this Agreement upon [*] days written notice to PFM unless PFM notifies Array in writing within such [*] day period that it has elected to divest itself of rights to such Competing Product or terminate any marketing, sale, promotion or filing of an MAA with

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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respect to such Competing Product, and thereafter complies with the provisions of Section 8.2(c)(A) with respect to such divestiture, and if Array is the Electing Party, PFM shall be entitled to the rights to the remedies described in Section 8.2(b) upon [*] days written notice to Array unless Array notifies Array in writing within such [*] day period that it has elected to divest itself of rights to such Competing Product or terminate any marketing, sale, promotion or filing of an MAA with respect to such Competing Product, and thereafter complies with the provisions of Section 8.2(c)(A) with respect to such divestiture.
(d)    It is understood and agreed that Array’s grant of rights to AstraZeneca under the AZ Agreement shall not constitute a breach of Section 8.2(b). In the event that the rights to the [*] Licensed to AstraZeneca are returned to Array by AstraZeneca pursuant to a termination of the AZ Agreement or otherwise and such return would result in a violation of Section 8.2(b), Array shall have a right to avail itself of the options described in Section 8.2(c) above by notifying PFM in writing within [*] days after the effective date of the transfer back to Array of all rights to the [*] Licensed to AstraZeneca, that it has elected one of the two options set forth in Section 8.2(c) above, in which case the terms of Section 8.2(c) shall apply mutatis mutandis, and thereafter provided that Array complies with the provisions in Section 8.2(c) relevant to such election, PFM’s rights to the remedies described in Section 8.2(b) shall be suspended.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Execution version

ARTICLE IX
PRODUCT MANUFACTURING AND SUPPLY
9.1    General.
(a)    It is understood that Array procures supplies of Drug Substance, Drug Product and Finished Product (collectively, the “Materials”) from Third Party contractors. Subject to the terms and conditions of this Agreement, Array shall supply, or secure supply of, PFM’s requirements for Materials for the PFM Territory pursuant to one or more supply agreements to be entered into by the Parties as set forth below.
(b)    For purposes of this Article 9, “Drug Substance” shall mean active ingredient containing Binimetinib or Encorafenib that is intended to furnish pharmacological activity or other direct effect in the diagnosis, cure, mitigation, treatment, or prevention of disease or to affect the structure or any function of the human body, but does not include intermediates used in the synthesis of such ingredient ; “Drug Product” shall mean a finished dosage form containing Drug Substance; and “Finished Product” shall mean finished (i.e., fully packaged and labelled) Drug Product for commercial supply.
9.2    Clinical Supply. The JDC and the JMC shall establish as soon as practicable following the Effective Date procedures for the supply of Products to PFM for use in performing PFM’s Development activities under the GDP or Additional Development Activities, and the Parties shall enter into a clinical supply agreement within three (3) months of the Effective Date pursuant to which:
(a)    Array shall procure Materials on behalf of and as reasonably requested in writing by PFM, consistent with the key terms set forth in Exhibit 9.2 as well as any customary terms, which terms shall in all cases be consistent with Array’s contractual arrangements with its Third Party suppliers, and taking into account the regulatory requirements imposed on PFM;
(b)    Array may place orders for Product with its Third Party supplier(s) on PFM’s behalf, or, subject to PFM and the Third Party supplier(s) entering into an agreement or other arrangement therefor, Array shall arrange with such supplier(s) for PFM to place such orders, for shipment to PFM and for PFM to pay for such Product directly to the particular supplier. Array shall not require PFM to place orders directly with a Third Party supplier if the Third Party supplier is unwilling to fulfill such orders on terms as favorable to PFM as the terms such Third Party supplier(s) have extended to Array.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

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9.3    Commercial Supply. Within [*] of the Effective Date, the Parties shall enter into a commercial supply agreement (a “Supply Agreement”) on commercially reasonable terms documenting the arrangement pursuant to which:
(a)    Array shall supply PFM’s reasonable requirements for Materials for the PFM Territory, which Supply Agreement shall contain forecasting and ordering procedures (including lead times), product specifications, delivery terms and other appropriate provisions mutually acceptable, consistent with the key terms set forth in Exhibit 9.2 as well as any customary terms, which terms shall in all cases be consistent with Array’s contractual arrangements with its Third Party suppliers, and taking into account the regulatory requirements imposed on PFM as the holder the Marketing Approval;
(b)    Array has made arrangements with Novartis to transfer and validate at no cost to PFM all technology reasonably necessary for the manufacturing of the Products by Almac, Novasep and Catalent so that commercial quantities of Product can be supplied to PFM and released for the PFM Territories.
(c)    Materials supplied by Array to PFM for commercial sale of the Products shall be charged to PFM in an amount equal to Array Cost of Goods).
9.4    Limitation; Manufacturing by PFM. Array shall (a) cooperate fully with PFM to make available for the benefit of PFM the benefits of Array’s supply agreements and/or arrangements with its Third Party suppliers of Materials and (b) administer such agreements or arrangements diligently and pursue its rights and remedies thereunder.
9.5    Possible Technology Transfer. Notwithstanding anything in this Agreement, after receipt of Marketing Approval for a particular Product (i.e., either a Product containing Binimetinib or a Product containing Encorafenib), PFM shall have the right (but not the obligation) to manufacture and/or package, or engage a Third Party to manufacture and/or package, PFM’s requirements of particular Materials (e.g., PFM’s requirements of Drug Product or of Finished Product or PFM’s requirements of Drug Product of a particular Product) related to any Product for the PFM Territory. Notwithstanding the above, with respect to the Product containing Encorafenib which will be manufactured by [*] in the US, prior to receipt of Marketing Approval for such Product, PFM shall have the right (but not the obligation) to package or engage a Third Party to package PFM’s requirements of Drug Product and to control and release Finished Product containing Encorafenib. Promptly following PFM’s request, Array shall transfer, or cause to be transferred, to PFM or such Third Party manufacturer all Array’s Know-How that is necessary, useful or actually used

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

for such manufacture, packaging and/ or testing and release of Materials (and the cost of such transfer of Array Know-How shall be borne by PFM), and shall make personnel of Array reasonably available to assist PFM and/or its contractor in implementing the Array Know-How necessary to manufacture and/or control and release such Materials. In any event the Parties shall cooperate to use the same process in manufacturing Materials for use in Development. Upon completion of the technology transfer contemplated in this Section 9.5 with respect to any Material, Array’s supply obligations under Sections 9.2 and 9.3 with respect to such Material shall terminate and PFM shall assume all supply-related liability with respect to such Material which it manufactures or sources from Third Parties.
9.6    Companion Diagnostics. Each Party use Diligent Efforts to ensure availability in the other Party’s Territory any Companion Diagnostic developed by or on behalf of such Party for use with one or more Products. In furtherance of the preceding sentence
(a) Existing Clinical Studies. It is understood that Array is contracting or has contracted with Third Parties to develop Companion Diagnostics (i) for use with Binimetinib for the treatment of NRAS melanoma and (ii) for use with Binimetinib and Encorafenib for the treatment of BRAF melanoma. The Parties shall discuss and agree on the strategy to ensure such Third Party contractor makes such Companion Diagnostics available with respect to the Development, the registration and the Commercialization of the relevant Product(s) in such Indications in countries where the relevant Product will be Commercialized. In the event such Third Party contractor(s) fails to commercialize or ceases commercialization of a Companion Diagnostic subject to this Section 9.6(a), Array shall cooperate with PFM either to obtain from such Third Party contractor(s) quantities of such Companion Diagnostic to supply PFM’s reasonable requirements for the PFM Territory or enable PFM to conclude appropriate agreements with such Third Party contractor for commercialization of such Companion Diagnostics in the PFM Territory.
(b) Other. It is anticipated that the development of any necessary Companion Diagnostics for use with one or more Products in a particular Indication, either under the GDP or under Additional Development Activities, will be outsourced to Third Party subcontractor(s) by the Party responsible for the relevant Clinical Study under the GDP or performing Additional Development Activities. The Parties shall discuss and agree on the strategy to ensure such Third Party contractor makes such Companion Diagnostics available with respect to the Development, the registration and the Commercialization of the relevant Product(s) in such Indications in countries where

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the relevant Product will be Commercialized. In the event such Third Party contractor(s) fails to commercialize or ceases commercialization of a Companion Diagnostic subject to this Section 9.6(b), the Party contracting for such Companion Diagnostic development shall cooperate with the other Party either to obtain from such Third Party contractor(s) quantities of such Companion Diagnostic to supply the other Party’s reasonable requirements at the cost charged by the Third Party contractor to the contracting Party plus any other documented out-of-pocket costs and reasonable internal costs actually incurred by the contracting Party directly in procuring such Companion Diagnostic. or enable the other Party to conclude appropriate agreements with such Third Party contractor for commercialization of such Companion Diagnostics in the other Party’s Territory.
9.7    [*]. It is understood that Array benefits from the right to use certain [*] in connection with the development of the Products. Array shall (i) to the extent permitted under the [*], supply, or secure supply of, PFM’s requirements for the conduct of Clinical Studies of a Product(s) in combination with a [*] under the GDP or under Additional Development Activities; of (ii) enable PFM to conclude appropriate agreements with [*] for the conduct of such combination studies. In the event of supply pursuant to (i) above, Array shall supply the relevant [*] to PFM at Array Cost of Goods.

ARTICLE X
CONFIDENTIALITY
10.1    Confidential Information. Except as expressly provided in this Agreement, the Parties agree that the receiving Party shall not publish or otherwise disclose, and shall not use for any purpose, any information furnished to it by the other Party hereto pursuant to this Agreement (collectively, “Confidential Information”), without the prior written consent of the disclosing Party. Notwithstanding the foregoing, Confidential Information shall not include information that, in each case as demonstrated by written documentation:
(a)    was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure or, was developed by the receiving Party independent of disclosure by the disclosing Party;
(b)    was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)    became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;
(d)    was subsequently lawfully disclosed to the receiving Party on a non-confidential basis by a person other than the disclosing Party, and who did not directly or indirectly receive such information from disclosing Party; or
(e)    is developed by the receiving Party without use of or reference to any information or materials disclosed by the disclosing Party.
The Parties agree that Data generated in the course of performing the Global Development Plan shall be deemed Confidential Information of both PFM and Array, it being understood that each Party may use such Confidential Information for any purpose, subject to the requirements of Sections 10.3, 10.4, 10.5 and 10.7.
10.2    Permitted Disclosures. Notwithstanding the provisions of Section 10.1 above and subject to Sections 10.3 and 10.4 below, a receiving Party hereto may disclose the disclosing Party’s Confidential Information to its Affiliates, licensees (with respect to Array), permitted Sublicensees (with respect to PFM) and any other Third Parties to the extent such disclosure is reasonably necessary to exercise the rights granted to it, or reserved by it, under this Agreement, prosecuting or defending litigation, complying with applicable governmental Laws or regulations or the rules of any public stock exchange, submitting information to tax or other Governmental Authorities or conducting Clinical Studies hereunder with respect to the Product. If a receiving Party is required by Law or regulations to make any such disclosure of the disclosing Party’s Confidential Information, to the extent it may legally do so, it will give reasonable advance notice to the disclosing Party of such disclosure and, save to the extent inappropriate in the case of patent applications or otherwise, shall use diligent efforts to secure confidential treatment of such Confidential Information of the disclosing Party prior to its disclosure (whether through protective orders or otherwise). For any other disclosures of the other Party’s Confidential Information, including to Affiliates, licensees (with respect to Array), permitted Sublicensees (with respect to PFM) and other Third Parties, a Party shall ensure that the recipient thereof is bound by a written confidentiality agreement as materially protective of such Confidential Information and the disclosing Party as this Article 10. For clarity, it is understood that Array may use and disclose, in accordance with the foregoing, any PFM Know-How provided to Array by PFM to the extent reasonably necessary for the Development, commercialization, marketing, promotion and/or distribution of the Product for the Array Territory, subject to the requirements of Sections 10.3, 10.4, 10.5 and 10.7.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.3    Confidential Terms. Each Party agrees not to disclose to any Third Party the terms of this Agreement without the prior written consent of the other Party hereto, except each Party may disclose the terms of this Agreement: (a) to advisors (including financial advisors, attorneys and accountants), actual or potential acquisition partners or private investors, and others on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those in this Agreement; or (b) to the extent necessary to comply with applicable Laws and court orders, including securities Laws, regulations or guidances; provided that in the case of paragraph (b) the disclosing Party shall promptly notify the other Party and (other than in the case where such disclosure is necessary, in the reasonable opinion of the disclosing Party’s legal counsel, to comply with securities Laws, regulations or guidances) allow the other Party a reasonable opportunity to review the proposed disclosure and oppose with the body initiating the process and, to the extent allowable by Law, to seek limitations on the portion of the Agreement that is required to be disclosed. In addition, with respect of the required disclosure of a redacted version of this Agreement pursuant to applicable securities Laws, regulations or guidance, the disclosing Party shall provide the other Party with a draft of any disclosure it intends to issue at least fifteen (15) Business Days in advance and take into account the other Party’s reasonable comments.
10.4    Scientific Papers. Each Party through the JDC or its designee shall provide to the other, prior to submission for publication, a draft of any articles and papers containing Confidential Information or concerning a Product which have been prepared by or on behalf of such Party (or by a Clinical Study site contracted by such Party as sponsor of the relevant Clinical Study) or under the GDP (each a “Scientific Paper”) to be published in indexed medical and scientific journals and similar publications (“Medical Journals”). Commencing with the receipt of such draft Scientific Paper, the receiving Party shall have fifteen (15) Business Days to notify the sending Party of its observations and suggestions with respect thereto (it being understood that, during such fifteen (15) Business Day period, no submission for publication thereof shall take place) and the Parties shall discuss these observations and suggestions. The Party proposing to publish such Scientific Paper shall, in good faith, consider the comments made by the other Party, particularly if disclosure may be prejudicial to the other Party’s opportunity to obtain any Patent. The other Party may require that the publication be suspended for a period of time not exceeding sixty (60) days if a Patent may be filed using the Data or Know How covered in the proposed publication. Neither Party will publish or present any Confidential Information of the other Party without such other Party’s prior written consent. The sending Party shall provide to the Receiving Party copies of any final Scientific Paper accepted by a Medical Journal, within ten (10) Business Days

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

after the approval thereof (upon availability and distribution of such information assuming that providing such information is acceptable taking into consideration the publishers’ need to comply with any healthcare compliance guidelines). To enable free exchange of copyrighted material between the Parties, each Party agrees that it has or shall (i) obtain and maintain, at its own expense, an annual copyright license or equivalent license from the copyright clearance center and (ii) list the other Party as a collaborator in an agreement with the copyright clearance center if required by such agreement.
10.5    Abstracts, Posters and Slide Decks. If a Party (or a Clinical Study site contracted by such Party as sponsor of the relevant Clinical Study) intends to present findings with respect to a Product at symposia or other meetings of healthcare professionals, or international and/or US or European congresses, conferences or meetings organized by a professional society or organization (any such occasion, a “Scientific Meeting”), such Party through the JDC or its designee shall provide to the other, within ten (10) Business Days prior to submission or presentation, as the case may be, copies of (i) all abstracts that will be submitted for publication (ii) all draft slide presentations for use in oral presentations, and (iii) all posters that will be presented at such Scientific Meeting, in each case, concerning the Product which have been prepared by or on behalf of one of the Parties, for submission or presentation. Commencing with the receipt of any such abstract or poster, the receiving Party shall have six (6) Business Days to inform the sending Party of its observations and suggestions with respect thereto (it being understood that, during such review period, as applicable, no submission or presentation thereof shall take place) and the Parties shall discuss these observations and suggestions. The Party proposing to publish such an abstract or make such a presentation shall, in good faith, consider the comments made by the other Party, particularly if disclosure may be prejudicial to the other Party’s opportunity to obtain any patent rights. The other Party may require that the abstract or presentation be suspended for a period of time not exceeding sixty (60) days if a Patent may be filed using the Data or Know-How covered in the proposed abstract or presentation. A Party will not publish or present any Confidential Information of the other Party without such other Party’s prior written consent. The sending Party shall provide to the Receiving Party copies of (i) all final abstracts as soon as reasonably practicable after the approval of the Scientific Meeting, and (ii) all final posters accepted for publication or to be presented five (5) Business Days prior to the planned publication or presentation thereof (upon availability and distribution of such information assuming that providing such information is acceptable taking into consideration the publishers’ need to comply with any healthcare compliance guidelines). The Parties shall use good faith and reasonable efforts to provide the other Party with draft slide presentations in accordance with the foregoing time periods.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.6    Registries. Each Party shall be free to (a) register/publish the Clinical Studies they are sponsoring with respect to the Product, and (b) disclose any Data from such registered Clinical Trials concerning the Product, in each case on ClinicalTrials.gov or in similar clinical trial registries; provided, however, that the Party proposing to make such disclosure shall have provided the other Party a copy of the synopsis of the Clinical Study or a detailed description of any other proposed disclosure, as applicable, that it proposes to have published in such clinical trial registry at least thirty (30) days prior to such registration or disclosure and shall, in good faith, consider the comments made by the other Party regarding the proposed registration or disclosure and the protection of any intellectual property contained therein.
10.7     Press Releases. Notwithstanding anything to the contrary in Section 10.3, the Parties have agreed on a mutual press release to announce the execution of this Agreement in the form attached in Exhibit 10.7, together with a corresponding Question & Answer outline for use in responding to inquiries about the Agreement; thereafter, each Party may each disclose to Third Parties the information contained in such press release and Question & Answer outline without the need for further approval by the other Party. Each Party may also desire to issue subsequent press releases or other public statements relating to this Agreement or activities hereunder, including information which pertains to the development and regulatory progress of any Product. Such disclosure may include, without limitation, the achievement of a Milestone and any payments received in respect of such Milestone, as well as periodic updates regarding the status of the development and/or regulatory affairs pertaining to such Product. The Parties agree to consult with each other reasonably and in good faith with respect to the text of such press releases or other disclosures and obtain the approval of the other Party, no later than within five (5) Business Days prior to the issuance thereof; provided, however, that a Party may not unreasonably withhold or delay consent to such releases unless such release would adversely affect the rights or interests of such Party. After release of a press release, each Party may each disclose to Third Parties the information contained in such press release without the need for further approval by the other.
10.8    Prior Non-Disclosure Agreements. Upon execution of this Agreement, the terms of this Article 10 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties, including the Confidentiality Agreement between the Parties dated February 3, 2015. Any information disclosed under such prior agreements shall be deemed disclosed under this Agreement.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution version

ARTICLE XI
PATENT PROSECUTION AND ENFORCEMENT
11.1    Ownership of Inventions.
(a)    Title to all inventions and other intellectual property made solely by PFM personnel (or that of any Affiliate) in connection with this Agreement shall be owned by PFM (or its respective Affiliate).
(b)    Title to all inventions and other intellectual property made solely by Array personnel in connection with this Agreement shall be owned by Array.
(c)    Title to all inventions and other intellectual property made jointly by personnel of Array and PFM in connection with this Agreement shall be jointly owned by Array and PFM.
(d)     Except to the extent any jointly-owned inventions or intellectual property are included in subject matter licensed by one Party to the other Party under this Agreement, each Party may only practice any such jointly-owned inventions or intellectual property for its own internal purposes, and neither Party shall have the right to enforce, license, or assign such jointly-owned inventions or intellectual property, without the prior written consent of the other Party.
(e)     PFM hereby grants to Array a non-exclusive, royalty free license, with the right to sublicense, under any Improvements to make, have made, use, sell, offer for sale, import, the Products for use in the Array Territory. As used herein, “Improvements” means any Patent, invention or other intellectual property made by or under authority of PFM (including any PFM Know-How) using, or in connection with Development, Manufacture and/or Commercialization, of, the Product, in each case, to the extent the same is owned or Controlled by PFM or any of its Affiliates without any obligation to make a payment to a Third Party as a result of the grant of the license to Array.
11.2    Prosecution and Maintenance of Array Patents.
(a)    Prosecution of Array Patents. As between PFM and Array, Array shall, have responsibility for the filing, prosecution and maintenance of all Array Patents in the PFM Territory at Array’s costs. Array agrees to inform with sufficient advance notice and coordinate with PFM with respect to patent prosecution or other proceedings

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

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Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with respect to the Array Patents. Array shall provide PFM with copies of each draft patent application to be filed as well as copies of each office action received from the relevant patent offices in each country of the PFM Territory, in each case with enough lead time where reasonably practicable, to enable PFM to review and comment on such application or action; provided that Array shall have no obligation to delay any action or response pending receipt of such comments or suggestions. Additionally, Array will provide PFM with copies of the patent applications and responses to offices actions it ultimately files with the patent offices in the EEA Markets and Key Countries Territories, and any additional country where PFM informs Array of its intent to Develop and register the Product. If Array determines not to file within any jurisdiction requested by PFM, not to continue the prosecution of, or not to continue to maintain or defend, any Array Patent in any country in the PFM Territory, or if Array otherwise determines to abandon any such Array Patent, Array shall promptly notify PFM of such determination sufficiently in advance to permit PFM to undertake or continue the prosecution, maintenance or defense of such Array Patent without a loss of rights, and PFM shall have the right to undertake or continue such prosecution, maintenance or defense at its sole cost and expense, then PFM may deduct all such costs and expenses incurred in prosecuting such Array Patent from any payments due to Array under Section 6.4. PFM shall hold all information disclosed to it under this Section 11.2 as confidential.
(b)    Prosecution of Joint Patents. Prosecution of any Joint Patent shall be solely as mutually agreed.
(i)    Patent Term Extensions. Array shall have the right, in consultation with PFM with respect to the Array Patents, and PFM shall have the right, with respect to any Patents owned or Controlled by PFM, its Affiliates of Sublicensees, related to the Product, to file all applications and take actions necessary to obtain patent term extensions, or similar additional or supplemental protection, with respect to the Product under statutes in any other country within the PFM Territory, which extensions shall be owned by the Party that owns or Controls the underlying Patent. If such Party declines to pursue such patent term extensions, then the other Party shall have the right on behalf of such Party to file all such applications and take all such actions necessary to obtain such patent term extensions (or similar additional or supplemental protection) with respect to the Product. In each case, the Parties shall fully cooperate to obtain such extensions and additional protection.
11.3    Enforcement.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)     Enforcement Actions.
(i)    In the event that Array or PFM becomes aware of actual or threatened infringement or misappropriation of any Array Patent or Array Know-How in any country by the manufacture or sale or use of an unauthorized version of a Product (“Infringing Product”), that Party shall promptly notify the other Party in writing and the Parties shall consult with each other with respect to the strategy in response to such Infringing Product. PFM shall have the first right, but not the obligation, to initiate proceedings or take other appropriate action in PFM Territory, at its own expense, against any such Third Party, and Array shall have the sole right, but not the obligation, to initiate proceedings or take other appropriate action in Array Territory, at its own expense, against any such Third Party. If PFM does not initiate proceedings or take other appropriate action within one hundred twenty (120) days of receipt of a request by Array to initiate an enforcement proceeding, or if a legal proceeding must be commenced earlier than such 120-day period to avoid a loss of rights, then no later than five (5) days prior to such deadline, then Array shall be entitled to initiate infringement proceedings or take other appropriate action against an Infringing Product at its own expense and to include PFM as a nominal party plaintiff. The Party conducting such action shall have full control over its conduct, including settlement thereof; provided, however, that the Party conducting such action may not settle any such action, or make any admissions or assert any position in such action, in a manner that would materially adversely affect the rights or interests of the other Party, without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed. In any event, the Parties shall assist one another and cooperate in any such litigation at the other’s reasonable request.
(ii)    With respect to Infringing Products containing Binimetinib, PFM’s rights under Section 11.3(a)(i) are subject to the rights previously granted to AstraZeneca AB (“AZ”) pursuant to Sections 8.3.1 and 8.3.3 of that certain Collaboration and License Agreement between Array and AZ, effective as of December 18, 2003, as amended by that certain Amendment to Collaboration and License Agreement, between Array and AZ, effective as of June 1, 2009 (collectively, the “AZ Agreement”). For the avoidance of doubt, the rights granted to or retained by Array pursuant to Sections 8.3.1 and 8.3.3 of the AZ Agreement shall, to the extent relating to Infringing Products containing Binimetinib, be subject to this Agreement, including this Section 11.3. Without limiting the preceding sentence, [*]. Any enforcement actions initiated by AZ with respect to an Infringing Product shall be deemed initiated by Array for purposes of Section 11.3(a)(i), and the costs and expenses incurred by Array in such enforcement action shall include any costs and expenses reimbursed or required to be reimbursed by Array to AZ in accordance with the AZ

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement in such enforcement action. Additionally it is further understood that notwithstanding anything to the contrary in this Agreement, the AZ Agreement, and the rights granted to AZ thereunder, shall in no event constitute a breach of Sections 8.2(b) and 15.1.
(b)    Recovery. Array and PFM shall recover their respective actual out-of-pocket expenses (including attorneys’ fees), or equitable proportions thereof, associated with any litigation against infringers undertaken pursuant to Section 11.3(a) above or settlement thereof from any resulting recovery made by either Party. Any excess amount of such a recovery shall be allocated as follows: (i) if PFM initiated such litigation, [*] of such excess amount shall be retained by PFM and [*] by Array, and (ii) if Array initiated such litigation, Array shall retain [*] of such excess amount and PFM shall obtain [*] of such excess amount, to the extent such excess amount represents damages relating to manufacture or sale or use of an Infringing Product in the PFM Territory.
(c)    Cooperation. The Parties shall keep one another informed of the status of their respective activities regarding any litigation or settlement thereof concerning the Array Patents or the Array Know-How within the PFM Territory and shall assist one another and cooperate in any such litigation at the other’s reasonable request (including joining as a party plaintiff to the extent necessary and requested by the other Party).
11.4    Third Party Infringement Claims. If the production, sale or use of any Product in the PFM Territory pursuant to this Agreement results in a claim, suit or proceeding alleging patent infringement against Array or PFM (or their respective Affiliates, licensees or Sublicensees) (collectively, “Infringement Actions”), such Party shall promptly notify the other Party hereto in writing. The Party subject to such Infringement Action shall have the right to direct and control the defense thereof, at its own expense with counsel of its choice; provided, however, that the other Party may participate in the defense and/or settlement thereof, at its own expense with counsel of its choice. In any event, the Party that is subject to the Infringement Action agrees to keep the other Party hereto reasonably informed of all material developments in connection with any such Infringement Action. PFM agrees not to settle such Infringement Action, or make any admissions or assert any position in such Infringement Action, in a manner that would adversely affect the allegedly infringing Product or the manufacture, use or sale of such Product within or outside the PFM Territory, without the prior written consent of Array; and Array agrees not to settle such Infringement Action, or make any admissions or assert any position in such Infringement Action, in a manner that

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

would adversely affect the allegedly infringing Product, or the packaging, use or sale of such Product, within the PFM Territory, without the prior written consent of PFM, which shall not be unreasonably withheld or delayed.
11.5    Patent Marking. To the extent required by applicable Laws, PFM agrees to mark, and have its Affiliates and Sublicensees mark, all patented Products they sell or distribute pursuant to this Agreement in accordance with the applicable patent statutes or regulations in the country or countries of sale thereof.
11.6    Recordation. In those countries where PFM wishes to record its patent licenses, Array will provide to PFM, on PFM’s written request, a separate license for the Array Patents, and PFM will arrange for the recordation of such license with the appropriate governmental agency, at PFM’s expense, promptly following receipt of such license from Array. The Parties shall cooperate in the preparation and execution of such documents and Array shall provide all reasonable assistance to PFM in this respect.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution version

ARTICLE XII
TRADEMARKS
12.1    Display.
(a)    All packaging materials, labels and Marketing Materials for the Products shall display the Product Trademarks and no other product-specific trademarks or branding.
(i)    Products Containing Binimetinib. Where possible, PFM shall utilize “[*]” as the Product Trademark for Products containing Binimetinib. If the use of “[*]” is not advisable for legal, regulatory or other material reasons outside the Parties’ reasonable control, in one or more countries of the PFM Territory, PFM shall utilize “[*]” as such Product Trademark is such country or countries. If neither “[*]i” not “[*]” can be used (or if it is not advisable to use them) for legal, regulatory or other material reasons outside the Parties’ reasonable control, in one or more countries of the PFM Territory, PFM may select an alternative Product Trademark reasonably acceptable to Array for use in such country or countries, with any disputes being referred to the JSC for resolution, it being understood that in resolving any such dispute the JSC shall give preference to the creation of a single brand for Products containing Binimetinib in countries where neither “[*]” or “[*]” can be used.
(ii)    Products Containing Encorafenib. The JCC shall reasonably consider whether the Parties shall use a global Product Trademark in connection with the commercialization of Products containing Encorafenib. If the JCC cannot reach consensus with regard to whether a global Product Trademark should be used or the JCC determines that the Parties should not use a global Product Trademark, then Array shall select and propose, and the JCC shall consider and approve, a Product Trademark for use in the Array Territory in connection with the commercialization of such Products, and PFM shall select and propose, and the JCC shall consider and approve, a Product Trademark(s) for use in the PFM Territory in connection with the commercialization of such Products. The failure of the JCC to reach consensus with regard to whether a global Product Trademark should be used in connection with the commercialization of Products containing Encorafenib shall not be a matter subject to escalation and resolution under Sections 3.6, 17.1and 17.2. Such Products shall be promoted and sold, in accordance with the provisions of this Agreement, in the PFM Territory and the Array Territory under such Product Trademarks unless any such Product Trademark cannot be legally used to promote and sell the Product in a country, in which case an alternative Product Trademark proposed by PFM, if such country is a

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

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country in the PFM Territory, or Array, if such country is in the Array Territory, and approved by the JCC shall be used in such country. PFM (or its Affiliates, as appropriate) shall own and retain all rights to such Product Trademark(s) in the PFM Territory, and all goodwill associated therewith throughout the PFM Territory, and Array (or its Affiliates, as appropriate) shall own and retain all rights to such Product Trademark(s) in the Array Territory, and all goodwill associated therewith throughout the Array Territory.
(b)    Each Product shall be sold in the PFM Territory under the trade name PFM or other trade name chosen by PFM and the logo of PFM; provided, however that to the extent permissible under applicable Law within the PFM Territory, such packaging materials, labels and Marketing Materials shall also display the trade name of Array in reasonable size and prominence, as reasonably approved by Array. The trademarks of PFM, trade dress, style of packaging and the like with respect to the Product in the PFM Territory may be determined by PFM in a manner that is consistent with PFM’s standard trade dress and style, but shall be subject to the approval by the JCC to ensure the same are consistent with Array’s global trademark guidelines.
12.2    Grant of License. Subject to the terms and conditions of this Agreement, Array hereby grants, and shall cause its Affiliates to grant, to PFM a royalty-free, fully paid up, co-exclusive license to use the Product Trademark(s) and Internet domain names described in Section 12.1 solely for the purpose of commercializing the Products in the PFM Territory in accordance with this Agreement. PFM hereby grants, and shall cause its Affiliates to grant, to Array a royalty-free, fully paid up, co-exclusive license to use the Product Trademark(s) and Internet domain names described in Section 12.1 solely for the purpose of conducting Development activities with respect to the Product in the Array Territory, in accordance with this Agreement.
12.3    Registration of Trademarks and Trade Dress.
(a)    Products Containing Binimetinib. If the Product Trademark for Products containing Binimetinib is [*] or [*], Array (or its designee) shall use Diligent Efforts to file and register at Array’s expense and in its own name (to the extent permitted by applicable Law), appropriate registrations for such Product Trademarks in the PFM Territory. If, however, neither [*] nor [*] is available or desirable in a given country or countries, PFM agrees to file and register, at PFM’s expense and name, appropriate registrations for an alternative Product Trademark (selected in accordance with Section 12.1(a)(i)) in such country or countries of the PFM Territory. As between the Parties,

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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PFM shall have the sole right to file at its expense and in its own name, appropriate registrations for the trade dress utilized with the Product in the PFM Territory.
(b)    Products Containing Encorafenib. If the JCC determines that the Parties shall use a global Product Trademark in connection with the commercialization of Products containing Encorafenib, registration and filing of such global Product Trademark shall be solely as mutually agreed. Such trademark shall be filed and prosecuted at Array’s costs. If the JCC cannot reach consensus with regard to whether a global Product Trademark should be used or the JCC determines that the Parties should not use a global Product Trademark in connection with the commercialization of Products containing Encorafenib, then each Party will use Diligent Efforts to file and register at such Party’s expense and in its own name (to the extent permitted by applicable Law), appropriate registrations for such Product Trademarks (selected in accordance with Section 12.1(a)(i)) in its respective Territory. Each Party shall have the sole right to file at its expense and in its own name, appropriate registrations for the trade dress utilized with Products containing Encorafenib in such Party’s Territory.
12.4    Recordation of Licenses. In those countries where PFM wishes to record its trademark license, Array will provide to PFM, on PFM’s written request, a separate trademark license for the Product Trademarks licensed by Array to PFM, and PFM will arrange for the recordation of such trademark license with the appropriate governmental agency, at PFM’s expense, promptly following receipt of such license from Array. The Parties shall cooperate in the preparation and execution of such documents and Array shall provide all reasonable assistance to PFM in this respect.
12.5    Approval of Packaging and Promotional Materials. The Parties agree that the quality of the Products packaging shall be consistent with the highest standards of quality in the pharmaceuticals industry.
(i)    [*]/Array. Without limiting Section 5.1(c) above, to the extent necessary to preserve Array’s legal rights in the [*] or [*] Product Trademarks, PFM shall submit representative Marketing Materials, packaging and Product displaying the [*] or [*] Product Trademarks and/or Array’s trade name to Array for Array’s review and approval prior to the first use of such Marketing Materials, packaging or Product and prior to any subsequent change or addition to such Marketing Materials, packaging or Product; provided that if Array has not responded within thirty (30) days after the submission of such Marketing Materials, packaging or Product, Array’s approval will be deemed to have been received.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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(ii)    Other. With respect to all Product Trademarks other than [*] or [*], each Party shall, and shall cause its respective Affiliates and Sublicensees to, comply strictly with trademark style and usage standards approved by the Party licensing such Product Trademarks from time to time in connection with use of the such Product Trademark(s). Each Party shall, and shall cause its Affiliates to, at its own expense, submit representative Marketing Materials, packaging and Product displaying such Product Trademarks to the licensing Party for approval, which approval shall not be unreasonably withheld or delayed. In the event that either Party reasonably objects to a proposed usage of the Product Trademark(s), it shall give written notice of such objection to the other Party within 60 days of receipt of such sample, specifying the way in which such usage of its Product Trademark(s) fails to meet the style, usage or quality standards for the Product or Product Trademark set forth in the first two sentences of this Section 12.5 (ii). If such Party or its Affiliate wishes to use such representative Marketing Materials, it must remedy the failure and submit further samples to the licensing Party’s for approval.
12.6    Enforcement. If either Party becomes aware of any actual or threatened infringement of any Product Trademark in the PFM Territory, such Party shall promptly notify the other Party in writing. PFM shall have the first right, at its own expense, to initiate infringement proceedings or take other appropriate actions against an infringement of any Product Trademark in the PFM Territory and/or to defend any actions or proceedings involving the Product Trademarks in the PFM Territory, as the case may be. If PFM does not initiate proceedings or take other appropriate action within ninety (90) days of receipt of a request by Array to do so, then Array shall be entitled, at its own expense, to initiate infringement proceedings or take other appropriate action against an infringement of a Product Trademark in the PFM Territory, or to defend any actions or proceedings involving or affecting a Product Trademarks in the PFM Territory, as the case may be. The Party conducting such action shall have full control over the conduct of such action, including settlement thereof; provided, however, that the Party conducting such action may not settle any such action, or make any admissions or assert any position in such action, in a manner that would materially adversely affect the Product Trademarks in the PFM Territory nor the rights or interests of the other Party, without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed. In any event, the Parties shall keep one another informed of the status of their respective activities regarding any litigation in the PFM Territory involving a Product Trademark or settlement thereof and shall assist one another and cooperate in any such litigation at the other’s reasonable request (including joining as a party plaintiff to the extent necessary and requested by the other Party). PFM and Array shall recover their respective actual out-of-pocket expenses, or proportionate

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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percentages thereof, associated with any litigation against infringers undertaken pursuant to this Section 12.6 or settlement thereof from any resulting recovery made by either Party. Any excess amount of such a recovery shall be [*], to the extent such recovery represents damages pertaining to the infringement of a Product Trademark in the PFM Territory.
12.7    Termination of Trademark License. PFM’s right to use the [*] and [*] Product Trademarks and the Array trade name shall terminate in the PFM Territory upon termination or expiration of PFM’s rights to distribute Products containing Binimetinib in accordance with Article 14 below. PFM shall take all such steps as Array may reasonably request to give effect to the termination of the license to the Product Trademarks and Array trade name in such country and to record any documents that may be required to evidence the termination of such license and transfer to Array of all rights, registrations, recordations and the like for such Product Trademarks.
12.8    Domain Names. Array shall own rights to, and shall be responsible, at its own expense, for registering and maintaining, the Internet domain names listed on Exhibit 12.8 (each of the foregoing, a “Domain Name”) and agrees to grant, and hereby grants to PFM a royalty-free, fully paid-up exclusive license to use those particular Domain Names which PFM elects to use (and actually uses) in connection with PFM's commercialization of the Product in the PFM Territory in accordance with this Agreement. In the event PFM would like to use an available Internet domain name including the [*] or [*] Product Trademarks not previously registered to Array, Array grants PFM its consent to register and maintain such Internet domain names in PFM’s name and at PFM’s expense, provided that upon expiration or termination of this Agreement, PFM shall transfer full and exclusive ownership and control of such Internet domain names to Array, or if Array so requests, promptly withdraw registration of such Internet domain name(s), in each case at PFM’s sole cost and expense. Each Party shall own rights to any Internet domain names incorporating the Product Trademark(s) owned by such Party under Section 12.1 or any variation or part of such Product Trademark(s) as its URL address or any part of such address, and agrees to grant, and hereby grants to the other Party a royalty-free, fully paid-up exclusive license to use those particular Internet domain names which the grantee Party elects to use (and actually uses) in connection with the grantee Party ’s commercialization of the applicable Product in the grantee Party’s Territory in accordance with this Agreement. The use rights granted to the Internet domain names under this Section 12.8 are limited to the grantee Party’s Territory, and neither Party shall actively make or authorize any use, direct or otherwise, of its Internet domain names outside its respective territory. Each Party acknowledges and agrees that the Internet domain names and the goodwill pertaining to such Internet domain names shall belong exclusively to the Party owning such Internet domain name, who shall

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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be registered as “Registrant” or “Owner” and as “Administrative Contact” of the relevant domain name. The Parties agree that any use of a Product Trademark in any content describing or referring to a Product: (i) on any internet page or web site operated by Array in the Array Territory shall be in the sole control of Array, and (ii) on any internet page or web site operated by PFM in the PFM Territory, subject to the terms of this Agreement, shall be in the sole control of PFM, and therefore PFM and Array, respectively, shall be responsible for any damage caused to the Product Trademarks as a result of their use of the Product Trademarks on any internet page or web site in their respective territories.
ARTICLE XIII
TERM AND TERMINATION
13.1    Term. This Agreement shall commence on the Effective Date and, unless terminated earlier pursuant to this Article 13, shall continue for so long as PFM, its Affiliates and Sublicensees continue to develop and Commercialize Products, provided that, without prejudice to any other provisions herein, after Regulatory Exclusivity for both Compounds has expired with respect to the Major Markets, PFM shall be released with respect to its obligations under the Committed Resource Level.
13.2     Termination for Material Breach. Either Party shall have the right to terminate this Agreement in the event the other Party has materially breached or defaulted in the performance of any of its material obligations hereunder which breach or default is material in the overall context of the Agreement, and has continued for ninety (90) days after written notice thereof was provided to the breaching Party by the non-breaching Party which clearly mentions the remedies that the non-breaching Party intends to apply should the breach remain uncured. Any such termination shall become effective (i) at the end of such ninety (90) day period if, prior to the expiration of the ninety (90) day period, the breaching Party has not cured any such breach or default or has not communicated to the non-breaching Party a remediation plan reasonably designed to cure such breach or default, or (ii) if the breaching Party has communicated to the non-breaching Party during the ninety (90) day period such a remediation plan to cure such breach or default but has not cured such breach or default within one-hundred and eighty (180) days following notification of the remediation plan to the non-breaching Party, at the end of such one-hundred and eighty (180) day period. If the allegedly breaching Party disputes the breach and provides written notice of that dispute to the other Party, the cure period shall be suspended until it has been determined under Article 17 that the Agreement was materially breached. Except as set forth in the following sentence, any termination under this Section 13.2 shall be with respect to the entire Agreement. In the event of a material breach by PFM with respect to its due

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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diligence obligations under Section 8.1 above, to the extent such breach is localized to a particular country or group of countries within a single Region, then Array’s termination right arising from such breach shall be limited to the affected Region unless such Region is the EEA Market, in which case Array shall have the right to terminate the Agreement in its entirety.
13.3    Termination for Bankruptcy. Either Party shall have the right to terminate this Agreement upon written notice to the other Party: (a) if such other Party is declared insolvent or bankrupt by a court of competent jurisdiction; (b) if a voluntary or involuntary petition in bankruptcy is filed in any court of competent jurisdiction against such other Party and such petition is not dismissed within ninety (90) days after filing; (c) if such other Party shall make or execute an assignment of substantially all of its assets for the benefit of creditors; or (d) substantially all of the assets of such other Party are seized or attached and not released within ninety (90) days thereafter.
13.4    Termination by Region. PFM shall be permitted to terminate the Agreement, on a Region-by-Region basis outside of the EEA Market with six (6) month prior notice.
13.5    Termination for Safety Reasons.
(a)        PFM shall be permitted to terminate the Agreement, on a Product-by-Product basis, for Safety Reasons upon thirty (30) days written notice to Array or within a shorter period if required under applicable Law, but only after consulting with Array on PFM’s assessment with respect to such Safety Reasons.
(b)     “Safety Reasons” shall mean that, based upon all relevant scientific data, there are safety and public health issues relating to the Product such that the medical benefit/risk ratio of such Product is sufficiently unfavorable as to materially compromise the welfare of patients so that the use in patients is no longer justifiable.
13.6    Condition Precedent.
(a)    This Agreement is entered into subject to the condition precedent that the European Commission approves this Agreement as well as PFM as a “Suitable Partner” as defined in the EC Decision. All rights and obligations set forth in the Agreement shall only become effective upon the Effective Date.
(b)    The Parties agree that neither Party shall appeal directly or indirectly the European Commission’s approval of this Agreement or of PFM as a “Suitable

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Partner” (as such term is defined in the EC decision). If, notwithstanding the foregoing, such approval(s) are subsequently subject to a Third Party appeal, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to overcome such appeal and obtain the final, unappealable approval of this Agreement and of PFM as a Suitable Partner in a reasonable period of time, for purposes of the EC decision (a “Final Approval”). In connection with such efforts, the Parties shall cooperate in all respects, consult with each other, and keep each other fully informed, in connection with any filing or submission and in connection with any investigation or other inquiry or activity, related to such appeal and efforts to obtain such Final Approval. If despite such efforts, such appeal is successful and the European Commission or any court reverses the European Commission’s approval of this Agreement or of PFM as a “Suitable Partner” and Array and PFM are unable to reverse such decision within six months of the Effective Date, then, at the request of either Party, Array shall return to PFM the license fee paid under Section 6.1 and this Agreement shall terminate.
(c)    The Parties further agree that if the Effective Date has not occurred by March 31, 2016, or any other date agreed upon between the Parties, this Agreement shall be null and void.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Execution version

ARTICLE XIV
EFFECT OF TERMINATION
14.1    Accrued Obligations. The expiration or termination of this Agreement for any reason shall not release either Party from any liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination, nor will any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, or at law or in equity, with respect to breach of this Agreement, provided that any milestone payment that becomes due during the termination notice period with respect to milestones 1, 2 or 3 in Section 6.2(a) shall not be payable.
14.2    Rights on Termination of Agreement. In case of termination of this Agreement in its entirety (or on a Region by Region basis, as applicable) by either Party, this Section 14.2 shall apply, provided that when a Region is terminated, the provisions below shall only apply to the rights and activities related to the terminated Region:
(a)    Wind-down Period.
(i)    Development. In the event PFM is the sponsor of or conducting any on-going Clinical Studies of the Product and/or any ongoing pre-clinical studies and/or formulation studies (e.g., stability studies) of the Product following the date a notice of termination has been issued by Array or PFM, as applicable, PFM agrees: (A) to continue to sponsor or conduct any such Clinical Studies, pre-clinical studies or formulation studies, or any portion thereof for a period not exceeding [*] following the effective date of termination with the costs thereof to be borne by PFM in the case of a termination by Array pursuant to Section 8.2(a), 13.2 or 13.3 and by Array in all other cases or (B) to the extent requested by Array, promptly transition to Array or its designee such sponsorship or Clinical Studies, pre-clinical studies or formulation studies, or portions thereof provided that in such case, Array shall take over such studies within [*] with the costs thereof to be borne by PFM in the case of a termination by Array pursuant to Section 8.2(a), 13.2 or 13.3 and by Array in all other cases. Notwithstanding the foregoing, if PFM terminates this Agreement with respect to a Product pursuant to Section 13.5, PFM shall not be obligated to continue to sponsor or conduct any Clinical Studies with respect to such Product under Section 14.2(a)(i)(A) above; provided that in the event this Agreement is terminated under Section 13.5, PFM shall be obligated to promptly reimburse Array for [*] of the costs incurred by Array in accordance with the applicable Study Budget to complete any Clinical Studies that were initiated (first patient dosed) pursuant to the GDP prior to

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

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such termination, to the extent in the case of a termination under Section 13.5 such Clinical Studies are permitted to continue under applicable Law and by the applicable data safety monitoring and institutional review boards.
(ii)    Commercialization. To avoid disruption in the availability of Product to patients, if this Agreement is terminated after the First Commercial Sale of the Product in the PFM Territory other than pursuant to Section 13.5, then to the extent requested by Array, PFM, its Affiliates and its Sublicensees shall continue to distribute the Product, in accordance with the terms and conditions of this Agreement, in each country of the PFM Territory for which Marketing Approval therefor has been obtained, until [*] after the date on which Array notifies PFM in writing that Array has secured an alternative distributor or licensee for the Product in such country, but in no event more for than [*] months after the effective date of any expiration or termination of this Agreement (the “Wind-down Period”); provided that PFM, its Affiliates and its Sublicensees shall cease such activities, or any portion thereof, in a given country upon [*] notice by Array requesting that such activities (or portion thereof) be ceased. Any Product sold or disposed by PFM, its Affiliates and, subject to Section 14.2(f) below, its Sublicensees in the PFM Territory during the Wind-down Period shall be subject to applicable payment obligations under Article 6 above. Within thirty (30) days of expiration of the Wind-down Period, PFM shall notify Array of any quantity of the Product remaining in PFM’s inventory and Array shall have the option, upon notice to PFM, to purchase any such quantities of the Product from PFM at the price paid by PFM for such Product or to allow PFM to continue to sell such inventory.
(b)    Assignment of Regulatory Filings and Marketing Approvals. PFM shall assign (or cause to be assigned) to Array or its designee, at Array’s cost except in case of termination by Array pursuant to Section 13.2 or 13.3, in which case the expenses will be borne by PFM, (or to the extent not so assignable, PFM shall take all reasonable actions to make available to Array or its designee the benefits of) all Regulatory Filings for the Product in the PFM Territory, including any such Regulatory Filings made or owned by its Affiliates and/or Sublicensees. In each case, unless otherwise required by any applicable Law or regulation or requested by Array, the foregoing assignment (or availability) shall be made within a period of time agreed upon and consistent with PFM’s obligations during the Wind Down Period. In addition, PFM shall promptly provide to Array a copy of all Data and PFM Know-How pertaining to the Product in the PFM Territory to the extent not previously provided to Array and Array shall have a fully-paid-up right to use and disclose all Data and PFM Know-How pertaining to the Product, solely in connection with the Product, following expiration or termination of this Agreement, provided that except in the case of a termination by Array pursuant

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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to Section 8.2(a), 13.2 or 13.3, Array’s right to use the Data and PFM Know-How generated under a Clinical Trails carried out by PFM as Additional Development Activities and for which Array did not opt-in pursuant to Section 4.2 (g) (v) prior to the termination of the Agreement, in its MAA filings in the Array Territory shall remain subject to the payment obligations described in Section 4.2(g). For clarity, following expiration or termination of this Agreement (i) in its entirety, Array shall be free use and disclose all Data and PFM Know-How in connection with the Development, registration and Commercialization of the Product in the PFM Territory without charge, and (ii) with respect to any particular Region(s), Array shall be free use and disclose all Data and PFM Know-How in connection with the Development, registration and Commercialization of the Product in such Region(s) without charge. In addition, all such Data and PFM Know-How, to the extent solely related to the Product, shall be deemed Confidential Information of Array and not Confidential Information of PFM (and will not be subject to the exclusions under Sections 10.1(a) or (e) above).
(c)    Transition. Each Party shall use Diligent Efforts to cooperate with the other and/or its designee to effect a smooth and orderly transition in the Development, sale and ongoing marketing, promotion and commercialization of the Product in the PFM Territory during the Wind-down Period and to conduct in an expeditious manner any activities to be conducted under this Section 14.2.
(d)    Licenses. Effective as of the date of expiration of the Wind-down Period, PFM shall either (i) grant to Array an exclusive, worldwide, royalty-free license, with the right to grant sublicenses, (A) under any PFM Improvements for the sole purposes of making, using, developing, importing, selling, distributing, marketing and promoting Products, and (B) under any other Patents owned or Controlled by PFM related to any Product(s) for the sole purposes of making, using, developing, importing, selling, distributing, marketing and promoting such Product(s) in the form they exist as of the time the Agreement is terminated or (ii) at PFM’s election (on a Patent by Patent basis), assign such PFM Improvements and other Patents to Array, provided that to the extent PFM has payment obligations to a Third Party licensor based on the exercise by Array of such license, Array agrees to reimburse PFM for the amounts of such payments (and if Array does not agree to so reimburse PFM for any such payment obligations with respect to any such Patent, Array shall not have a license).
(e)    Return of Materials. Within thirty (30) days after the end of the Wind-down Period upon request by Array, PFM shall either return to Array or destroy all tangible items comprising, bearing or containing trademarks of Array (including the

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Product Trademarks), trade names, patents, copyrights, designs, drawings, formulas or other Data, photographs, samples, literature, sales and promotional aids (“Product Materials”) and Confidential Information of Array, that is in PFM’s possession, subject to PFM’s right to keep one copy for archiving purposes. Effective upon the end of the Wind-down Period, PFM shall cease to use all trademarks and trade names of Array (including the Product Trademarks) in the PFM Territory, and all rights granted to PFM hereunder with respect to the Product in the PFM Territory shall terminate.
(f)        Marks and Domains. Effective upon the effective date of termination, PFM hereby assigns and shall cause to be assigned to Array all worldwide rights in and to (i) any Product Trademarks, other than Product Trademarks of Array, specific to one or more Products that PFM or any of its Affiliates used in connection with Product(s), and (ii) all Internet domain names incorporating the applicable Product Trademark(s) or any variation or part of such Product Trademark(s) as its URL address or any part of such address, for domains outside the Array Territory. It is understood that such assignment shall not include the name of PFM or any of its Affiliates, nor the corporate logo, service mark, or trademark for PFM or for any of its Affiliates as a corporate entity.
(g)    Sublicensees. Any contracts with Sublicensees in the PFM Territory engaged by PFM shall, at the request of Array in its discretion, be assigned to Array to the furthest extent possible; provided that such assignment is accepted by the Sublicensee(s) in any country or countries within the PFM Territory. In the event such assignment is not requested by Array or is not accepted by such Sublicensee(s), then the rights of such Sublicensees with respect to the Product in relevant country or countries within the PFM Territory shall terminate upon the expiration or termination of PFM’s rights with respect to the PFM Territory. Subject to PFM’s Affiliates’ and Sublicensees’ obligations under Section 14.2(a)(ii) above, PFM shall ensure that its Affiliates and such Sublicensees (if not assigned to Array pursuant to this Section 14.2(f)) shall transition all rights in and to the Product back to Array in the manner set forth in this Section 14.2 as if such Affiliate or Sublicensee were named herein.
(h)    Miscellaneous. The grant by PFM to Array of the rights set forth in this Section 14.2 is conditioned upon the grant by Array of the indemnity set forth in Section 16.2 with respect to the Third Party Claims resulting from Array (or its designee’s) Development, registration and Commercialization of the Product in the PFM Territory following termination of this Agreement.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.3    No Renewal, Extension or Waiver. Acceptance of any order from, or sale or license of, any Product to PFM after the notice or effective date of expiration or termination of this Agreement in its entirety shall not be construed as a renewal or extension hereof, or as a waiver of expiration or termination of this Agreement in its entirety.
14.4    Survival. Upon the expiration or termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate except those described in the following Sections: Sections 1 (Definitions); 4.5(b) and 4.5(c) (with respect to any Development Costs that have accrued but not yet been reconciled as of the effective date of termination); 6.3-6.6, 6.9 and 7.1-7.3 (with respect to milestone payments and Royalty payments accruing prior to, but not yet paid as of, the effective date of termination), 7.4 (for a period of three (3) years from the end of the calendar quarter in which termination or expiration occurs, or if later, (3) years from the end of the calendar quarter in which the last sale of Product by PFM, its Affiliate or Sublicensee occurs; 10.1-10.3 (Confidentiality, for a period of ten (10) years following the effective date of termination or expiration); 11.1 (Ownership of Inventions), 11.3 (with respect to any enforcement actions being prosecuted by PFM as of the effective date of termination); 11.4 (with respect to any Infringement Actions being defended by PFM as of the effective date of termination); 12.7 (Termination of Trademark License); 12.8 (with respect to PFM’s obligation to transfer or withdraw registration of Internet domain names registered by PFM pursuant to this section and Array’s ownership and other rights with respect to the Domain Names); 14 (Effect of Termination), 16 (Indemnification; Recalls), 17 (Dispute Resolution) and 18 (General Provisions); and, in addition, to the extent that any Product is sold during the Wind Down Period defined in Section 14.2(a) (ii) above, Sections 6.3 through 6.6 and 6.9 shall apply to such sales.

ARTICLE XV
REPRESENTATIONS, WARRANTIES AND COVENANTS
15.1    Mutual Covenants, Representations and Warranties. Each Party covenants, represents and warrants to the other Party that, as of the Signing Date:
(a)    it is a corporation duly organized, validly existing and is in good standing under its Laws or incorporation, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and failure to have such would prevent such Party from performing its obligations under this Agreement;

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)    this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party has been duly authorized by all necessary corporate action and does not and will not: (i) require the consent or approval of such Party’s stockholders; (ii) to its knowledge, violate any Law, rule, regulation, order, writ, judgment, decree, determination or award of any court, governmental body or administrative or other agency having jurisdiction over PFM; nor (iii) conflict with, or constitute a default under, any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound;
(c)    it has the full right and authority to grant the rights and licenses granted herein;
(d)    all necessary consents, approvals and authorizations of all Regulatory Authorities, other Governmental Authorities and other persons or entities required to be obtained by it in order to enter into this Agreement have been obtained;
(e)    it, its subsidiaries, and its Affiliates are in compliance with, and at all times during the term of this Agreement shall remain in compliance with, all applicable antibribery or anticorruption Laws. Neither such Party nor any of its subsidiaries, or Affiliates has, or will, authorize, offer, promise, or make payments or otherwise provide anything of value directly or indirectly to: (i) an executive, official, employee or agent of a government, governmental department, agency or instrumentality, (ii) a director, officer, employee or agent of a wholly or partially government-owned or controlled entity, (iii) a political party or official thereof, or candidate for political office, or (iv) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank) (“Government Official”) for purposes of (A) (i) improperly influencing any act or decision of such Government Official in his or her official capacity, (ii) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such Government Official, or (iii) securing any improper advantage; or (B) inducing such Government Official improperly to use his or her influence in order to assist the Company or any of its subsidiaries in obtaining or retaining business or to direct business to any person. Neither Party shall, during the term of this Agreement, provide anything of value to any person that may be considered a bribe, kickback, an illegal influence payment, or other illegal payment.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.2    Representations and Warranties of Array. Array represents, warrants to PFM that, as of the Signing Date:
(a)    Array has not previously granted any right, license or interest in or to the Array Patents, the Array Know-How, or the Product Trademarks or any portion thereof, that is in conflict with the rights or licenses granted to PFM under this Agreement;
(b)    there are no actual, pending, or, to Array’s knowledge, alleged or threatened action, suits, claims, interference or governmental investigations involving a Product (including with respect to the manufacturing of a Product), the Array Patents, the Array Know-How or the Product Trademarks listed on Exhibit 1.71 by or against Array, or any of its Affiliates or, to Array’s knowledge, other licensees;
(c)    Array has not brought a claim alleging an infringement by a Third Party of any of the Array Patents or the Array Know-How;
(d)     to Array’s knowledge, there is no actual, alleged or threatened infringement by a Third Party of any of the Array Patents or the Array Know-How;
(e)    to Array’s knowledge, none of the issued Array Patents are invalid or unenforceable;
(f)    the Array Patents in the PFM Territory listed on Exhibit 1.5 constitute a true, accurate and complete list of all Patents in existence as of the Signing Date owned by Array and, to its knowledge, Controlled by Array in the PFM Territory relating to the Products in the PFM Territory, indicating the owner, licensor and/or co-owner(s) thereof if any such Array Patent is not, solely owned by Array;
(g)    Array is the sole and exclusive owner, the co-owner, or exclusive licensee with respect to the Products of all of the Array Patents listed in Exhibit 1.5, or the Product Trademarks listed on Exhibit 1.71 free from encumbrances and, with respect to Patents owned or co-owned by Array, is, to Array’s knowledge, listed in the records of the appropriate Governmental Authorities as the sole and exclusive owner or the co-owner of the Array Patents and has the right to grant to PFM the rights granted herein with the respect to the Array Know-How;
(a)    To Array’s knowledge, all individuals who participated in the invention of any of the inventions claimed in the Array Patents have made effective

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

assignments of all ownership rights either pursuant to written agreement or by operation of applicable Law;
(b)    except as provided under Section 11.2, all application and registration fees in respect of the Array Patents listed on Exhibit 1.5 and the Product Trademarks listed on Exhibit 1.71 have been paid and all necessary documents and certificates have been filed with the relevant agencies for the purpose of registering such Array Patents and such Product Trademarks;
(c)    Array has not misappropriated any know-how relating to the manufacturing of the Product;
(d)    Array has taken reasonable precautions to preserve the confidentiality of the Array Know-How;
(e)    To Array’s knowledge, all Data with respect to Products that (i) is intended to be or was provided to a Regulatory Authority, or (ii) was provided by Array to PFM, was generated in compliance with applicable Laws;
(f)    Array has disclosed or made available to PFM in writing, complete and correct copies of: (i) any and all study reports and Data from Clinical Studies or GLP preclinical studies of the Product in its possession, and (ii) all filings and correspondence between Array and its Affiliates, on the one hand, and any Regulatory Authority, on the other hand, relating to clinical or preclinical studies of the Products. In the course of the development of Product, Array has not used any employee or consultant who has been debarred by any Regulatory Authority, or was the subject of debarment proceedings by a Regulatory Authority, and to Array’s knowledge, no such employees or consultants have been used by any Third Party in connection with the development of the Product. All studies conducted with respect to the Product or Product have been conducted in accordance with applicable Laws by persons with appropriate education, knowledge and experience;
(g)    The documents containing Data and Know-How disclosed or made available to PFM by Array are true and accurate copies of such documents in Array’s possession;
(h)    no information or materials provided by Array to PFM that were originally prepared by Array or to Array’s knowledge if originally prepared by any Third Party contain, any untrue or misleading statement of a material fact or to Array’s knowledge omit to state a material fact, with respect to the efficacy, side effects, formulation, stability,

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or preclinical or clinical testing of the Product and more generally, any pharmaceutical data;
(i)    the Background Agreements are in full force and effect in accordance to their terms as disclosed to Array. No terms of the Background Agreements material to the rights granted to PFM hereunder have been redacted in the Background Agreements made available to PFM;
(j)    all rights under the Background Agreements, other than the Novartis Agreements, required to grant the rights granted to PFM hereunder have been or will be fully assigned by Novartis to Array;
(k)    no Third Party has any right under any Background Agreement, including a right of consent or a right of first negotiation, that could interfere with PFM’s exercise of its sublicensing rights under this Agreement ;
(l)    the terms of each Background Agreement and any other agreement to which Array is a party as of the Signing Date do not obligate PFM to grant, assign or otherwise convey to Array, or to any Third Party, any rights under any Patents or Know How that PFM or its Affiliates may own or control (other than (i) such Array Technology licensed to PFM hereunder and (ii) as otherwise set forth in this Agreement) during or following the Term;
(m)    PFM shall have no obligation to perform any obligation arising under any Background Agreement other than those obligations reflected in this Agreement; and
(n)    Array has maintained and, unless otherwise agreed to by PFM, will maintain and keep in full force and effect all agreements (including the Background Agreements in accordance with their terms) and filings (including Patent filings) necessary to perform its obligations hereunder. Array and its Affiliates are in compliance with each Background Agreement, and have performed all material obligations required to be performed by them to date under the Background Agreement. Neither Array nor its Affiliates are (with or without the lapse of time or the giving of notice, or both) in material breach in any respect under the Background Agreement and, to the knowledge of Array, no other party to any Background Agreement is (with or without the lapse of time or the giving of notice, or both) in material breach in any respect thereunder.
(o)    Array has no knowledge of any breach of the representations and warranties given by the parties to the Background Agreements.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.3    Certain Rights and Obligations under the Background Agreement.
(a)    To the extent that any Background Agreement does not as of the Effective Date allow, upon any termination of such Background Agreement, for the licenses granted to Array and sublicensed to PFM to continue on substantially the same terms as were granted to Array, then, where requested by PFM, Array shall use Diligent Efforts at PFM’s expense, to enable PFM to secure such a separate agreement between PFM and the applicable Third Party to provide for the grant of such rights to PFM (with the objective that PFM shall not be required to pay to such Third Party any greater amounts than what Array was obligated to pay to such Third Party under the applicable Background Agreement).
(b)    To the extent that a Third Party is obligated to indemnify sublicensees of Array and PFM desires to assert a claim for indemnification, PFM shall have the right, to the extent permitted by the applicable Background Agreement, to assert such claim for indemnification against such Third Party. In the event PFM is not permitted by an Background Agreement to assert such claim directly against the applicable Third Party, Array shall cooperate with PFM (at PFM’ expense) to permit PFM to assert such claim, including, if necessary, allowing PFM to bring such claim in the name of Array; provided that PFM shall give Array written notice of any proposed settlement with any Third Party and a reasonable opportunity to review and comment on such proposed settlement, and PFM shall not enter into any settlement with a Third Party that could adversely affect the rights of Array hereunder or under the applicable Background Agreement without the prior written consent of Array.
(c)    To the extent that Array is permitted to assert against a Third Party a claim on behalf of PFM (as Array’s sublicensee) for (i) indemnification and defense with respect to the breach of any representation, warranty or covenant of such Third Party contained in the applicable Background Agreement or (ii) for specific performance of any covenant of a Third Party contained in the applicable Background Agreement, Array shall cooperate in good faith with PFM (at PFM’ expense) to permit PFM to assert such claim or request for indemnification or specific performance by such Third Party; provided that PFM shall give Array written notice of any proposed settlement with such Third Party and a reasonable opportunity to review and comment on such proposed settlement, and PFM shall not enter into any settlement with such Third Party that could reasonably be viewed as materially adversely affecting the rights of Array hereunder or under the applicable Background Agreement without the prior written consent of Array.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)    To the extent relating to a Product whenever Array receives any report, notice or other communication from a Third Party with respect to the corresponding Background Agreement, Array shall promptly provide a copy of such report, notice or other communication to PFM, in each case if such report notice or communication would materially adversely affect the Product in the PFM Territory or PFM’s rights under such Background Agreement with respect to a Product in the PFM Territory.
(e)    To the extent relating to a Product, Array shall not exercise any right or provide any consent or approval with respect to any right or obligation under any Background Agreement without PFM’ s prior written consent, which consent PFM shall not unreasonably withhold or delay, in each case if the exercise of such right, or such consent or approval, would materially adversely affect PFM’s rights under such Background Agreement with respect to a Product in the PFM Territory.
(f)    To the extent relating to a Product, Array shall, if reasonably requested by PFM, take reasonable efforts to exercise any of Array’s rights or enforce any material obligation of a Third Party, at PFM’s expense, under the applicable Background Agreement if such lack of exercise or enforcement would materially adversely affect PFM’s rights with respect to a Product in the PFM Territory. In addition, to the extent Array seeks an indemnity from any party to a Background Agreement, and that party makes payment to Array pursuant to such indemnity claim for damages suffered in the PFM Territory by PFM, Array shall pay to PFM the portion of such payment corresponding to PFM’s damages suffered in PFM territory.
(g)    To the extent relating to a Product in the PFM Territory, Array shall not agree or consent to any amendment, supplement or other modification to the Background Agreement or exercise any other right of agreement or consent thereunder, unless PFM shall have consented in writing to the same, which consent may not be unreasonably withheld or delayed, in each case if such amendment, supplement, modification, exercise or consent would materially adversely affect the Product in the PFM Territory or PFM’s rights under such Background Agreement.
(h)    Array shall not terminate any Background Agreement and shall not take or fail to take any action that would permit the Third Party to terminate, (either unilaterally or by mutual agreement with the applicable Third Party), or any right thereunder relating to the Product, without the prior written consent of PFM, which consent may not be unreasonably withheld or delayed, in each case if such termination would materially adversely affect the Product in the PFM Territory or PFM’s rights under such Background

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement, and provided such termination is not caused in whole or in part by an action or inaction by or under authority of PFM.
(i)    Array shall not during the Term (i) grant any lien, pledge, encumbrance, mortgage, security interest, purchase option, call or similar right, conditional and installment sale agreements, charges or claims of any kind (excluding any license rights granted as of the Signing Date under the Background Agreements) (collectively “Liens”) with respect to this Agreement or any of the Array Patents or Array Know How or (ii) permit such a Lien, to attach to this Agreement or any of such rights, in each case if such Lien would conflict with the rights granted to PFM hereunder.
15.4    Bankruptcy protection. Within [*] of the Effective Date, the Parties shall determine what additional steps, if any, are necessary to ensure that PFM would continue to enjoy the licenses granted to it under this Agreement in the event of Array’s bankruptcy and take any such reasonable steps.
15.5    Except as otherwise expressly set forth in this Agreement, neither Party makes any representation or extends any warranties of any kind either express or implied, including, but not limited to, warranties of merchantability, fitness for a particular purpose, noninfringement or validity of any patents issued or pending. Notwithstanding Array’s representations and warranties set forth in Sections 15.1, 15.2 and 15.3, for any breach of such representations and warranties that arise from facts or circumstances during the time period that Binimetinib and/or Encorafenib, as applicable to such representations and warranties, was under the control of Novartis Pharma AG or any of its affiliates, or arise from the actions or inactions of Novartis Pharma AG or any of its affiliates or contractors, shall be limited to [*], in each case unless (A) Array was aware of such breach as of the Signing Date or (B) Array becomes aware of such breach after the Signing Date and does not notify PFM within three (3) Business Days.

ARTICLE XVI
INDEMNIFICATION; RECALLS
16.1    Indemnification of Array. PFM shall indemnify and hold harmless each of Array, its Affiliates and the directors, officers, shareholders and employees of such entities and the successors and assigns of any of the foregoing (the “Array Indemnitees”), from and against any and all liabilities, damages, penalties, fines, costs, expenses (including, reasonable attorneys’ fees and other expenses of litigation) (“Liabilities”) from any claims, actions, suits or proceedings brought by a Third Party (a “Third Party Claim”) incurred by

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

any Array Indemnitee, arising from, or occurring as a result of: (a) the use, marketing, distribution, importation or sale of any Product by PFM, its Affiliates or Sublicensees in the PFM Territory, including any Products Liability Claim arising therefrom; (b) injury or death of patients in all Additional Development Activities conducted by or on behalf of PFM anywhere in the world, including any Products Liability Claim arising therefrom, (c) injury or death of patients participating in Clinical Studies conducted under the GDP and sponsored by or on behalf of PFM, including any Products Liability Claim arising therefrom, and (d) any breach of any representations, warranties or covenants by PFM in Article 15 above; except to the extent such Third Party Claims result from the gross negligence or willful misconduct of a Array Indemnitee.
16.2    Indemnification of PFM. Array shall indemnify and hold harmless each of PFM, its Affiliates and Sublicensees and the directors, officers and employees of PFM, its Affiliates and Sublicensees and the successors and assigns of any of the foregoing (the “PFM Indemnitees”), from and against any and all Liabilities from any Third Party Claims incurred by any PFM Indemnitee, arising from, or occurring as a result of: (a) the use, marketing, distribution. importation or sale of any Product by Array, its Affiliates or licensees, sublicensees or assignees, in the Array Territory (or following termination of this Agreement, anywhere in the world), including any Products Liability Claim; (b) injury or death of patients in all Additional Development Activities conducted by or on behalf of Array anywhere in the world, including any Products Liability Claim arising therefrom, (c) injury or death of patients participating in Clinical Studies conducted under the GDP and sponsored by or on behalf of Array, including any Products Liability Claim arising therefrom, and (d) any breach of any representations, warranties or covenants by Array in Article 15 above, except to the extent such Third Party Claims result from the gross negligence or willful misconduct of a PFM Indemnitee.
16.3    Procedure. A Party that intends to claim indemnification under this Article 16 (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) in writing of any Third Party Claim, in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof provided that the Indemnitor shall keep the Indemnitee regularly informed of the status of the defense of the Third Party Claim and shall take into consideration the Indemnitee’s reasonable comments thereon. The indemnity arrangement in this Section 16.3 shall not apply to amounts paid in settlement of any action with respect to a Third Party Claim, if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

a Third Party Claim, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 16.3, but the omission to so deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee otherwise than under this Section 16.3. The Indemnitee under this Section 16.3 shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Third Party Claim covered by this indemnification.
16.4    Disclaimer of Liability for Consequential Damages. UNLESS EXPRESSLY PROVIDED HEREUNDER, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS AND EMPLOYEES BE LIABLE UNDER THIS AGREEMENT FOR SPECIAL, INDIRECT, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY THE OTHER PARTY UNDER THIS AGREEMENT, OF ANY KIND WHATEVER AND HOWEVER CAUSED, AND WHETHER BASED ON AN ACTION OR CLAIM IN CONTRACT, TORT (INCLUDING NEGLIGENCE), BREACH OF STATUTORY DUTY OR OTHERWISE, AND EVEN IF FORESEEABLE OR SUFFERED IN CIRCUMSTANCES WHERE A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 16.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE AMOUNTS PAYABLE TO THIRD PARTIES UNDER THE INDEMNITIES PROVIDED PURSUANT TO SECTIONS 16.1 AND 16.2 ABOVE.
16.5    During the term of the Agreement as set forth in Section 13.1 and thereafter for a period of five (5) years, each Party shall procure and maintain adequate insurance coverage with international reputable company(ies) or a program of self-insurance (which shall be of types and amounts sufficient to cover the liabilities hereunder, contingent or otherwise of such Party and its Affiliates). It is understood that such insurances shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under Article 16. Each Party shall provide the other Party with written evidence of such insurance upon request. Each Party shall provide the other Party with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change in such insurance.
16.6    Recalls.
Voluntary and Mandatory Recalls; Decision-Making. To the extent that: (i) any Regulatory Authority in the PFM Territory issues a directive or order that the

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Product be recalled or withdrawn in any country within the PFM Territory; (ii) a court of competent jurisdiction orders a recall or withdrawal of the Product in any country within the PFM Territory, (iii) PFM determines the Product should be recalled or withdrawn voluntarily in any country within the PFM Territory, PFM will recall or withdraw the Product, at its expense, in such country as set forth in this Section 16.6. As between the Parties, PFM shall control and coordinate all activities that PFM reasonably believes to be necessary in connection with such recall or withdrawal of the Product in the PFM Territory, including making all contact with relevant Regulatory Authorities; provided, however, that PFM shall to the extent practicable consult with Array and consider in good faith any comments of Array in connection with any aspect of the management of any such recall. Subject to Section 2.4, the provision of this Section 16.6 shall apply mutatis mutandis with respect to Array’s responsibilities for any recall in the Array Territory.

ARTICLE XVII
DISPUTE RESOLUTION
17.1    Referral to Senior Executives. The Parties recognize that disputes as to certain matters relating to this Agreement may from time to time arise during the term of this Agreement. Any such dispute which cannot be resolved by good faith negotiations shall be referred, by written notice from either Party to the other, to the Senior Executives (or their respective designees) for resolution. The Senior Executives (or their respective designees) shall negotiate in good faith to resolve such dispute through discussions promptly following such written notice. If the Senior Executives cannot resolve the dispute within forty-five (45) days of such written notice, or either Party concludes that the matter will not be so resolved, then, the provisions of Section 17.2 shall apply. If the Parties should resolve such dispute pursuant to the procedures in this Section 17.1, a memorandum setting forth their agreement will be prepared and signed by both Parties, if requested by either Party.
17.2    Arbitration. Except with respect to any dispute between the Parties concerning the inventorship of intellectual property rights for which either Party may pursue such remedies as it may deem necessary or appropriate, any dispute arising out of or in connection with this Agreement shall be exclusively resolved by final and binding arbitration as follows:
(a)    Arbitration under the ICC Rules of Arbitration. The arbitration shall be conducted by three (3) arbitrators according to the ICC Rules of Arbitration

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(“Rules”), and the panel of three arbitrators so selected is referred to herein as the “Arbitration Tribunal.” The arbitration shall be seated in Geneva, Switzerland provided that, unless the Parties agree otherwise, the hearings shall be held in New York, NY.
(b)    Conduct of the proceedings. The language of arbitration shall be English. If so requested by the Arbitration Tribunal, any documents originally in a language other than English shall be submitted with an English translation. The Arbitration Tribunal shall have the authority to order document production taking guidance from the applicable rules under the Laws of the seat of the arbitration. The Parties wish to avoid a costly and time-consuming discovery exercise. The Arbitration Tribunal shall have the power to appoint one or more experts after having consulted with the Parties. For the avoidance of doubt, the governing law set forth in Section 18.2 shall not apply to determine any procedural issues. In particular, but without in any way restricting the generality of the foregoing, the Parties agree that the procedural rules of the governing law set forth in Section 18.2 shall not apply with respect to document production or other evidentiary issues, except that all privileges restricting disclosure established under such governing law shall apply and may be invoked by both Parties
(c)     Time limit for rendering the award. The Parties and the Arbitration Tribunal shall endeavor to complete any arbitration within twelve (12) months following the full constitution of the Arbitration Tribunal. However, this period is not a deadline and failure to render an award within them shall not be a ground for annulment of an award.
(d)    Decision of the Arbitration Tribunal. Every award shall be binding on the Parties. By submitting the dispute to arbitration under the Rules, the Parties undertake to carry out any award without delay and shall be deemed to have waived their right to any form of recourse insofar as such waiver can validly be made. The Parties agree that they can seek recognition and enforcement of any order and/or award made by the Arbitration Tribunal before any competent court. The Arbitration Tribunal shall have no authority to award punitive damages or other damages exceeding the damages actually suffered by the prevailing Party, and may not, in any event, make any ruling, finding or award that does not conform to the provisions of this Agreement. The fees and expenses of the Arbitration Tribunal shall be shared equally by the Parties, and each Party shall bear its own expenses incurred in connection with the proceeding, in each case unless the Arbitration Tribunal in the award assesses such fees and/or

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

expenses against one of the Parties or allocates such fees and expenses other than equally between the Parties.
(e)    Confidentiality. The existence and content of the Arbitration proceedings and any rulings or award shall be deemed Confidential Information of both Parties hereunder and kept confidential by the Parties and members of the Arbitration Tribunal except (i) where such disclosure is permitted under article 10 of this Agreement, (ii) to the extent that disclosure may be required of a Party to fulfil a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings before a state court or other judicial authority, (iii) with the consent of all Parties made in writing subsequently to this Agreement, (iii) where needed for the preparation or presentation of a claim or defense in this arbitration, (iv) where such information is already in the public domain other than as a result of a breach of this clause, or (v) by order of the Arbitration Tribunal upon application of a Party.
(f)     Non-Disclosure of Communications with Internal Counsel. Notwithstanding any rights to the contrary under applicable procedural or substantive rules of Law, any communications exchanged between members of each Party’s respective legal department and directors, employees or agents in connection with any disputes, investigations, administrative or other proceedings, shall not be requested, produced or otherwise used, to the extent such communications would have been covered by legal privilege and not discloseable, had these communications been exchanged between such Party and its external attorneys.
(g)    Interim Relief. The Arbitration Tribunal shall have the power to grant any remedy or relief that it deems appropriate, whether provisional or final, including but not limited to conservatory relief and injunctive relief, and any such measures ordered by the Arbitration Tribunal shall, not withstanding anything to the contrary in the governing Law selected by the Parties pursuant to Section 18.2, be deemed to be a final award on the subject matter of the measures and shall be enforceable as such. Each Party retains the right to apply to any court of competent jurisdiction for provisional and/or conservatory relief, including injunctions or temporary restraining orders before or after the constitution of the Arbitration Tribunal, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

ARTICLE XVIII

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

GENERAL PROVISIONS
18.1    Force Majeure. If the performance of any part of this Agreement (except for any payment obligation under this Agreement) by either Party is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of such Party (including, fire, flood, earthquake, tsunami, embargo, power shortage or failure, acts of war, insurrection, riot, terrorism, strike, lockout or other labor disturbance, acts of God or any acts, omissions or delays in acting of the other Party), the Party so affected shall, upon giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay; provided that the affected Party shall use its reasonable efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed.
18.2    Governing Law. This Agreement and all questions regarding its validity or interpretation, or the breach or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the Laws of England and Wales, without reference to conflict of law principles. The Parties hereby agree that the provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement and are strictly excluded.
18.3    Waiver of Breach. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.
18.4    Modification. No amendment or modification of any provision of this Agreement shall be effective unless in writing signed by both Parties hereto. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by both Parties hereto.
18.5    Severability. In the event any provision of this Agreement should be held invalid, illegal, or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions of this Agreement shall remain in full force and effect in such jurisdiction. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. In the event a Party

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

seeks to avoid a provision of this Agreement by asserting that such provision is invalid, illegal or otherwise unenforceable, the other Party shall have the right to terminate this Agreement upon sixty (60) days’ prior written notice to the asserting Party, unless such assertion is eliminated and the effect of such assertion cured within such sixty (60) day period.
18.6    Entire Agreement; Amendments. This Agreement (including the Exhibits attached hereto), together with the pharmacovigilance agreement specified in Section 4.6(b), the Quality Agreement, and the Supply Agreement (in each case, when executed) constitute the entire agreement between the Parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements, representations and/or understandings, including the Confidentiality Agreement between the Parties dated June 11, 2014. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.
18.7    Notices. Unless otherwise agreed by the Parties or specified in this Agreement, all communications between the Parties relating to, and all written documentation to be prepared and provided under, this Agreement shall be in the English language. Any notice required or permitted under this Agreement shall be in writing in the English language, and (a) delivered personally, (b) sent by air mail or express courier service providing evidence of receipt, postage pre-paid where applicable, or (c) by electronic transmission or facsimile (complete transmission confirmed and a copy promptly sent by another permissible method of providing notice described in paragraph (a) or (b) above), to the following addresses of the Parties (or such other address for a Party as may be specified by like notice):

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

To Array: Array BioPharma Inc. 3200 Walnut Street Boulder, CO 80301 USA Attn: Chief Operating Officer	To PFM: Pierre Fabre Medicament SAS 45 place Abel Gance 92100 Boulogne Billancourt, France_ Attn: Chief Executive Officer
With a copy to (which shall not constitute notice): Array BioPharma Inc. 3200 Walnut Street Boulder, CO 80301 USA Attn: General Counsel	With a copy to (which shall not constitute notice): Pierre Fabre Medicament SAS Parc Industiel La Chartreuse 81106 Castres, France Attn: General Counsel
Any notice required or permitted to be given concerning this Agreement shall be effective upon receipt by the Party to whom it is addressed.
18.8    Assignment. This Agreement shall not be assignable by either Party to any Third Party hereto without the written consent of the other Party hereto; except either Party may assign this Agreement without the other Party’s consent to an entity that acquires substantially all of the business or assets of the assigning Party, whether by merger, acquisition or otherwise; provided that the acquiring party agrees in a writing delivered to the non-assigning Party to assume all of the rights and obligations of the assigning Party under this Agreement. In addition, either Party shall have the right to assign this Agreement to an Affiliate, with the prior written consent of the other Party (which shall not be unreasonably withheld or delayed); provided that the assigning Party guarantees the performance of this Agreement by such Affiliate and such Affiliate agrees in a writing delivered to the non-assigning Party to assume all of the rights and obligations of the assigning Party under this Agreement; and further provided that if the non-assigning Party reasonably believes such assignment could result in material adverse tax consequences to the non-assigning Party, the non-assigning Party shall have no obligation to consent to the proposed assignment. For clarity, any assignment of this Agreement shall be without prejudice to any required review by the relevant competition law authorities. Subject to the foregoing, this Agreement shall inure to the benefit of each Party, its successors and permitted assigns. Any assignment of this Agreement in contravention of this Section 18.8 shall be null and void.
18.9    Performance. Unless expressly otherwise provided hereunder, each Party or its Affiliates may perform its obligations hereunder through its Affiliates or Subcontractors,

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

provided that such Party shall have entered into a written agreement (a “Subcontract”) with its Subcontractors which shall be consistent with the terms and conditions of this Agreement, shall contain confidentiality provisions no less restrictive than those set forth in Article 10. Additionally, to the extent that such Subcontractor shall be responsible for performance of any Development activities undertaken in accordance with this Agreement, then the applicable Subcontract shall contain a certification that such Subcontractor has not been debarred, and is not subject to debarment, pursuant to Section 306 of the United States Federal Food, Drug and Cosmetics Act (or similar Laws of any other country), and is not the subject of a conviction described in such section. Notwithstanding the foregoing, the subcontracting Party (or Party whose Affiliate enters into a Subcontract) shall remain liable under this Agreement for the performance of all its obligations under this Agreement and shall be responsible for and liable for compliance by its Subcontractors with the applicable provisions of this Agreement.
18.10    Array Change of Control. In the event of the occurrence of a Array Change of Control during the term of this Agreement, the following provisions of this Section 18.10 shall apply:
(a)    Certain Terms Regarding Array Know-How and Array Patents. All Array Know-How and Array Patents Controlled by Array immediately prior to such Array Change of Control shall continue to be Array Know-How and Array Patents for purposes of this Agreement. Patents and Know-How that were owned or controlled by the entity acquiring Array (the “Acquirer”) or a direct or indirect parent holding company of Array or the Acquirer’s Affiliates prior to such Array Change of Control shall not be included within the Array Know-How and Array Patents, unless they are actually used by Array in the Development or Commercialization of a Product, and are needed by or reasonably useful to PFM in order for PFM to exercise its rights or perform its obligations under this Agreement . Similarly, Patents and Know-How that were developed or acquired by the Acquirer or its Affiliates (other than Array) shall not be included within the Array Know-How and Array Patents, unless they are actually used by Array in the Development or Commercialization of a Product, and are needed by or reasonably useful to PFM in order for PFM to exercise its rights or perform its obligations under this Agreement.
(b)    Definitions.
(i)    As used herein, “Array Change of Control” means (a) completion of a merger, reorganization, amalgamation, arrangement, share exchange, consolidation, tender or exchange offer, private purchase, business combination,

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

recapitalization or other transaction involving Array as a result of which either (1) the stockholders of Array immediately preceding such transaction hold less than 50% of the outstanding shares, or less than 50% of the outstanding voting power, respectively, of the ultimate company or entity resulting from such transaction immediately after consummation thereof (including a company or entity which as a result of such transaction owns the then outstanding securities of Array or all or substantially all of Array’s assets, including Array’s assets related to the Binimetinib, Encorafenib and Products, either directly or through one or more subsidiaries), or (2) any single Third Party person or group (within the meaning of the U.S. Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect, referred to as a “Group”) holds 50% or more of the outstanding shares or voting power of the ultimate company or entity resulting from such transaction immediately after the consummation thereof (including a company or entity which as a result of such transaction owns the then outstanding securities of Array or all or substantially all of Array’s assets either directly or through one or more subsidiaries); or (b) the direct or indirect acquisition (including by means of a tender offer or an exchange offer) by any Third Party person or Group of beneficial ownership (within the meaning of the U.S. Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect), or the right to acquire beneficial ownership, or formation of any Third Party Group which beneficially owns or has the right to acquire beneficial ownership, of 50% or more of either the outstanding voting power or the then outstanding shares of Array, in each case on a fully diluted basis.
(ii)    As used herein, “Know-How” means any information and materials, whether proprietary or not and whether patentable or not, including ideas, concepts, formulas, methods, procedures, designs, compositions, plans, documents, data, inventions, discoveries, works of authorship, compounds and biological materials.

18.11    No Partnership or Joint Venture. Nothing in this Agreement is intended, or shall be deemed, to establish a joint venture or partnership between PFM and Array. Neither Party to this Agreement shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party, or to bind the other Party to any contract, agreement or undertaking with any Third Party.
18.12    Interpretation. The captions to the several Articles and Sections of this Agreement are not a part of this Agreement, but are included for convenience of reference and shall not affect its meaning or interpretation. In this Agreement: (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b)

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the singular shall include the plural and vice versa; and (c) masculine, feminine and neuter pronouns and expressions shall be interchangeable. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under generally accepted cost accounting principles, but only to the extent consistent with its usage and the other definitions in this Agreement. This Agreement shall not confer any benefits on any third parties. No third party may enforce any term of this Agreement. The provisions of the Contracts (Rights of Third Parties) Act 1999 are hereby expressly excluded from this Agreement.
18.13    Export Laws; Anticorruption Policy. Notwithstanding anything to the contrary contained herein, all obligations of Array and PFM are subject to prior compliance with export regulations of the European Union, or any other relevant country and such other Laws and regulations in effect in the European Union, or any other relevant country as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the governments of the countries within the European Union, and any other relevant countries. Array and PFM shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any required approvals.
18.14    Counterparts; Other Matters. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures to this Agreement delivered by facsimile or similar electronic transmission will be deemed to be binding as originals. This Agreement is established in the English language. Any translation in another language shall be deemed for convenience only and shall never prevail over the original English version.

[Page Signature Follows]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution version

IN WITNESS WHEREOF, the Parties have executed this Development and Commercialization Agreement as of the date first set forth above.

ARRAY BIOPHARMA INC.
BY: /s/ John Moore
NAME: John MOORE
TITLE: General Counsel & Secretary

PIERRE FABRE MEDICAMENT SAS
BY: /s/ Frédéric Duchesne NAME: Frédéric DUCHESNE
TITLE: President & Chief Executive Officer

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution version

EXHIBIT 1.5
ARRAY PATENTS

[*]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution version

EXHIBIT 1.8
BINIMETINIB

MEK162

6-(4-Bromo-2-fluoro-phenylamino)-7-fluoro-3-methyl-3H-benzoimidazole-5-carboxylic acid (2-hydroxy-ethoxy)-amide

CAS 606143-89-9

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution version

EXHIBIT 1.25
EUROPEAN ECONOMIC AREA

Austria, Belgium, Bulgaria, Croatia, Republic of Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, the UK, Iceland, Liechtenstein and Norway.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution version

EXHIBIT 1.29
ENCORAFENIB

LGX818

Methyl [(2S)-1-{[4-(3-{5-chloro-2-fluoro-3-[(methylsulfonyl)amino]phenyl}-1-isopropyl-1H-pyrazol-4-yl)-2-pyrimidinyl]amino}-2-propanyl]carbamate

CAS 1269440-17-6

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution version

EXHIBIT 1.48
IST GUIDELINES
[*]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution version

EXHIBIT 1.71
PRODUCT TRADEMARKS

[*]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution version

EXHIBIT 1.72
REGIONS

[*]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution version

EXHIBIT 2.2 (a)
PIERRE FABRE CURRENT SALE STRUCTURES FOR ONCOLOGY PRODUCTS

[*]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution version

EXHIBIT 4.1
EXISTING CLINICAL STUDIES

[*]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution version

EXHIBIT 4.2
INITIAL GLOBAL DEVELOPMENT PLAN AND BUDGET
I- Initial Global Development Plan

Study 1:

Title	Phase III Global Registration Study of binimetinib with ribociclib in NRAS melanoma patients
Design
Randomized trial comparing combination of binimetinib + ribociclib vs. binimetinib monotherapy in NRAS-mutant melanoma patients who have received no prior systemic chemotherapy or targeted therapy (prior immunotherapy allowed)

Contingencies	1) NEMO results, 2) Completion of ongoing Phase 1/2 trial of binimetinib + ribociclib to determine appropriate regimen (dose & schedule)
Sponsor	Pierre Fabre
Est. Patients	n = 400
Budget	€ 40 million, allocated 40% Pierre Fabre, 60% Array

Study 2:

Title	Phase Ib/2 study of novel RAF-based triplets in BRAF-mutant colorectal cancer
Design
Multi-arm trial exploring combinations of encorafenib + cetuximab + binimetinib and/or irinotecan in colorectal cancer patients with BRAF mutation who have received limited (1st-line/2nd-line) prior systemic therapy

Contingencies	n/a
Sponsor	Array
Est. Patients	n < 100
Budget	€ 10 million, allocated 40% Pierre Fabre, 60% Array

Study 3:

Title	Phase III Global Registration Study of encorafenib with cetuximab in BRAF colorectal cancer patients
Design
Randomized trial comparing combination of encorafenib + cetuximab vs. irinotecan + cetuximab in BRAF-mutant colorectal cancer patients who have progressed following irinotecan-based therapy (eg. 2nd/3rd-line)

Contingencies	90 day decision period following feedback from FDA and EMA
Sponsor	Array
Est. Patients	n = 500
Budget	€ 50 million, allocated 40% Pierre Fabre, 60% Array. Pierre Fabre is capped at € 15 million total contribution

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution version

EXHIBIT 5.1 – Part A
COMMERCIALIZATION PLAN
[*]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution version

EXHIBIT 5.1 – Part B
COMMITTED RESOURCE LEVEL

[*]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Clients:4837-2166-0461.1

Confidential treatment of certain confidential information contained in this document, marked in bold and brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution version

EXHIBIT 9.2
KEY SUPPLY TERMS

The following terms shall apply to the sourcing or supply of the Drug Product or Finished Product, as applicable by Array to PFM and shall be incorporated in a supply agreement to be entered between the Parties . It is understood and agreed that (a) Array shall not be required under such Supply Agreement to grant to PFM greater rights or to incur additional obligations to PFM than exist under Array’s agreements with its suppliers which are entered into prior to the Effective Date and have been shared with PFM, and (b) Array’s supply obligations with respect to Finished Product shall be limited to the formulations, dosages and dosage forms that are (a) the subject of the Clinical Studies within the GDP, (ii) then being Developed and Commercialized by Array in the U.S., or (c) are otherwise agreed upon in writing by the Parties.
1.    Rolling Forecasts and Orders. Customary terms to be agreed in the Supply Agreement
2.    Delivery. Terms to be agreed in the Supply Agreement3.    Specifications and Manufacturing Standards. Array shall only ship or have shipped Drug Product or Finished Product, as applicable to PFM which complies with: (i) the specifications for the Product (“Specifications”); and (ii) all Manufacturing Standards required by the FDA and EMA. Array also agrees to meet the requirements of any Regulatory Authority in the PFM Territory, other than the EMA, as soon as reasonably practicable on the condition that: (A) PFM shall notify Array of such requirements with sufficient notice to allow Array to meet such requirements; and (B) any increased cost to Array associated with preparing for, coming into compliance with, and meeting such requirements shall be borne by PFM. The Parties as well as any relevant suppliers or Subcontractors of Array shall, at an appropriate time before commencement of deliveries of the Product to PFM, conclude a separate quality agreement in a format suitable for submission to the Regulatory Authorities in all relevant countries of the PFM Territory, recording the agreed-upon Specifications and Manufacturing Standards and measures to assure compliance with Current Good Manufacturing Practices regarding manufacturing, storage, transportation and release of Product, including handling of deviations, complaints, product incidents, management of change control, and the related responsibilities of each Party thereto (“Quality Agreement”).
The responsibility for Product Release and Qualified Person will be agreed in the Supply Agreement and in the Quality Agreement provided that unless otherwise agreed by the Parties, Product containing Binimetinib will be supplied as Finished Product and will be released by Array’s manufacturer Almac for EU.
4.    Inspection; Product Rejection. PFM shall, promptly upon receipt of each shipment of the Product, perform a customary inspection.
(a)Each shipment of the Product to PFM shall be accompanied by the following written documentation: (i) the date of manufacture; (ii) delivered amount of Product or Product units; (iii) a certificate of conformance issued by Array Quality Responsible Person, (iv) a certificate of analysis setting forth the results of tests performed by or on behalf of Array as

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Clients:4837-2166-0461.1

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required by the Specifications and Manufacturing Standards and (v) any other documentation set forth in the Quality Agreement.
(b)If the Product supplied under the Supply Agreement fails to conform to the applicable Specifications and Manufacturing Standards, PFM shall notify Array in writing no later than thirty (30) days (or such shorter time as may be required under Array’s agreement with its supplier(s)) after its receipt of the Product of such non-conformity and PFM shall immediately present reasonable evidence to Array of such non-conformity. Except as provided in subclause (c) below, if PFM fails to notify Array in writing within such thirty (30) day period of any non-conformity, the Product shall be deemed to conform to the applicable Specifications and Manufacturing Standards.
(c) Notwithstanding the last sentence of subclause (b) above, if PFM discovers any Latent Defects in such Product within the period prescribed in Array’s agreement with its suppliers(s), if any, PFM shall immediately notify Array in writing and shall present reasonable evidence to Array of such Latent Defects together with such notice. In such case, PFM may request that Array replace Product in which such Latent Defects have been discovered in accordance subclause (d) below, it being understood that the foregoing shall not serve to limit Array’s obligations to indemnify PFM for a breach by Array of its Product warranties under the Supply Agreement. “Latent Defect(s)” shall mean any non-conformity of Product to the applicable Specifications and/or Manufacturing Standards that PFM cannot reasonably be expected to have identified on its initial inspection of such Product.
(d) Array shall replace, or cause to be replaced, at no additional expense to PFM, any Product rejected by PFM pursuant to subclause (b), or any Product in respect of which PFM notifies Array a Latent Defect has been discovered pursuant to subclause (c), as applicable, with new Product which does conform with the Specifications and Manufacturing Standards as promptly as possible after receipt of PFM’s notification, provided that in the case of a rejection under subclause (c) that such Latent Defect is reported by PFM in compliance with the requirements (including applicable time limits, if any) of the latent defects provision of Array’s agreement with its supplier(s). The Parties may appoint a Third Party to analyze any unit of the Product rejected by PFM under subclause (b), or in respect of which PFM notifies Array a Latent Defect has been discovered pursuant to subclause (c), and, if it is objectively established that the Product was conforming, then PFM shall be responsible for payment for any such units of Product and any replacement Product shipped by Array. Array shall give PFM written instructions as to how PFM should, at Array’s expense, dispose of any non-conforming Product, and such instructions shall comply with all appropriate governmental requirements.
5.    Shelf Life. Minimum shelf life of the Product supplied to PFM will be agreed in the Supply Agreement based on the total shelf life approved for each Product.
6.    Documentation. Array or its CMO shall keep and maintain for a duration in accordance with applicable Laws: (i) reference samples and quality control records for each batch of raw material and packaging material used in the manufacture of the Product; and (ii) manufacturing and quality control records for each batch of the Product.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

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7.    PFM Right of Inspection. Array shall, upon written request of PFM, permit PFM’s authorized representative to inspect (and if reasonably necessary, to copy) , during normal working hours and upon reasonable prior notice, the following: (i) all manufacturing and quality control records for all manufacture of the Product; and (ii) quality control records of all API used in the manufacture of the Product.
8.    Quality Audit. PFM shall be entitled, during normal working hours and upon reasonable prior notice to Array, to inspect Array’s facilities utilized for the manufacture of the Product (including any active ingredients therein), or such facilities of any Third Party manufacturer engaged by Array (or Novartis as applicable) in connection with the manufacture of the Product (including the supply of any active ingredients therein) (the “CMO”), not more than once every two years, provided that at any time PFM shall have the right to inspect Array or Array CMO facilities for cause. Array shall, to the extent practicable and legally permissible, give PFM prior notice of any inspections by the EMA or other Regulatory Authority in the PFM Territory of Array’s manufacturing facilities for the Product or any inspections of the facilities of any CMO engaged by Array. PFM being the MA holder, Array shall, to the extent legally permissible: (a) permit a representative of PFM to be present at such inspections; (b) disclose to PFM the results of any such inspection by the EMA or any other Regulatory Authority in the PFM Territory to the extent related to the Product and/or (c) implement any measures necessary to respond to the Regulatory Authorities in a satisfactory manner.
9.    Suppliers. It is understood that Array will satisfy its supply obligations to PFM hereunder either in whole or in part through arrangements with Third Parties engaged to perform services or supply facilities or goods in connection with the manufacture, testing, and/or packaging of Product. Array may place orders for Product with such suppliers on PFM's behalf, or arrange with such supplier(s) for PFM to place such orders, for shipment to PFM; in such event PFM shall pay for such Product directly to the particular supplier.
10.    Shortage of Supply.
(b)    Procedures. Parties will agree in the Supply Agreement on measures to put in place in a reasonable period of time in order to avoid shortage of supply (including PFM maintaining at PFM’s expense a buffer stock or alternative sources of supply of Material for use in the PFM Territory). In addition, if at any time Array becomes unable, or concludes that it will be unable, to supply PFM’s requirements for the Product, Array shall immediately notify PFM in writing. In such event, the Parties shall immediately convene to address the problem, including locating alternative suppliers and facilities to increase production and identifying other actions necessary to resolve the problem. Based on such interactions, the Parties shall reasonably agree on appropriate measures to remedy the shortage and shall promptly implement such measures. In any event, both Parties agree to respond with the level of speed and diligence commensurate with the severity of the problem.
Allocation. If despite the measures taken Array is unable to supply PFM’s requirements of Product, Array shall allocate the quantities of the Product that (i) Array has in inventory prorata based upon sales history and realistic forecasted demand (on a worldwide basis), and (ii) Array is able to produce prorata based upon sales history and realistic forecasted demand (on a worldwide basis).

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

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11.	Representations and Warranties of Array as to Manufacture and Supply of Product. Array covenants, represents and warrants to PFM that:
(a)    All Product manufactured and delivered by or under the authority of Array to PFM under the Supply Agreement shall be manufactured in accordance with: (i) the Specifications as will be set forth in the Quality Agreement; (ii) the Manufacturing Standards required by the EMA and FDA (iii) any further manufacturing, packaging or other standards agreed in writing by the Parties and (v) applicable Laws.
(b)    All active ingredients used by Array or its designees in the manufacture of Product delivered to PFM under the Supply Agreement shall be manufactured in accordance with the manufacturing processes set forth in the relevant DMF referenced in the Product MA/MAA.
(c)    The ownership and operation of the manufacturing facilities for the Product supplied to PFM under the Supply Agreement shall be in compliance with: (i) the Manufacturing Standards required by the EMA and FDA; (ii) any further manufacturing, packaging or other standards agreed in writing by the Parties and (iii) applicable Laws.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

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EXHIBIT 10.2 –
INITIAL PRESS RELEASE
Array BioPharma and Pierre Fabre Announce Strategic Collaboration for Development and Commercialization of Two Novel Oncology Products, Binimetinib and Encorafenib
- Array BioPharma to receive $30 million in up-front payment and up to $425 million in additional development and commercialization milestones, including tiered double-digit royalties on future sales -
- Array BioPharma retains full commercialization rights to binimetinib and encorafenib in
United States, Canada, Japan, Korea and Israel
- Array BioPharma to host conference call November X, 2015 at X:XX am Eastern Time -
Boulder, Colo. and Castres, France, (November X, 2015) – Array BioPharma Inc. (Nasdaq: ARRY) and Pierre Fabre today announced a strategic collaboration to globally develop and commercialize Array’s late-stage novel oncology products, binimetinib and encorafenib. Binimetinib, a MEK inhibitor, and encorafenib, a BRAF inhibitor, are currently advancing in three, global Phase 3 trials for melanoma and ovarian cancer. Top-line results from NEMO, a Phase 3 study of binimetinib in patients with NRAS-mutant melanoma, are anticipated before the end of 2015. Array plans to host a conference call on November X, 2015 at X:XX am ET to further discuss the collaboration.

Under the terms of the agreement, Array will receive an upfront payment of $30 million and retains full commercialization rights for binimetinib and encorafenib in the United States, Canada, Japan, Korea and Israel. Pierre Fabre will have exclusive rights to commercialize both products in all other countries, including Europe, Asia and Latin America. Array is entitled to receive up to $425 million if certain development and commercialization milestones are achieved, and is eligible for tiered double-digit royalties. Array and Pierre Fabre will also jointly invest in worldwide development of the products on a 60:40 basis (Array:Pierre Fabre) to fund new clinical trials in colorectal cancer and melanoma.

Pierre Fabre Oncology, a franchise of the global 10 000-employee Pierre Fabre company includes over 500 employees dedicated to commercialization of oncology proprietary drugs.
In 2014, worldwide annual sales of Pierre Fabre Oncology products surpassed $200 million on the strength of the Oral Navelbine, Javlor and Busilvex brands. In addition, Pierre Fabre has a

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

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significant commitment in pharmaceutical R&D with 650 dedicated employees and a strong focus on advancing products for patients afflicted with lung, breast, colorectal, skin and hematologic cancers.

“In Pierre Fabre we have a uniquely positioned strategic partner with a focus on oncology to develop and commercialize binimetinib and encorafenib in Europe and key emerging markets around the world,” said Ron Squarer, CEO Array BioPharma. “With Phase 3 trials approaching data readouts, and over 30 additional Phase 1/2 trials underway, we are confident that binimetinib and encorafenib are well positioned for near-term regulatory submissions and significant future growth.”

“Pierre Fabre is strongly committed in developing and commercializing oncology products.” said Frederic Duchesne, CEO Pierre Fabre Pharmaceuticals. “This partnership with Array is fully aligned with our growth strategy in Pharmaceuticals, our geographic footprint, and our corporate mission to bring to the market novel oncology products which address unmet patient needs. These two targeted small molecules will fit perfectly with our broad expertise in oncology and dermatology, and will strengthen our current portfolio and international presence”.

The effectiveness of the agreement remains subject to European Commission on Competition review and approval.

CONFERENCE CALL INFORMATION
Array will hold a conference call on Wednesday, November XX, 2015 at XX a.m. Eastern Time to discuss these results. Ron Squarer, Chief Executive Officer, and Patricia Henahan, Chief Financial Officer, will lead the call.

Date:        DAY, November X, 2015
Time:        X:00 a.m. Eastern Time
Toll-Free:    (844) 464-3927
Toll:        (765) 507-2598
Pass Code:    ###
Webcast, including Replay and Conference Call Slides: ADD LINK
About Binimetinib and Encorafenib
RAF and MEK are key protein kinases in the RAS/RAF/MEK/ERK pathway. Research has shown this pathway regulates several key cellular activities including proliferation, differentiation, migration,

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

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survival and angiogenesis. Inappropriate activation of proteins in this pathway has been shown to occur in many cancers, such as non-small cell lung cancer, melanoma, colorectal, ovarian and thyroid cancers. Binimetinib is a small molecule MEK inhibitor and encorafenib is a small molecule BRAF inhibitor, both of which target key enzymes in this pathway. Three Phase 3 trials in advanced cancer patients continue to advance: NRAS-mutant melanoma (NEMO, with binimetinib), low-grade serous ovarian cancer (MILO, with binimetinib) and BRAF-mutant melanoma (COLUMBUS, with binimetinib and encorafenib). NRAS-mutant melanoma represents the first potential indication for binimetinib, with a projected regulatory filing estimated in the first half of 2016. Array also projects a regulatory filing of binimetinib in combination with encorafenib in BRAF melanoma in 2016.
About Pierre Fabre

Pierre Fabre is a French privately-owned health and beauty care company created in 1961 by Mr. Pierre Fabre. In 2014, global sales reached €2.1 billion across 130 countries. The company is structured around two divisions: Pharmaceuticals (Prescription drugs, Consumer Health Care) and Dermo-cosmetics (including the European and Asian market-leader Eau Thermale Avène brand). Pierre Fabre employs some 10,000 people worldwide and owns subsidiary in 43 countries. In 2014, the company allocated 17 percent of its pharmaceuticals sales to R&D with a focus on 4 therapeutic areas: oncology, dermatology, CNS and consumer health care.

Pierre Fabre’s oncology know-how is based on 3 decades of experience in the discovery, development and global commercialization of innovative cancer drugs including monoclonal antibodies and natural cytotoxic agents. The company performs its oncology R&D in two major research centres: the Pierre Fabre Immunology Centre (CIPF) based in Saint-Julien-en-Genevois (France) and the Pierre Fabre Research Institute (IRPF) located on the Toulouse-Oncopole campus. The latter is officially recognized by the French government as a National Center of Excellence for cancer research.

For more information on Pierre Fabre, please go to www.pierre-fabre.com.

About Array BioPharma

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

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commercialization of targeted small molecule drugs to treat patients afflicted with cancer. Six registration studies are currently advancing related to three cancer drugs. These programs include binimetinib (MEK162 / wholly-owned), encorafenib (LGX818 / wholly-owned) and selumetinib (AstraZeneca). For more information on Array, please go to www.arraybiopharma.com.
Array BioPharma Forward-Looking Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the timing of the announcement of the results of clinical trials for our proprietary and our partnered programs, the timing of the completion or initiation of further development of our wholly-owned and our partnered programs, including the timing of regulatory filings, expectations that events will occur that will result in greater value for Array, the potential for the results of ongoing preclinical and clinical trials to support regulatory approval or the marketing success of a drug candidate, our ability to partner our proprietary drug candidates for up-front fees, milestone and/or royalty payments, our future plans to progress and develop our proprietary programs and the plans of our collaborators to progress and develop programs we have licensed to them, and our plans to build a late-stage development company. These statements involve significant risks and uncertainties, including those discussed in our most recent annual report filed on Form 10-K, in our quarterly reports filed on Form 10-Q, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to continue to fund and successfully progress internal research and development efforts and to create effective, commercially-viable drugs; risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates; the ability of our collaborators and of Array to meet objectives tied to milestones and royalties; our ability to effectively and timely conduct clinical trials in light of increasing costs and difficulties in locating appropriate trial sites and in enrolling patients who meet the criteria for certain clinical trials; risks associated with our dependence on third-party service providers to successfully conduct clinical trials within and outside the United States; our ability to achieve and maintain profitability and maintain sufficient cash resources; the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties on their drug discovery activities; our ability to out-license our proprietary candidates on favorable terms; and our ability to attract and retain experienced scientists and management. We are providing this information as of

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November X, 2015. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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EXHIBIT 12.8
DOMAIN NAMES
[*]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

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